                                             Filed Pursuant to Rule: 424(b)(1)
                                                   Registration No.: 333-66638

                                  PROSPECTUS
                         HOUSTON AMERICAN ENERGY CORP.
     Resale of 596,469 Shares of Common Stock, par value $0.001 Per Share Resale of 4,007,719 Shares of Common Stock, par value $0.001 Per Share


                             INFORMATION STATEMENT
                           TEXAS NEVADA OIL & GAS CO.

     This prospectus/information statement is being furnished to the shareholders of Texas Nevada Oil & Gas Co., a Texas corporation, and the stockholders of Houston American Energy Corp., a Delaware corporation, in connection with the merger of TNOG with and into Houston American.

     On July 31, 2001, Houston American and TNOG entered into a Plan and Agreement of Merger relating to the merger, which was amended and restated as of September 26, 2001. The completion of the merger was previously approved by a number of TNOG's shareholders holding in excess of two-thirds of the outstanding shares of TNOG common stock and by all of our current stockholders, subject to completion, filing and effectiveness of the registration statement of which this prospectus/information statement is a part.

     TNOG is a wholly-owned subsidiary of Unicorp, Inc., a Nevada corporation. Unicorp will spin-off shares of TNOG's common stock to Unicorp's shareholders prior to the merger of TNOG with and into Houston American. Since 1992, TNOG has not undertaken any business operations.

     The merger of TNOG with and into Houston American will be completed 20 days after the effectiveness of this registration statement and delivery of this prospectus/information statement to TNOG's shareholders and our stockholders. Immediately upon filing the required certificates related to the merger with the Secretary of State of Texas and the Secretary of State of Delaware, we will issue an aggregate of 596,469 shares of our common stock to TNOG's shareholders, in exchange for their shares of TNOG common stock. Our current stockholders will retain their current shares of our common stock, an aggregate of 11,403,414 shares, and they will not be required to take any further action with respect to the merger.

     This prospectus/information statement provides TNOG's shareholders with detailed information about the merger, a description of which begins on page 18. Each TNOG shareholder should give all of this information his careful attention, as it describes his rights to either accept the consideration he is to receive in the merger or to exercise his appraisal rights. Each of TNOG's shareholders should also carefully read the section entitled "Risk Factors" beginning on page 5 for a discussion of specific risks that he should consider in connection with the merger.

     In addition to registering the resale of the 596,469 shares of our common stock to be issued to TNOG's shareholders as a result of the merger, this prospectus/information statement also relates to the aggregate resale of 4,007,719 shares of our common stock held by certain of our current stockholders, all of which may be sold from time to time by the selling stockholders.

     Neither the SEC nor any state securities regulator has approved the securities to be issued under this prospectus/information statement or determined if this prospectus/information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

       This prospectus/information statement is dated December 17, 2001.


The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                        ------
Questions and Answers About the Merger..................................................     i
Prospectus/Information Statement Summary................................................     1
Houston American Energy Corp. Selected Historical and Unaudited Pro Forma
   Combined Financial Information.......................................................     3
Texas Nevada Oil & Gas Co. Selected Historical Financial Information....................     4
Comparative Per Share Information.......................................................     4
Market Value of Securities and Future Dividends Policy..................................     5
Risk Factors............................................................................     5
Houston American Energy Corp Management's Discussion and Analysis of
   Financial Condition and Results of Operations........................................     9
Business of Houston American Energy Corp................................................     10
Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of
   Financial Condition and Results of Operations........................................     17
Management Of Houston American Energy Corp..............................................     17
Management Of Texas Nevada Oil & Gas Co.................................................     18
The Merger..............................................................................     18
Dissenters' Rights......................................................................     21
Principal Stockholders of Houston American Energy Corp..................................     22
Principal Shareholders of Texas Nevada Oil & Gas Co.....................................     23
Certain Relationships and Related Transactions..........................................     23
Description Of Houston American Energy Corp Securities..................................     24
Comparative Rights Of Houston American Energy Corp Stockholders and
   Texas Nevada Oil & Gas Co. Shareholders..............................................     24
Indemnification and Limitation of Liability.............................................     30
Interested Director Transactions........................................................     30
Selling Stockholders....................................................................     32
Plan Of Distribution....................................................................     56
Legal Matters...........................................................................     56
Experts.................................................................................     56
Where You Can Find More Information.....................................................     57
Financial Statements....................................................................    F-1
Amended and Restated Plan and Agreement of Merger........................................   Appendix A
Texas Business Corporation Act, Sections 5.11-5.13.......................................   Appendix B

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  What transaction is being proposed?

A. We are proposing to acquire all of the outstanding shares of TNOG common stock. The acquisition will be effected by the merger of TNOG with and into Houston American.

Q.  Why are the two companies proposing to merge?

A. The merger provides TNOG's shareholders the opportunity to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and development activities. Our stockholders will benefit from the merger because we will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary for us to raise additional outside capital in the future.

Q.  What will I receive in the merger?

A. TNOG's shareholders will be entitled to receive one share of Houston American common stock in exchange for each share of TNOG common stock they own at the time of the merger. Our current stockholders will retain their current shares of Houston American common stock and will not receive any additional consideration as a result of the merger. As of the date of this prospectus/information statement, neither the TNOG common stock nor our common stock is publicly traded.

Q.  As a TNOG shareholder, how will the merger affect me?

A. After the merger, you will own shares of Houston American common stock and you will have the same voting rights as our currently outstanding common stock. We explained the merger's effect on the rights of our current stockholders to each of them at the time they consented to the merger.

Q.  Why is there no TNOG shareholder meeting about this transaction?

A. A TNOG shareholder meeting is not necessary because a number of TNOG shareholders owning a sufficient number of shares of TNOG common stock to approve the merger have already executed a written consent in favor of the merger.

Q.  Why is there no meeting of our stockholders about this transaction?

A. A meeting of our stockholders is not necessary because all of our current stockholders have previously executed a written consent in favor of the merger.

Q.  Do TNOG's shareholders have dissenters' rights?

A. Yes. Under Texas law, TNOG's shareholders are entitled to dissenters' rights.

Q.  When do you expect the merger to be completed?

A. The merger will be completed 20 days after the date this prospectus/information statement is first mailed to TNOG's shareholders and our stockholders. TNOG set July 1, 2001 and we set September 26, 2001 as the record dates to determine TNOG's shareholders and our stockholders who are entitled to be sent a copy of this prospectus/information statement.

Q. Will the shares of Houston American common stock be listed on any stock exchange?

A. Following the merger, we will apply to list the shares of Houston American common stock on the OTC Bulletin Board.

Q.  Will I be able to sell the shares that I receive in the merger?

A. Only TNOG's shareholders and our stockholders whose shares of Houston American common stock are being registered for resale pursuant to the registration statement of which this prospectus/information statement is a part will be able to resale their shares of Houston American common stock. However, if you are an affiliate of TNOG or Houston American, you will be subject to the securities laws restrictions placed on the selling of shares by affiliates.

Q.  What are the tax consequences of the merger to me?

A. The merger will be a taxable event to the TNOG shareholders. The TNOG shareholders will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the shares of our common stock they receive in the merger and any cash they may have received in connection with the merger, and (ii) their tax basis in their shares of TNOG common stock. The merger will not be a taxable event to the Houston American shareholders. We urge you to carefully read the complete explanation of the tax consequences of the merger on pages 18 through 20.

Q.  What will my tax basis be in the shares I receive in the merger?

A. The tax basis in shares of our common stock TNOG shareholders receive in the merger will equal the fair market value of Houston American shares at the date you own the shares.

Q.  Should TNOG's shareholders send in their stock certificates now?

A. No. After the merger is completed, we will appoint a transfer agent to coordinate the exchange of TNOG's shareholders' current stock certificates representing their shares of TNOG common stock. The transfer agent will send each TNOG shareholder a letter of transmittal and written instructions on how to exchange their stock certificates.

Q.  Who can help answer my questions?

A. If you would like additional copies of this prospectus/information statement, or if you have questions about the merger, you should contact:

      Mr. Louis Mehr                       Mr. John F. Terwilliger
      Texas Nevada Oil & Gas Co.           Houston American Energy Corp.
      One Riverway, Suite 1700      or     801 Travis Street, Suite 1425
      Houston, Texas 77056                 Houston, Texas 77002

                    PROSPECTUS/INFORMATION STATEMENT SUMMARY

     This brief summary highlights selected information from this
prospectus/information statement.   It does not contain all of the information
that is important. Please carefully read the entire prospectus/information statement and the other documents to which this prospectus/information statement refers for a complete understanding of the proposed merger.

                                 THE COMPANIES

Houston American Energy Corp.

     Houston American Energy Corp. is an oil and gas exploration and production company. Currently, Houston American's business activities are primarily conducted in the Sate of Texas.

Principal Executive Offices of Houston American Energy Corp.

     Our principal executive offices are located at 801 Travis Street, Suite 1425, Houston, Texas 77002. Our telephone number is (713) 221-8838.

Texas Nevada Oil & Gas Co.

     Since 1992, TNOG has not conducted any material business activities. From 1981 to 1991, TNOG held and operated all of the mineral interests of its parent, Unicorp, Inc., in the State of Texas. TNOG has not had any revenues after 1991, when it ceased operations and began liquidating its operating assets. Beginning in 1992, TNOG's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes in the State of Texas.

Principal Executive Offices of Texas Nevada Oil & Gas Co.

     The principal executive offices of TNOG are located at One Riverway, Suite 1700, Houston, Texas 77056. The telephone number for TNOG is (713) 961-2696.

                                   THE MERGER

     TNOG will be merged with and into Houston American no sooner than 20 days after the registration statement of which this prospectus/information statement is a part has been declared effective and this prospectus/information statement has been mailed to TNOG's shareholders and our stockholders. The merger has previously been approved by a number of TNOG's shareholders holding in excess of two-thirds of the outstanding shares of TNOG common stock and by all of our current stockholders. Upon the effectiveness of the merger, TNOG's shareholders will receive an aggregate of 596,469 shares of our common stock, or one share for each share of TNOG common stock surrendered. Our current stockholders will retain their current shares of our common stock, an aggregate of 11,403,414 shares, and they will not be required to take any further action with respect to the merger. The terms and provisions of the agreement relating to the merger, which is attached to this prospectus/information statement as Appendix A, are
                                                              ----------
incorporated herein by reference.

Dissenters' Rights (See page 21)

     Under Texas law, TNOG's shareholders have the right to dissent from the merger and obtain an amount in cash equivalent to the appraised value of their current shares when the merger is completed. However, TNOG's shareholders may only receive the cash payment if they correctly dissent from the merger by following specified procedures. The relevant sections of the Texas Business Corporation Act are attached to this prospectus/information statement as Appendix B.
----------

Reasons for the Merger

     TNOG's management believes that the merger will enable TNOG's shareholders to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and production activities. Over the last several years, there has been very little business activity in Unicorp, Inc. and no business activity with respect to TNOG, despite attempts to generate significant opportunities for both companies. The management of both Unicorp and TNOG concluded that the proposed merger with Houston American provided the best prospect to establish value for their shareholders.

     Our management believes that our stockholders will benefit from the merger because Houston American will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary to obtain additional outside capital in the future. The registration of shares for resale of certain of our existing stockholders will also provide an exit strategy for them. Without the merger with TNOG and the acquisition of its shareholder base, there would be no meaningful market for the resale of our stock.

Governmental Approvals

     We are not aware of any governmental approvals required to complete the merger other than compliance with the applicable corporate and securities laws of the States of Texas and Delaware.

Certain Tax Consequences (See page 20)

     It is expected that, for United States federal income tax purposes, the merger will not qualify as a tax-free reorganization. Accordingly, the merger will be a taxable transaction for the TNOG shareholders. Our current stockholders will not recognize gain or loss as a result of the merger.

     The actual tax consequences of the merger to you will depend on your specific situation. We strongly urge you to consult your own tax adviser for a full understanding of the merger's tax consequences.

Risk Factors (See page 5)

     An investment in our common stock involves significant risks and should not be made without reference to the risk factors incorporated into this prospectus/information statement.

Registration of Shares

     This prospectus/information statement relates to the aggregate resale of 596,469 shares of our common stock which are to be issued to TNOG's shareholders as a result of the merger, as well as the aggregate resale of 4,007,719 shares of our common stock held by certain of our current shareholders, all of which may be sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of any of the common stock by the selling stockholders.

Forward-Looking Statements

     There are forward-looking statements in this prospectus/information statement and in other documents to which you are referred that are subject to risks and uncertainties. These forward-looking statements include information about our possible or assumed future results of operations or our performance after the merger is completed. When any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions are used, forward-looking statements are being made. Many possible events or factors could affect the actual financial results and performance of each of the companies before the merger and of the combined company after the merger, and these events or factors could cause those results or performance to differ significantly from those expressed in these forward-looking statements. Many of these risks and uncertainties are not within our control or TNOG's control and are set forth under "Risk Factors" beginning on page 5 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 9.

                         HOUSTON AMERICAN ENERGY CORP.
   SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of April 15, 2001 and for the period from April 2, 2001 (date of inception) to April 15, 2001 are derived from our audited financial statements. The selected unaudited pro forma combined financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of September 30, 2001 have been derived from our unaudited pro forma financial statements.

     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of September 30, 2001 and for the period from April 2, 2001(date of inception) to September 30, 2001 are derived from our unaudited financial statements. Our unaudited financial statements include all adjustments, consisting only of normal accruals, that our management considers necessary for the fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the period from April 2, 2001 (dated of inception) to September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

     The selected unaudited pro forma combined financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of September 30, 2001 and for the nine-month period September 30, 2001 are derived from the unaudited pro forma combined financial statements of Houston American and TNOG. It is important that you also read "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements for the period from April 2, 2001 (date of inception) to September 30, 2001 and for the period April 2, 2001 (date of inception) to April 15, 2001 and the related notes. You should also read the unaudited pro forma combined financial statements for the nine-month period ended September 30, 2001.


                                                   Historical From April 2, 2001                     Unaudited Pro
                                                      (Date of Inception) to                         Forma For The
                                                ------------------------------------               Nine Month Period
                                                April 15,           September 30,                    September 30,
                                                  2001                  2001                             2001
                                                ----------          -------------                    -------------
SELECTED OPERATING DATA:

Revenue                                          $      -              $   7,567                      $   7,567
                                                 --------              ---------                      ---------
Total expenses                                     12,555                477,280                        477,280
                                                 --------              ---------                      ---------
Net loss                                         $ 12,555              $ 469,713                      $ 469,713
                                                 --------              ---------                      ---------


                                                         Historical as of                               Unaudited
                                                 ----------------------------------                  Pro Forma as of
                                                 April 15,           September 30,                    September, 30
                                                   2001                  2001                             2001
                                                 ----------          -------------                    -------------
SELECTED BALANCE SHEET DATA:

Cash                                             $  1,000              $     928                      $     928
Accounts receivable                                     -                  6,998                          6,998
Oil and gas properties, net                       171,147                168,570                        168,570
Deferred assets                                    63,871                196,262                              -
                                                 --------              ---------                      ---------
Total assets                                     $236,018              $ 372,758                      $ 176,496
                                                 ========              =========                      =========

Accrued liabilities                                30,592                 14,659                         14,659
Payable to affiliated company                           -                151,812                        151,812
Notes payable                                     216,981                664,597                        664,597
                                                 --------              ---------                      ---------
Total liabilities                                 247,573                831,068                        831,068
Shareholders' equity                              (11,555)              (458,310)                      (654,572)
                                                 --------              ---------                      ---------
Total liabilities and shareholders' equity       $263,018              $ 372,758                      $ 176,496
                                                 ========              =========                      =========

                           TEXAS NEVADA OIL & GAS CO.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of December 31, 2000, and 1999 and for each of the years ended December 31, 2000 and 1999 have been derived from TNOG's audited financial statements.

     The selected historical financial data presented under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of September 30, 2000 and for the nine months ended September 30, 2001 and 2000 are derived from TNOG's unaudited financial statements. TNOG's unaudited financial statements include all adjustments that TNOG's management considers necessary for a fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

     It is important that you also read "Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements for the nine-month period ended September 30, 2001 and September 30, 2000, and for the periods ended December 31, 2000 and 1999 and the related notes.

                                                                                        Historical From
                                                                ----------------------------------------------------------------
                                                                         December 31,                       September 30,
                                                                -----------------------------        ---------------------------
                                                                  1999                2000             2000               2001
          SELECTED OPERATING DATA:                              ---------           ---------        ---------          --------

          Revenue                                               $         -         $       -        $       -           $      -
                                                                -----------         ---------        ---------           --------
          Total expenses                                              1,000                 -                -                  -
                                                                -----------         ---------        ---------           --------
          Net loss                                              $     1,000         $       -        $       -           $      -
                                                                ===========         =========        =========           ========

                                                                                          Historical as of
                                                                             ------------------------------------------
                                                                             December 31,                 September 30,
                                                                                 2000                          2001
                                                                             ------------                 -------------
          SELECTED BALANCE SHEET DATA:

          Total assets                                                       $          -                 $           -
                                                                             ============                 =============

          Total liabilities                                                  $          -                 $           -
          Shareholders' equity                                               $          -                 $           -
                                                                             ------------                 -------------
          Total liabilities and shareholders' equity                         $          -                 $           -
                                                                             ============                 =============

                       COMPARATIVE PER SHARE INFORMATION

     The table below contains historical and pro forma per share information about the net loss and book value of Houston American. and TNOG. The per share information has been derived from the audited, unaudited and unaudited pro forma financial statements referred to above in "Selected Historical and Unaudited Pro Forma Financial Information" for Houston American and in "Selection Historical Financial Information" for TNOG. You should read the information below together with "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The unaudited pro forma combined per share information does not necessarily indicate the operating results that would have been achieved had the merger of Houston American and TNOG actually occurred at the beginning of the periods presented nor does it indicate future results of operations of financial condition.

                                                                 Historical From April 2, 2001
                                                                    (Date of Inception) to
                                                         --------------------------------------------
                                                            April 15, 2001       September 30, 2001
                                                         -------------------    ---------------------
Historical
   Houston American Energy Corp.
      Basic loss per share                                   $          -               $   0.04
      Negative book balance per share                                   -                      -

                                                                          Historical
                                                         --------------------------------------------
                                                              December 31,          September 30,
                                                         --------------------   ---------------------
                                                            1999         2000     2000          2001
                                                           -----        -----     -----        ------
Historical
   Texas Nevada Oil & Gas Co.
      Basic loss per share                                 $1.00          $   -    $   -    $    -
      Book value per share                                     -              -        -         -

                                                           Unaudited
                                                         Pro Forma For
                                                         The Nine Month
                                                             Period
                                                       September 30, 2001
                                                       ------------------
Unaudited Pro Forma Combined
   Basic loss per share                                    $      0.04
   Negative Book value per share                           $      0.05


             MARKET VALUE OF SECURITIES AND FUTURE DIVIDENDS POLICY

     As of the date of this prospectus/information statement, neither the TNOG common stock nor our common stock is publicly traded, although the TNOG common stock has been registered under the Securities Exchange Act of 1934. We anticipate applying to list our common stock on the OTC Bulletin Board prior to the effectiveness of the merger. Following Unicorp's spin-off of the TNOG shares to Unicorp's shareholders, there will be approximately 992 shareholders of record of TNOG common stock. As of September 30, 2001, there were 30 stockholders of record of our common stock.

     We presently anticipate that all of our future earnings will be retained for the development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our board of directors and will be based on our future earnings, financial condition, capital requirements and other relevant factors.

                                  RISK FACTORS

     An investment in our common stock involves certain risks. Prospective investors should carefully review the following factors, together with the other information contained in this prospectus/information statement, prior to making a decision to invest in our common stock. The future trading price of shares of our common stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions.

RISKS RELATING TO AN INVESTMENT IN HOUSTON AMERICAN

Revenue from our oil and gas properties often depends on factors beyond our control

     The profitability of our oil and gas operations depends upon factors which are beyond our control, including:

     . Natural gas and crude oil prices, which are subject to substantial fluctuations as a result of variations in supply and demand and seasonality;

     . Future market, economic and regulatory factors which may materially affect our sales of gas production; and

     . Business practices of our competitors in the oil and gas operating sector.

We may be unable to meet our capital requirements which may slow down or curtail our business plans

     Since our inception on April 2, 2001 to September 30, 2001, we have suffered operational losses totaling $469,713 and we expect to continue to have substantial capital expenditure and working capital needs. If low natural gas and oil prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to obtain the capital necessary to complete our development, exploitation and exploration programs. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable, on acceptable terms, to raise the required capital, our business may be seriously harmed or even terminated.

The estimates of any proved reserves on our leaseholds are currently unknown

     As of the date of this prospectus/information statement, we have not obtained an engineering study of the estimates of the proved natural gas and oil reserves on our leaseholds, if any. Determining the estimates of proved reserves is a complex process that requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. We anticipate obtaining an engineering study to determine the estimates of our proved reserves, if any, prior to the end of the first quarter of 2002. The actual survey of our leaseholds may determine that our properties do not have proved natural gas and oil reserves, which could have a material adverse effect on our business, financial condition, results of operations and ability to continue our operations.

Impairment of our oil and gas properties

     Although we have not obtained an engineering study to determine the estimates of the proved oil and gas reserves on our properties, if any, in September 2001, we conducted an internal study of the results of our producing wells, which indicated that there was an impairment to our oil and gas properties. As a result, we wrote down the value of our oil and gas properties to the estimated recoverable amount of oil and gas, which increased our losses through September 30, 2001 by $428,887. Should it be necessary to further write down the value of our oil and gas properties as a result of the engineering study of our proved reserves, if any, when it is completed, such additional write down could have a material adverse effect on our business, financial condition, results of operations and ability to continue our operations.

We are not the operator of our oil and gas properties

     Under the terms of the Operating Agreements related to our oil and gas properties, Moose Operating Co., Inc., a Texas corporation affiliated with John
F. Terwilliger, our sole director and executive officer, is the operator of our oil and gas wells and controls the drilling activities to be conducted on our properties. Therefore, we have limited control over certain decisions related to activities on our properties, which could effect our results of operations. Decisions over which we have limited control include:

     .  the timing and amount of capital expenditures;

     .  the timing of initiating the drilling and recompleting of wells;

     .  the extent of operating costs; and

     .  the level of ongoing production.

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders

     Upon the effectiveness of the merger, John F. Terwilliger, our sole director and executive officer, will beneficially own approximately 61.6 percent of our outstanding common stock. As a result, he will continue to be in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. His control of Houston American may delay or prevent a change of control on terms favorable to the other stockholders and may adversely affect the voting and other rights of other stockholders.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations

     Our success will depend on our ability to retain John F. Terwilliger, our sole director and executive officer, and to attract other experienced management and non-management employees, including engineers, geoscientists and other technical and professional staff. We will depend, to a large extent, on the efforts, technical expertise and continued employment of such personnel and members of our management team. If members of our management team should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could discourage an acquisition or change of control of Houston American

     Our certificate of incorporation authorizes our board of directors to issue preferred stock and common stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of our certificate of incorporation and bylaws could also make it more difficult for a third party to acquire control of us. These provisions include a denial of cumulative voting rights, limitations on stockholder proposals at meetings of stockholders, and restrictions on the ability of our stockholders to call special meetings. Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for staggered three-year terms. Although we currently have only one director, we anticipate additional directors will be added to our board of directors shortly after the completion of the merger. Thus, control of our board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of our board of directors could be changed. In addition, the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15 percent or more of our outstanding common stock.

     These provisions of Delaware law and our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his best interest, including attempts that might result in a premium over the market price for the common stock.

TNOG shareholders may succeed to a portion of the TNOG tax liability

     The merger will be a taxable transaction for federal income tax purposes. It is likely that the Internal Revenue Service will consider the merger a taxable sale by TNOG of its assets and the subsequent liquidation of TNOG. If we do not pay the tax liability created by this deemed sale of assets, there is a risk that the Internal Revenue Service would assert that the TNOG shareholders are distributees of property of TNOG and that each TNOG shareholder is liable for the unpaid taxes to the extent of the value of property it received in the deemed liquidation.

TNOG's shareholders are entitled to dissenter's rights

     TNOG's shareholders who do not consent to the merger may, under certain circumstances and by following procedures prescribed by the Texas Business Corporation Act exercise dissenter's rights and receive cash for the fair value of their shares. Dissenters must follow the appropriate procedures under Texas law or suffer the termination or waiver of such rights. In the event a TNOG shareholder relinquishes or loses his dissenter rights, he will receive the same number of shares of our common stock that he would have received in the merger had such dissenter not attempted to exercise his dissenter's rights.

Need for additional financing

     We are a development stage company and our revenue is currently insufficient to cover our ongoing exploration and development expenses and our general operating costs. Therefore, our ability to continue our operations is dependent on the willingness and ability of John F. Terwilliger, our sole director and executive officer, to continue funding our operations and our ability to obtain additional sources of financing as discussed below in "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." As of the date of this prospectus/information statement, our relationship with Mr. Terwilliger is stable and we have no reason to doubt his willingness to continue providing additional funding. However, if Mr. Terwilliger discontinues funding our operations and we are unable to obtain alternative financing when needed on acceptable terms, if at all, we may be unable to continue our operations.

Shares of our common stock may be "penny stocks"

     If the market price per share of our common stock is less than $5.00, the shares of our common stock will be "penny stocks" as defined in the Exchange Act. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of our common stock being registered under this prospectus/information statement. In addition, the "penny stock" rules adopted by the SEC under the Exchange Act subject the sale of shares of our common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in penny stocks.

     Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring "penny stocks," and, as a result, investors in our common stock may have their ability to sell their shares impaired.

RISKS RELATED TO THE NATURAL GAS AND OIL INDUSTRY

Our operations may expose us to environmental liabilities

     Any leakage of crude oil and saltwater from the subsurface portions of our wells could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of the wells, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries.

Oil and natural gas prices are volatile, which could have a material adverse effect on our business

     Natural gas and oil prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for natural gas and oil have been volatile, and they are likely to continue to be volatile in the future. It is impossible to predict oil and natural gas price movements with certainty. Lower natural gas and oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in natural gas and oil prices may have a material adverse affect on our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Drilling wells is speculative, often involving significant costs

     Developing and exploring for natural gas and oil reserves involves a high degree of operational and financial risk. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. If our actual drilling and development costs are significantly more than our estimated costs, our business could be negatively affected.

The natural gas and oil business involves many uncertainties and operating risks which can prevent us from realizing profits and cause substantial losses

     Development, exploitation and exploration activities may be unsuccessful for many reasons, including title problems, weather, cost overruns, and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. If we experience any of these problems, it could have a material adverse effect on our results of operations and we could suffer substantial losses.

Competition in our industry is intense and we may not be able to compete effectively

     Competition for the acquisition of natural gas and oil properties and the equipment and labor required to operate and to develop properties is very intense in the oil and gas industry. We compete with many major and independent companies, many of which have greater financial and other resources than Houston American. Therefore, our future results of operations will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business

     The natural gas and oil industry is subject to extensive laws and regulations, including environmental laws and regulations. Compliance with environmental and other governmental regulations often requires large expenditures. Additionally, failure to comply with these laws and regulations, which are subject to change over time, may subject us to administrative, civil and criminal penalties and, in some instances, could result in the suspension or termination of our operations. Accordingly, the costs of complying with these laws and regulations and any penalties, suspensions, terminations or regulatory changes could have a material adverse effect on our business, financial condition and results of operations.

                  HOUSTON AMERICAN ENERGY CORP. MANAGEMENT'S
                          DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and actual results could differ materially from those forward-looking statements. The following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

General

     Houston American Energy Corp. is an oil and gas exploration and production company. Currently, Houston American's business activities are conducted in the State of Texas.

Results of Operations

     Since our inception on April 2, 2001 to September 30, 2001, we have incurred an operating loss of $469,713, which included the write down in the value of our oil and gas properties of $428,887 as a result of our internal study of the results of our producing wells. Our revenues during that period were approximately $7,567 and our total expenses were $477,280.

Liquidity and Capital Resources

     Our management anticipates that our current financing in place will meet our anticipated objectives and business operations for approximately the next 24 months. For that period, we anticipate that our committed share of the costs associated with drilling, completing, testing and connecting our fourth well, which we anticipate will commence in December 2001, will be approximately $800,000. Additionally, we anticipate drilling expenses and costs of approximately $1,500,000 related to our interest in two deep wells which will be drilled in the next six to eight months.

     As discussed by our accountants in the audited financial statements attached to this prospectus/information statement, our revenue is currently insufficient to cover our costs and expenses. In addition to the income we are receiving from our wells, John F. Terwilliger, our sole director and executive officer, is currently loaning us the funds needed to continue our operations.
To the extent our revenue shortfall exceeds the willingness and ability of Mr. Terwilliger to continue loaning us the funds needed for our operations, we anticipate raising any additional capital needed from outside investors coupled with bank or mezzanine lenders. As of the date of this prospectus/information statement, we have not entered into any negotiations with any third parties to provide such capital. If Mr. Terwilliger discontinues funding our operations and we are unable to obtain additional capital from third parties, it could have a material adverse effect on our business, financial condition and results of operations and could cause us to discontinue our operations.

                   BUSINESS OF HOUSTON AMERICAN ENERGY CORP.

Current Strategy

     Our primary focus over the next 12 months is the exploration and production of two significant leasehold interests we own in Lavaca County, Texas. In addition to seeking out oil and gas property prospects using advanced seismic techniques, we will utilize our management's contacts to identify potential acquisition targets. In searching for potential acquisition targets, we will focus primarily in the Onshore Texas Gulf Coast Region of the State of Texas, where our management has been involved in oil and gas exploration and production activities since 1983.

     In addition to our own drilling activities and acquisition strategy, we may encourage others in the oil and gas industry to enter into partnerships or joint ventures with us for purposes of acquiring properties and conducting drilling and exploration activities.

Exploration and Development Activities

     Our exploration and development activities focus on the identification and drilling of new productive wells and the acquisition of existing producing wells from other producers.

Drilling Activities

     As of the date of this prospectus/information statement, we have drilled three wells and completed two gross wells (0.45 net wells), including connecting the two wells to the pipeline system, on three of our four leaseholds in Lavaca County, Texas. Currently, those wells are producing a profitable amount of natural gas.

     Our goal in drilling our first two wells was to test the Frio and Miocene Formations at different depths above 3,500 feet. The third well, which was drilled in order to test the Lower Wilcox Formation at depths down to 16,500 feet, has been shut in after two initial completion attempts resulted in a non-commercial well. We consider the well to be a dry hole, and we will plug and abandon the well in accordance with the requirements of the State of Texas.

     We expect to drill a 13,500 feet test well on our fourth leasehold commencing in December 2001. We will own an approximate 20 percent working interest in that well, which will be drilled to test the Lower Wilcox Formation from depths of 11,500 feet to 13,500 feet.

     The following table summarizes our development drilling activity for the period from our inception on April 2, 2001 through September 30, 2001. There is no correlation between the number of productive wells completed during any period and the aggregate reserves attributable to those wells. All of the wells we have drilled are natural gas wells.

                      Total                      Productive                        Dry
                      -----                      ----------                        ---
               Drilled           Net       Drilled              Net       Drilled         Net
               -------           ---       -------              ---       -------         ---
                  3              0.60         2                 0.45         1            0.15

     A "gross well" is a well in which we own a working interest. A "net well" is deemed to exist when the sum of the fractional working interests in gross wells equals one.

Marketing

     We anticipate marketing substantially all of the oil and gas to be produced from our properties to Kinder Morgan Pipeline, Inc. and Pinnacle Natural Gas Co. As of the date of this prospectus, we have entered into gas purchase agreements with Kinder Morgan and Pinnacle (as successor to Dominion Pipeline Company) with respect to the Kalmus No. 1 well and the Carl Klimitchek No. 2 well, respectively. Each of those agreements, which are attached as exhibits to the registration statement of which this prospectus/information statement is a part, were entered into by Moose Operating Co., Inc. and we were assigned the rights to the agreements in connection with the purchase of our oil and gas interests from Moose Oil & Gas Company. Each agreement requires us to sell all of the gas we produce from the applicable well to the purchaser at fluctuating prices, which are based on the appropriate index and, in the case of the agreement with Pinnacle, the average gas liquids content of the gas we deliver.

Production

     Each of our first two wells, the Kalmus No. 1 well, in which we own a 0.20 working interest and a 0.15 net revenue interest, and the Carl Klimitchek No. 2 well, in which we own a 0.25 working interest and a 0.1875 net revenue interest, began producing natural gas in the first week of July 2001. Through September 30, 2001, the two wells have produced a total of 20,476 Mcf, or thousand cubic feet, of gas. After netting gas used for lease compression and gas attributed to line loss, 18,620 Mcf of gas produced from the wells was sold, which represents approximately 2,925 net Mcf to Houston American based on our ownership interests in the wells. The gas produced from the wells through September 30, 2001 was sold at an average price of approximately $2.58 per Mcf, which resulted in total revenues of $7,567 to Houston American based on our net revenue interests in the wells.

Reserves

     Inasmuch as we have only recently completed the drilling of our first two test wells, the proved reserves on our leaseholds, if any, have not been established as of the date of this prospectus/information statement. We anticipate that a proved reserve determination will be made for each of our wells by the end of the first quarter of 2002. In September 2001, we conducted an internal study of the results of our producing wells, which indicated that there was an impairment of our oil and gas properties. As a result, we wrote the value of our oil and gas properties down by $428,887 to the estimated recoverable amount of oil and gas. The write down of $428,887 is included in our losses through September 30, 2001 of $469,713.

Leaseholds

     As of the date of this prospectus/information statement, we have leasehold interests in four oil and gas properties in Lavaca County, Texas, which represent a total of 943.8 gross and 157.55 net developed acres and 1,195 gross and 240.36 net undeveloped acres. A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of acres in which a working interest is owned. A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres expressed in whole numbers or fractions.

     Operational Hazards and Insurance. Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally profitable.

     Our business involves a variety of operating risks which may adversely affect our profitability, including:

     .  fires;

     .  explosions;

     .  blow-outs and surface cratering;

     .  uncontrollable flows of oil, natural gas, and formation water;

     . natural disasters, such as hurricanes and other adverse weather conditions;

     .  pipe, cement, or pipeline failures;

     .  casing collapses;

     .  embedded oil field drilling and service tools;

     .  abnormally pressured formations; and

     . environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

     If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely impact our ability to conduct operations. We could also incur substantial losses as a result of:

     .  injury or loss of life;

     . severe damage to and destruction of property, natural resources and equipment;

     .  pollution and other environmental damage;

     .  clean-up responsibilities;

     .  regulatory investigation and penalties;

     .  suspension of our operations; and

     .  repairs to resume operations.

     In accordance with industry practice, our insurance protects us against some, but not all, operational risks and we do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to additional funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. Therefore, our insurance may be inadequate to cover any losses or exposure for liability. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect our operations and financial condition.

     Reserves. Our business strategy requires us to develop reserves through acquisitions of proved natural gas and oil properties, further development of our existing properties, and exploration activities. Properties may not be available for acquisition in the future on terms we find attractive. A substantial decrease in the availability of proved natural gas and oil properties in our areas of operation, or a substantial increase in their cost, would adversely affect our ability to develop and continuously replace our reserves as they are depleted. In addition, our exploration and development activities may not be successful. If we fail to develop and continuously replace our reserves, our level of production and cash flows will be adversely affected.

     We have undeveloped properties that will require substantial costs to develop. We expect to continue incurring costs to acquire, explore and develop oil and gas properties, and our management predicts that these costs, together with general and administrative expenses, will be in excess of funds available from revenues from properties owned by us. It is anticipated that the source of funds to carry out exploration and development will come from a combination of our production revenues, sales of our securities, and funds from other funding transactions in which we might engage.

     We will periodically review the carrying value of our natural gas and oil properties under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved natural gas and oil properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at an annual rate of 10 percent. Application of this "ceiling" test requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. In the future, we may be required to write down the carrying value of our natural gas and oil properties when natural gas and oil prices are depressed or unusually volatile, which would result in a charge against our earnings. Once incurred, a write-down of the carrying value of our natural gas and oil properties is not reversible at a later date.

Financing of Drilling Activities

     Shortages or an increase in costs of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations, which could have a material adverse effect on our business, financial condition and results of operations. Recently, drilling activity in many geographic areas has increased, resulting in increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. We do not have any contracts with providers of drilling rigs and we may find that drilling rigs will not be readily available when we need them.

Volatility of Oil and Gas Prices

     As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas, oil, and condensate. Our realized profits affect the amount of cash flow available for capital expenditures. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. From time to time, oil and gas prices have been depressed. However, prices for oil and gas have recently increased materially, only to fall back to their current levels. It is impossible to predict future oil and natural gas price movements with any certainty. Any continued and extended decline in the price of oil or gas could have a material adverse effect on our financial position, cash flows and results of operations and may reduce the amount of our oil and natural gas that can be produced economically.

     Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of, and demand for, oil and gas, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that can cause the volatility of oil and gas prices are:

     . worldwide or regional demand for energy, which is affected by economic conditions;

     .  the domestic and foreign supply of natural gas and oil;

     .  weather conditions;

     .  domestic and foreign governmental regulations;

     .  political conditions in natural gas and oil producing regions;

     . the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

     .  the price and availability of other fuels.

Competition

     Competition in the oil and gas industry is intense and we compete with major and other independent oil and gas companies with respect to the acquisition of producing properties and proved undeveloped acreage. Our competitors actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop the properties. Many of our competitors, however, have financial resources and exploration and development budgets that are substantially greater than ours and may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties than we can. Our ability to acquire additional properties and develop new and existing properties in the future will depend on our capability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

Regulation

     Our business and the oil and gas industry in general are subject to extensive laws and regulations, including environmental laws and regulations.
We may be required to make large expenditures to comply with environmental and other governmental regulations. State and federal regulations, including those enforced by the Texas Railroad Commission as the primary regulator of the oil and gas industry in the State of Texas, are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir and control contamination of the environment. Matters subject to regulation in the State of Texas include:

     .  location and density of wells;

     . the handling of drilling fluids and obtaining discharge permits for drilling operations;

     . accounting for and payment of royalties on production from state, federal and Indian lands;

     . bonds for ownership, development and production of natural gas and oil properties;

     .  transportation of natural gas and oil by pipelines;

     .  operation of wells and reports concerning operations; and

     .  taxation.

     Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

     The availability of a ready market for oil and gas production depends on several factors beyond our control. These factors include regulation of oil and gas production, federal and state regulations governing environmental quality and pollution control, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels.

     Pipelines are subject to the jurisdiction of various federal, state and local agencies. We take all necessary steps to comply with applicable regulations and we believe that we are in substantial compliance with applicable statutes, rules, regulations and governmental orders although we cannot be certain that this is or will remain the case. The following discussion of the regulation of the United States natural gas industry is not intended to constitute a complete discussion of the various statutes, rules, regulations and environmental orders to which our operations may be subject.

     Regulation of Natural Gas Exploration and Production. Our natural gas operations are subject to various types of regulation at the federal, state and local levels. Prior to commencing drilling activities for a well, we are required to procure permits and/or approvals for the various stages of the drilling process from the applicable state and local agencies in the state in which the area to be drilled is located. Permits and approvals include those for the drilling of wells, and regulations include maintaining bonding requirements in order to drill or operate wells and the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, the plugging and abandoning of wells, and the disposal of fluids used in connection with operations.

     Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or portion units and the density of wells, which may be drilled and the unitization or pooling of natural gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In areas where pooling is voluntary, it may be more difficult to form units, and therefore, more difficult to develop a project if the operator owns less than 100 percent of the leasehold.

     In addition, some states have conservation laws that establish maximum rates of production from natural gas reservoirs and impose some requirements regarding the ratability of production. The effect of these regulations may limit the amount of natural gas we can produce from our wells and may limit the number of wells or the locations at which we can drill. The regulatory burden on the natural gas industry increases our cost of doing business and, consequently, affects our profitability. Inasmuch as laws and regulations are frequently expanded, amended, and reinterpreted, we are unable to predict the future cost or impact of complying with regulations.

     Regulation of Sales and Transportation of Natural Gas. Historically, the transportation and resale of natural gas in interstate commerce have been regulated by the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, and the regulations promulgated by the Federal Energy Regulatory Commission. Maximum selling prices of some categories of natural gas sold in "first sales," whether sold in interstate or intrastate commerce, were regulated under the NGPA. The Natural Gas Well Head Decontrol Act removed, as of January 1, 1993, all remaining federal price controls from natural gas sold in "first sales" on or after that date. FERC's jurisdiction over natural gas transportation was unaffected by the Decontrol Act. While sales by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at market prices, Congress could reenact price controls in the future.

     Our sales of natural gas are affected by the availability, terms and cost of transportation. The price and terms for access to pipeline transportation are subject to extensive regulation. In recent years, FERC has undertaken various initiatives to increase competition within the natural gas industry. As a result of initiatives like FERC Order No. 636, issued in April 1992, the interstate natural gas transportation and marketing system has been substantially restructured to remove various barriers and practices that historically limited non-pipeline natural gas sellers, including producers, from effectively competing with interstate pipelines for sales to local distribution companies and large industrial and commercial customers. The most significant provisions of Order No. 636 require that interstate pipelines provide transportation separate or "unbundled" from their sales service, and require that pipelines make available firm and interruptible transportation service on an open access basis that is equal for all natural gas suppliers.

     In many instances, the result of Order No. 636 and related initiatives has been to substantially reduce or eliminate the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation services. Another effect of regulatory restructuring is the greater transportation access available on interstate pipelines. In some cases, producers and marketers have benefited from this availability. However, competition among suppliers has greatly increased and traditional long-term producer pipeline contracts are rare. Furthermore, gathering facilities of interstate pipelines are no longer regulated by FERC, thus allowing gatherers to change higher gathering rates.

     Additional proposals and proceedings that might affect the natural gas industry are nearly always pending before Congress, FERC, state commissions and the courts. The natural gas industry historically has been very heavily regulated; therefore, we cannot be certain that the less stringent regulatory approach recently pursued by FERC and Congress will continue. We cannot determine to what extent our future operations and earnings will be affected by new legislation, new regulations, or changes in existing regulations, at the federal, state or local levels.

     Environmental Regulations. Our anticipated operations are subject to additional laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent laws are enacted or other governmental action is taken that restrict drilling or impose environmental protection requirements that result in increased costs to the natural gas industry in general, our business and prospects could be adversely affected.

     We generate wastes that may be subject to the Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The U.S. Environmental Protection Agency and various state agencies have limited the approved methods of disposal for some hazardous wastes. Furthermore, some wastes generated by our operations that are currently exempt from treatment as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

     We currently own or lease properties that for many years have been used for the exploration and production of oil and natural gas. Although we believe that we have utilized good operating and waste disposal practices, prior owners and operators of these properties may not have utilized similar practices, and hydrocarbons or other wastes may have been disposed of or released on or under the properties owned or leased by us or on or under locations where wastes have been taken for disposal. These properties and the wastes disposed on the properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), RCRA and analogous state laws as well as state laws governing the management of oil and natural gas wastes. Under those laws, we could be required to remove or remediate previously disposed wastes, including waste disposed of or released by prior owners or operators, or property contamination, including groundwater contamination, or to perform remedial plugging operations to prevent future contamination.

     CERCLA and similar state laws impose liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for release of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

     Our anticipated operations may be subject to the Clean Air Act and comparable state and local requirements. Amendments to the CAA were adopted in 1990, and contain provisions that may result in the gradual imposition of pollution control requirements with respect to air emissions from our operations. The EPA and the states have been developing regulations to implement these requirements. We may be required to incur capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission related issues.

Employees

     As of September 30, 2001, we had one full-time employee and no part time employees. Our employee is not covered by a collective bargaining agreement, nor do we anticipate that any of our future employees will be so covered. If our operations continue to grow as expected, we anticipate hiring as many as three additional employees over the next six to eight months.

Facilities

     We currently share on a rent free basis approximately 3,400 square feet of office space provided by Moose Oil & Gas Company in Houston, Texas as our executive offices. As we add employees and expand our business over the next six to eight months, we anticipate that we will need to lease new space for our executive offices.

Legal Proceedings

     As of the date of this prospectus/information statement, we are not involved in any legal proceedings.

                    TEXAS NEVADA OIL & GAS CO. MANAGEMENT'S
                          DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION

     Since 1992, TNOG has not conducted any material business activities. From 1981 to 1991, TNOG held and operated all of the mineral interests of Unicorp, Inc. in the State of Texas. TNOG has not had any revenues after 1991, when it ceased operations and began liquidating its operating assets. Beginning in 1992, TNOG's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes in the State of Texas. TNOG currently has only nominal assets.

                  MANAGEMENT OF HOUSTON AMERICAN ENERGY CORP.

Our Directors and Executive Officers

     John F. Terwilliger, age 54, is our sole director and executive officer. Mr. Terwilliger has been our president, secretary and treasurer since our inception in April 2001. Our board of directors is divided into three classes, each elected for staggered three-year terms. Mr. Terwilliger is a Class C director and his term is scheduled to expire at the third annual meeting following the end of our 2001 fiscal year. Although we currently have only one director, we anticipate that additional directors will be appointed by Mr. Terwilliger, in accordance with our bylaws, shortly after the completion of the merger. The prospective directors have not yet been identified. Our executive officers are elected by our board of directors and serve terms of one year or until their death, resignation or removal by our board of directors.

     Beginning in 1988, Mr. Terwilliger has served as the chairman of the board and president of Moose Oil & Gas Company, a Houston, Texas based company. Before 1988, Mr. Terwilliger was the chairman of the board and president of Cambridge Oil Company, a Houston, Texas based oil exploration and production company. Mr. Terwilliger served in the United States Army, receiving his honorable discharge in 1969.

Executive Compensation

     Mr. Terwilliger does not currently receive a salary or any other compensation for the services he provides to Houston American, although he may receive compensation in the future.

Compensation of Directors

     We do not compensate our directors for serving in such capacity, although we may do so in the future.

Stock Options and Warrants

     As of the date of this prospectus/information statement, we have not issued any options or warrants to purchase shares of our common stock.

                   MANAGEMENT OF TEXAS NEVADA OIL & GAS CO.

Directors and Executive Officers

     TNOG's directors serve for a term of one year and until their successors are elected and qualified. Louis G. Mehr will serve as TNOG's sole director until the effective date of the merger. TNOG's executive officers are elected by TNOG's board of directors and serve terms of one year or until their earlier death, resignation or removal.

     Louis G. Mehr, age 68, has served as TNOG's sole director and president since March 2000. Mr. Mehr received his L.L.B. from South Texas College of Law in 1962. In addition, Mr. Mehr is currently an officer and director of Texas Arizona Mining Company, Equitable Assets Incorporated, Unicorp, Inc. and LGM Capital, Inc.

     John Marrou, age 61, has served as TNOG's secretary and chief financial officer since March 2000. Mr. Marrou has over 30 years experience in all phases of accounting. Mr. Marrou also serves as the chief financial officer to Centre Capital Corporation, a publicly held company subject to the periodic reporting requirements of the Exchange Act.

Compensation of TNOG's Directors and Executive Officers

     TNOG does not currently compensate its directors or executive officers, nor does TNOG plan to do so prior to the effective date of the merger.

Stock Options and Warrants

     As of the date of this prospectus/information statement, TNOG has not issued any options or warrants to purchase shares of TNOG's common stock.

                                  THE MERGER

     This section of the prospectus/information statement describes material aspects of the proposed merger, including the agreement between TNOG and Houston American relating to the merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.

Background of the Merger

     On March 23, 2001, Opportunity Acquisition Company, a Texas corporation which was wholly owned by John F. Terwilliger, our sole director and executive officer, entered into an agreement with Unicorp, Inc., a Nevada corporation, Equitable Assets Incorporated, a Belize corporation and the controlling shareholder of Unicorp, and TNOG, a wholly owned subsidiary of Unicorp, a public company, relating to merger of TNOG with and into Opportunity Acquisition Company following the spin-off of TNOG's common stock to the shareholders of Unicorp. Mr. Terwilliger learned of the possibility of merging TNOG and Opportunity Acquisition Company from Mr. Norman T. Reynolds, our legal counsel. Mr. Reynolds previously represented Unicorp and was aware of Unicorp's desire to spin-off TNOG in a transaction of this nature. Other than the relationships described in this paragraph, there is no affiliation between Houston American, Opportunity Acquisition Company and John F. Terwilliger and the other parties to the March Agreement, TNOG, Unicorp and Equitable Assets Incorporated.

     The terms of the March Agreement were negotiated by John F. Terwilliger, in his capacity as the then president of Opportunity Acquisition Company, and Louis
G. Mehr, the president of TNOG and Unicorp. As a result of those negotiations, Messrs. Terwilliger and Mehr agreed that Opportunity Acquisition Company would pay up to $75,000 of Unicorp's expenses in connection with the spin-off of TNOG and TNOG's shareholders would receive an aggregate of five percent of the issued and outstanding capital stock of Opportunity Acquisition Company, after giving effect to the merger. As a result of the merger of Opportunity Acquisition Company with and into Houston American on April 12, 2001, which was solely completed in order to cause the surviving public company in the anticipated merger with TNOG to be a Delaware corporation, Houston American succeeded to the rights and obligations of Opportunity Acquisition Company under the terms of the March agreement.

     Prior to the merger, Unicorp will spin-off shares of TNOG's common stock to Unicorp's stockholders as a dividend. Unicorp has registered the TNOG common stock under the Exchange Act by filing a Form 10-SB, which became effective in September 2001. Since the effective date of the Form 10-SB, TNOG has been a fully reporting company under the Exchange Act.

     On July 31, 2001, we entered into a Plan and Agreement of Merger with TNOG, whereby the companies memorialized the terms of the merger of TNOG with and into Houston American as previously defined in the March agreement. Due to the completion of the forward split of our common stock on an approximate 11.4 for one basis on September 25, 2001, the Plan and Agreement of Merger was amended and restated as of September 26, 2001. The Amended and Restated Plan and Agreement of Merger is attached to this prospectus/information statement as Appendix A and is incorporated herein by this reference.
----------

     Upon the effectiveness of the merger, we will be the surviving entity, the separate existence of TNOG will cease, and we will succeed to all of TNOG's rights and properties and shall be subject to all of TNOG's debts and liabilities. Additionally, as TNOG's successor, we will succeed to its status as a fully reporting public company under the Exchange Act. Prior to the delivery of this prospectus/information statement, the completion of the merger was approved by the consent of a majority of TNOG's shareholders and over two-thirds of our stockholders, subject to completion, filing and effectiveness of the registration statement of which this prospectus/information statement is a part.

Texas Nevada Oil & Gas Co.'s Reasons for the Merger

     TNOG's management believes that the merger will enable TNOG's shareholders to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and production activities. Over the last several years, there has been very little business activity in Unicorp, Inc. and no business activity with respect to TNOG, despite attempts to generate significant opportunities for both companies. The management of both Unicorp and TNOG concluded that the proposed merger with Houston American provided the best prospect to establish value for their shareholders.

Our Reasons for the Merger

     Our management believes that our stockholders will benefit from the merger because Houston American will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary to obtain additional outside capital in the future. The registration of shares for resale of certain of our existing stockholders will also provide an exit strategy for them. Without the merger with TNOG and the acquisition of its shareholder base, there would be no meaningful market for the resale of our stock. In the opinion of our management, the anticipated benefits of becoming a public company far outweigh the reporting and disclosure burdens associated with becoming a public company.

     The foregoing discussion is not exhaustive of all of the factors considered by our board of directors and TNOG's board of directors in deciding to approve the merger. Each director may have considered different factors, and the boards evaluated these factors as a whole and did not qualify or otherwise assign relative weights to the factors considered.

Completion and Effectiveness of the Merger

     The merger will be completed upon the filing of the necessary certificates with the Secretary of State of Texas and the Secretary of State of Delaware, which will not be prior to 20 days after the effectiveness of the registration statement of which this prospectus/information statement is a part and the notification of TNOG's shareholders.

Exchange of the TNOG Common Stock

     Upon completion of the merger, each outstanding share of TNOG common stock will be exchanged for one share of our common stock. After the merger is complete, the certificates representing the shares of TNOG common stock currently own by TNOG's shareholders should be sent to the transfer agent, with any required documentation, in exchange for new certificates representing the shares of our common stock to be issued as a result of the merger.

Material United States Federal Income Tax Consequences of the Merger

     The following are the material United States federal income tax consequences of the merger. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. The following discussion assumes you hold your current shares of TNOG common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     .  shareholders who are not citizens or residents of the United States;

     .  financial institutions;

     .  tax exempt organizations;

     .  insurance companies; and

     .  dealers in securities.

     Our tax counsel has concluded that the merger will not qualify as a tax-free reorganization and accordingly it will be a taxable transaction. It is likely that the Internal Revenue Service will characterize the transaction as if TNOG sold all of its assets to us in a taxable transaction in exchange for our stock, any cash paid to any shareholders of TNOG and the assumption of liabilities of TNOG, and that TNOG subsequently distributed such stock and cash to its shareholders in exchange for their TNOG shares. If the merger is considered this way, it will have the following federal income tax consequences:

     . TNOG will recognize gain for federal income tax purposes equal to the difference between (i) the fair market value of our stock and any cash delivered to TNOG shareholders in connection with the merger, plus the liabilities of TNOG; and (ii) TNOG's adjusted basis of its assets.

     . The TNOG shareholders will recognize gain or loss equal to the difference between (i) the fair market value of our common stock received by them and any cash received in connection with the merger, and (ii) their tax basis of their shares of TNOG.

     . The tax basis of our common stock received by TNOG shareholders in the merger will equal the fair market value of the shares at the date the TNOG shareholders own the shares.

     . The holding period for the shares of our common stock received by TNOG shareholders will not include the holding period of their TNOG shares.

     . Houston American shareholders will not recognize gain or loss as a result of the merger.

     The foregoing discussion is not based upon an advance ruling by the United States Treasury Department but upon an opinion of Jackson Walker LLP, counsel to Houston American, which is attached as an exhibit to the registration statement of which this prospectus/information statement is a part. The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult with your tax adviser to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

     We are not aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate laws of the States of Texas and Delaware.

                              DISSENTERS' RIGHTS

     Under Texas law, TNOG's shareholders are entitled, after complying with certain requirements of Texas law, to dissent to the approval of the merger, pursuant to Article 5.11 of the Texas Business Corporation Act, and to be paid the "fair value" of their shares of TNOG common stock in cash by complying with the procedures set forth in Articles 5.12 and 5.13 of the Texas Business Corporation Act. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights by TNOG's shareholders. This summary does not purport to be a complete statement of the provisions of Articles 5.11, 5.12 and
5.13 of the Texas Business Corporation Act and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, which are attached as Appendix B to this prospectus/information statement.
                      ----------

     Within 10 days after the effective date of the merger, we will deliver a written dissenters' notice to each of TNOG's shareholders of record. The dissenters' notice must:

     .  notify the shareholder of the effective date of the merger; and

     . be accompanied by a copy of Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act.

     Any TNOG shareholder who did not consent to the merger can exercise his dissenters' rights by making written demand on us, within 20 days after the mailing of the dissenters' notice, for payment of the fair value of his shares of TNOG common stock. The shareholder's demand must state:

     . the number of shares of TNOG common stock owned by the dissenting shareholder; and

     . the fair value of the shares, as of the date of the consent approving the merger, as estimated by the shareholder.

     Any shareholder failing to make demand within the 20-day period will be bound by the merger and will lose his right to be paid the fair value of his shares. Within 20 days after receipt of a demand for payment, we will deliver or mail to the shareholder a written notice that shall either:

     . set out that we accept the amount claimed by the shareholder and agree to pay that amount within 90 days after the action was effected, provided the shareholder has surrendered the certificates representing the shareholder's shares of TNOG common stock; or

     . contain our estimate of the fair value of the shares, together with an offer to pay our estimate within 90 days after the action was effected, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept our estimate, provided the shareholder has surrendered the certificates representing the shareholder's shares of TNOG common stock.

     If we are unable to agree upon the fair value of any shareholder's shares of TNOG common stock within 60 days of the date the merger was effected, either party may, within 60 days of the expiration of such 60 day period, file a petition in any court of competent jurisdiction in Harris County, Texas asking for a finding and determination of the fair value of the shareholder's shares of TNOG common stock. Upon the filing of a petition by a TNOG shareholder, we are required to file, within 10 days of service, a list containing the names and addresses of all of TNOG's shareholders who have demanded payment and with whom agreements as to the value of their shares have not been reached. If we file a petition, we must file the applicable shareholder list at the same time as the petition. If necessary, we shall, within 90 days of the court's determination of fair value and upon surrender of the applicable certificates representing the TNOG common stock, pay the applicable shareholders the fair value of their respective shares.

            PRINCIPAL STOCKHOLDERS OF HOUSTON AMERICAN ENERGY CORP.

     The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding common stock as of September 30, 2001 by each person or entity known to beneficially own more than five percent of our common stock and John F. Terwilliger, our sole director and executive officer.

                                                                                           Shares Beneficially
Name and Address of Beneficial Owner (1)                                                        Owned (2)
---------------------------------------                                             ------------------------------
                                                                                    Number              Percent (3)
                                                                                    ------              ----------
John F. Terwilliger...........................................................      7,395,695               64.9
Orrie Lee Tawes...............................................................        726,968                6.4
 c/o O. Lee Tawes III
 C.E. Unterberg Towbin
 350 Madison Avenue, 10/th/ Floor
 New York, New York 10017
John A. Morgan................................................................        570,171                5.0
 c/o Morgan Lewis Githens & Ahn, Inc
 767 Fifth Avenue
 New York, New York 10153
All directors and officers as a group (one person)...........................       7,395,695               64.9

__________
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Houston American Energy Corp., 801 Travis, Suite 1425, Houston, Texas 77002.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
(3) Based on 11,403,414 shares of our common stock outstanding as of September 30, 2001.

             PRINCIPAL SHAREHOLDERS OF TEXAS NEVADA OIL & GAS CO.

     The following table sets forth certain information regarding the beneficial ownership of the TNOG common stock, following Unicorp's spin-off of such shares to its shareholders, by each person or entity which will beneficially own more than five percent of the TNOG common stock, each of TNOG `s directors, each of TNOG's named executive officers and all of TNOG's executive officers and directors as a group.

                                                                                     Shares Beneficially
                                                                                          Owned (2)
                                                                                    ---------------------
Name and Address of Beneficial Owner (1)                                            Number    Percent (3)
----------------------------------------                                            ------    -----------
Louis G. Mehr...........................................................              0          0.0
John Marrou.............................................................              0          0.0
Equitable Assets Incorporated (4).......................................           474,589      79.6
All directors and officers as a group (two persons).....................              0          0.0

__________
(1) Unless otherwise indicated, the address for each of these shareholders is c/o Texas Nevada Oil & Gas Co., One Riverway, Suite 1700, Houston, Texas 77056.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
(3) Based on 596,469 shares of TNOG's common stock to be outstanding after the spin-off of the TNOG shares to Unicorp's shareholders.
(4) Equitable Assets Incorporated is owned by the First Madison Trust, a Belize personal trust. The settlor and beneficiary of the trust is John Avilez, a now deceased Belize citizen. Due to his death, it is now assumed that the trust is owned by Mr. Avilez's estate.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our oil and gas properties were purchased, at cost, from Moose Oil & Gas Company, a Texas corporation and an affiliate of John F. Terwilliger, our sole director and executive officer. As payment for the properties, we issued Moose Oil & Gas a promissory note in the amount of $216,981, which, as discussed below, was paid in July 2001.

     On April 6, 2001, we entered into an Operating Agreement with Moose Operating Co., Inc., a Texas corporation and a subsidiary of Moose Oil & Gas. The following summary of the material terms of the Operating Agreement is qualified in its entirety by reference to the Operating Agreement, which is attached as an exhibit to the registration statement of which this prospectus/information statement is a part.

     Under the terms of the Operating Agreement, Moose Operating has full control over the drilling activities to be conducted on our current leaseholds in Lavaca County, Texas. The Operating Agreement initially obligated Moose Operating to commence drilling the first of our test wells prior to March 31, 2001, which Moose Operating completed timely. Although Moose Operating is initially responsible for the payment of all costs associated with development and operation, we, along with Moose Oil & Gas, are ultimately responsible for our proportionate share of the costs based on our respective working interests. Our respective share of the anticipated costs under the Operating Agreement are discussed above in "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     In order to secure repayment of the costs, the Operating Agreement grants Moose Operating a security interest in our proportionate share of the oil or gas produced from any wells. In addition to being entitled to utilize and receive payment for the use of its own equipment and labor in conducting the operations, the Operating Agreement entitles Moose Operating to receive monthly fixed overhead payments of $4,500 per well being drilled and $500 per producing well.

     In July, 2001, we borrowed approximately $664,000 from John F. Terwilliger, our sole director and executive officer. The notes bear interest at a rate of 10 percent per annum and are due on demand. Our payment of the notes is secured by our interests in our oil and gas properties. Should we fail to make any required payment or otherwise default on the note, Mr. Terwilliger would have the right to foreclose on our interests in our oil and gas properties, which would have a materially adverse effect on our ability to conduct our business.

     We utilized a portion of the funds we borrowed from Mr. Terwilliger to pay the principal and accrued interest on the $216,981 promissory note we issued to Moose Oil & Gas Company upon the purchase of our oil and gas properties, and to repay Moose Operating for the operating expenses and drilling and completing costs it had advanced on our behalf pursuant to the Operating Agreement.

            DESCRIPTION OF HOUSTON AMERICAN ENERGY CORP. SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our certificate of incorporation and bylaws, which have been filed as Exhibit A and Exhibit B, respectively, to Appendix A attached to the
   ----------    ---------                   ----------
registration statement of which this prospectus/information statement is a part. As of September 30, 2001, there were 11,403,414 shares of our common stock outstanding. No shares of our preferred stock are outstanding.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

     Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of us.

Transfer Agent

     The transfer agent for our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

                             COMPARATIVE RIGHTS OF
                  HOUSTON AMERICAN ENERGY CORP. STOCKHOLDERS
                  AND TEXAS NEVADA OIL & GAS CO. SHAREHOLDERS

     We were incorporated under the laws of the State of Delaware. TNOG was incorporated under the laws of the State of Texas. TNOG's shareholder's rights are currently governed by Texas law, TNOG's restated articles of incorporation and amended and restated bylaws and, upon the exchange of their shares under the terms of the agreement relating to the merger, TNOG's shareholders will become holders of shares of our common stock. Their rights as our stockholders will be governed by Delaware law, our certificate of incorporation and our bylaws. A summary of the material similarities and differences between the current rights of TNOG's shareholders and the rights those shareholders will have as our stockholders upon completion of the merger is summarized below. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of TNOG's restated articles of incorporation and amended and restated bylaws, and our certificate of incorporation and bylaws are incorporated by reference and will be sent to TNOG's shareholders and to our stockholders upon request.

            Texas Law and Current                                    Delaware Law and Current
         Governing Documents of TNOG                         Governing Documents of Houston American
         ---------------------------                         ---------------------------------------

                                                 Authorized Stock
TNOG's restated articles of incorporation provide for          Our certificate of incorporation provides for
authorized stock consisting of 200,000,000 shares of           authorized stock consisting of 100,000,000 shares
common stock, no par value per share, and 50,000,000           of common stock, par value $0.001 per share, and
shares of preferred stock, no par value per share.             10,000,000 shares of preferred stock, par value
                                                               $0.001 per share

                                       Election and Size of Board of Directors

TNOG's restated articles of incorporation fix TNOG's           Our bylaws do not fix our number of directors.
number of directors at no fewer than one nor more than         Currently, our board is divided into three classes
nine. Currently, TNOG's board is composed of one               and is composed of one director.  Our bylaws
director.  TNOG's amended and restated bylaws provide          provide that the size of our board may be increased
that the number of directors may be increased or               by the vote of a majority of directors then in
decreased by resolution of TNOG's board. TNOG's bylaws         office, although less than a quorum.
do not provide for classification of TNOG's board of
directors.                                                     Our bylaws provide that our directors are elected
                                                               by a plurality of votes at annual meetings and hold
TNOG's amended and restated bylaws provide that its            office until the next annual meeting and until
directors are elected by a plurality of votes at the           their successors are elected and qualify or until
annual meeting of shareholders and serve until the next        their earlier resignation or removal.  Our
annual meeting and until their successors shall have           stockholders do not have cumulative voting rights.
been elected and qualified. TNOG's shareholders do not
have cumulative voting rights.

                                                   Removal of Directors

As permitted by Texas law, TNOG's amended and restated         Any of our directors may be removed, with or
bylaws provide generally that TNOG's directors may be          without cause, by the holders of a majority of our
removed from office, with or without cause, only by the        outstanding shares entitled to vote in an election
affirmative vote of the holders of at least a majority         of directors.
of the combined voting power of the then outstanding
shares of all classes of TNOG's stock entitled to vote
generally in the election of directors.

                                         Vacancies on the Board of Directors

Under Texas law and TNOG's amended and restated bylaws,        Under Delaware law and our bylaws, our board of
a vacancy occurring in TNOG's board of directors may be        directors may fill any vacancy on our board,
filled by the affirmative vote of a majority of the            including vacancies resulting from an increase in
remaining directors, though less than a quorum of the          the number of directors.
board of directors.

                                                Action by Written Consent
Under Texas law and TNOG's restated articles of                Under Delaware law and our certificate of
incorporation, any action required to be taken at an           incorporation, any action that could be taken by
annual or special meeting of TNOG's shareholders may be        our stockholders at a meeting may be taken without
taken without a meeting if a consent in writing,               a meeting if a consent in writing, setting forth
setting forth the action so taken, is signed by the            the action so taken, is signed by the holders of
holders of record of outstanding stock having not less         record of outstanding stock having not less than
than the minimum number of votes that would be                 the minimum number of votes that would be necessary
necessary to authorize or take that action at a meeting        to authorize or take that action at a meeting at
at which all shares entitled to vote thereon were              which all shares entitled to vote thereon were
present and voted.                                             present and voted.

                                                  Amendments to Charter

Under Texas law and TNOG's restated articles of                Under Delaware law and our certificate of
incorporation, an amendment to TNOG's restated articles        incorporation, an amendment to our certificate of
of incorporation generally would require the approval          incorporation must be approved by a majority of our
of the holders of at least two-thirds of TNOG's shares         outstanding shares and a majority of our
entitled to vote thereon.                                      outstanding shares of each class entitled to vote
                                                               upon the proposed amendment.

                                                 Amendments to Bylaws

Under TNOG's amended and restated bylaws, the power to         As permitted by Delaware law, our certificate of
alter, amend or repeal the bylaws or adopt new bylaws          incorporation gives our directors the power to
is vested in TNOG's board of directors, subject to             make, alter, amend, change, add to or repeal our
repeal or change by action of the affirmative vote of          bylaws. Our bylaws provide that they may be amended
the holders of a majority of the then outstanding              or repealed, and new bylaws may be adopted, by the
shares of all classes of TNOG's shares entitled to vote.       affirmative vote of a majority of the shares then
                                                               entitled to vote.

                                   Special Meetings of Shareholders/Stockholders

TNOG's amended and restated bylaws provide that special        Our bylaws provide that special meetings of our
meetings of TNOG's shareholders may be called by TNOG's        stockholders may be called by our board of
president, its board of directors or by the holders of         directors and by one or more of our stockholders
at least 50 percent of TNOG's shares entitled to vote          who together own of record 10 percent or more of
at the meeting.                                                the outstanding shares of each class of stock
                                                               entitled to vote at the meeting.


                           INTENTIONALLY LEFT BLANK

                                   Vote on Extraordinary Corporate Transactions
Unless the board of directors requires a greater vote,         Under Delaware law, a sale or other disposition of
Texas law, with limited exceptions, requires the               all or substantially all of a corporation's assets,
affirmative vote of the corporation's board of                 a merger or consolidation of the corporation with
directors and the holders of at least two-thirds of the        another corporation or a dissolution of the
outstanding shares entitled to vote to approve a merger        corporation requires the affirmative vote of the
agreement, in addition to any required class vote.             board of directors, except in limited
Similar voting requirements apply for statutory share          circumstances, plus, with limited exceptions, the
exchanges or conversions.                                      affirmative vote of a majority of the outstanding
                                                               stock entitled to vote thereon.  Delaware law does
Texas law generally requires the affirmative vote of the       not provide for statutory share exchanges. Also,
corporation's board of directors and the holders of at         unlike the Texas corporate statute, the Delaware
least two-thirds of the shares entitled to vote to             corporate statute does not define what constitutes
approve the sale, lease, exchange or other disposition         a sale of substantially all of a corporation's
of all or substantially all the corporation's assets if        assets.
other than in the usual and regular course of business,
and if any class of shares is entitled to vote as a
class on a transaction, in addition to any required
class vote. Texas law does not require shareholder
approval of a sale of assets in the usual and regular
course of business unless otherwise specified in the
articles of incorporation. Under Texas law, a sale of
assets is deemed to be in the usual and regular course
of business if the corporation continues to engage in
one or more businesses or applies a portion of the
proceeds to the conduct of a business in which it
engages following the transaction.

                                                 Inspection of Documents

Under Texas law, any person who has been a shareholder         The Delaware General Corporation Law allows any
of a corporation for at least six months immediately           shareholder the right to inspect, for any proper
preceding the shareholder's demand, or is the holder of        purpose, a corporation's stock ledger, a list of
at least five percent of all the outstanding shares of         its stockholders, and its other books and records,
a corporation, has the right to examine a corporation's        and to make copies or extracts therefrom. A proper
relevant books and records of account, minutes and             purpose means a purpose reasonably related to the
share transfer records.                                        person's interest as a stockholder


                            INTENTIONALLY LEFT BLANK

                                                   Appraisal Rights
Shareholders of a Texas corporation generally have             Delaware law provides for appraisal rights with
dissenter's rights in connection with significant              respect to mergers or consolidations. However,
business transactions requiring shareholder approval,          stockholders of a Delaware corporation generally
including mergers. However, a shareholder of a Texas           have no appraisal rights in the event of a merger
corporation has no appraisal rights with respect to any        or consolidation of a corporation if the stock of
plan of merger pursuant to which there is a single             the Delaware corporation is listed on a national
surviving or new domestic or foreign corporation, or           securities exchange or the NASDAQ National Market,
with respect to any plan of exchange, if:                      or such stock is held of record by more than 2,000
                                                               stockholders, or in the case of a merger for which
   .  the shares held by the shareholder are part of a        stockholder approval is not required by statute, in
      class of shares listed on a national securities          each such case, unless stockholders of the Delaware
      exchange, listed on the NASDAQ National Market or        corporation are required to accept for their stock
      held of record by not less than 2,000 shareholders;      anything other than:

   .  the shareholder is not required to accept for
      his shares any consideration that is different               .  shares of stock of the surviving corporation
      than the consideration to be received by other                  (or depositary receipts in respect thereof),
      holders of the same class or series of shares held              or shares of stock or depositary receipts of
      by such shareholder; and                                        any other corporation whose share or
                                                                      depositary receipts willsatisfy the listing
   .  the shareholder is not required to accept any                   or ownership requirements  described above; and
      consideration other than shares of a corporation
      which satisfy the requirements of the first bullet           .  cash in lieu of fractional shares.
      point above and cash in lieu of fractional shares.




                           INTENTIONALLY LEFT BLANK

                                               State Antitakeover Statutes

Texas law generally prohibits public corporations from         Delaware law generally prohibits public
engaging in significant business transactions,                 corporations from engaging in significant business
including mergers, with a holder of 20 percent or more         transactions, including mergers, with a holder of
of the corporation's stock for a period of three years         15 percent or more of the corporation's stock for a
after such holder exceeds such ownership level, unless:        period of three years after such holder exceeds
                                                               such ownership level, unless:
   .  the board approves either the transaction in
      question or the acquisition of shares by the                .  the board approves either the transaction in
      affiliated shareholder prior to the affiliated                 question or the acquisition of shares by the
      shareholder's share acquisition date; or                       interested stockholder prior to the time the
                                                                     stockholder becomes an interested stockholder
   .  the transaction is approved by the holders of at               based on its direct or indirect ownership of
      least two-thirds of the corporation's shares                   15 percent of the corporation's stock;
      entitled to vote thereon, excluding the shares
      held by the shareholder in question and its                 .  when the interested stockholder exceeds the 15
      affiliates, at a meeting of shareholders not less              percent threshold, it acquires at least 85
      than six months after the affiliated shareholder's             percent of the outstanding shares not held by certain
      share acquisition date.                                        affiliates, such as pursuant to a tender offer; or

                                                                  .  the transaction is approved by the board of
                                                                     directors and the holders of at least two-thirds of
                                                                     the corporation's shares entitled to vote thereon,
                                                                     excluding the shares held by the interested
                                                                     stockholder, at a meeting of stockholders. Delaware
                                                                     law does not require that this vote occur at least
                                                                     six months after the interested stockholder's share
                                                                     acquisition date.

                                                               Our certificate of incorporation provides that this
                                                               section of the Delaware General Corporation Law
                                                               applies to us.  However, John F. Terwilliger is
                                                               expressly excluded from the application of this
                                                               section.

                                                  Consistency Statute

Texas law expressly provides that in discharging a             Delaware law does not have a similar provision in
director's fiduciary duties, a director, in considering        its corporate statute.
the best interests of the corporation, may consider the
long-term as well as the short-term interests of the
corporation and its shareholders, including the
possibility that those interests may be best served by
the continued independence of the corporation

     This summary of the material similarities and differences in the corporation laws of Texas and Delaware, TNOG's amended Articles of Incorporation and amended and restated Bylaws and our Certificate of Incorporation and Bylaws does not purport to be a complete listing of the differences in the rights and remedies of holders of shares of a Texas corporation as opposed to a Delaware corporation and TNOG's shareholders and our stockholders in particular. The differences can be determined in full by reference to Texas law, Delaware law, TNOG's amended Articles of Incorporation and amended and restated Bylaws and our Certificate of Incorporation and Bylaws.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     As permitted by the Delaware General Corporation Law, our certificate of incorporation includes, subject to the limitations described below, a provision that would limit or eliminate our directors' liability for monetary damages for breaches of their fiduciary duties. A director's liability cannot be limited or eliminated for:

     .  breaches of the duty of loyalty;

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

     . transactions from which the director derived an improper personal benefit.

     In addition, the limitation of liability provisions may not restrict a director's liability for violation of, or otherwise relieve the corporation or its directors from, the necessity of complying with federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     Our certificate of incorporation provides that we shall, to the extent legally permissible, indemnify each of our former or present directors or officers against all liabilities and expenses imposed upon or incurred by any of them in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer, if it is determined that he acted in good faith and reasonably believed:

     . in the case of conduct in his official capacity on our behalf that his conduct was in our best interests;

     . in all other cases, that his conduct was not opposed to our best interests; and

     . with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Houston American pursuant to the foregoing provisions, or otherwise, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       INTERESTED DIRECTOR TRANSACTIONS

     Under Delaware law, certain contracts or transactions between a corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because the director's or officer's votes are counted for that purpose, if:

     . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     . the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or the stockholders.

                             SELLING STOCKHOLDERS

     This prospectus/information statement relates to the aggregate resale of 596,469 shares of our common stock which are to be issued to TNOG's shareholders as a result of the merger, as well as the aggregate resale of 4,007,719 shares of our common stock held by certain of our current shareholders, all of which may be sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of any of the common stock by the selling stockholders. The following tables sets forth certain information with respect to the resale of our common stock by certain of our current stockholders and certain of the current TNOG shareholders, respectively, all of which consented to the registration of the resale of their respective shares:

                       Sales by Our Current Stockholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Stockholder                               Before Sale       Sale (1)        Offered        After Sale        Sale (1)
-----------                               -----------       --------        -------        ----------        --------
Orrie Lee Tawes                             726,968            6.1          726,968            -0-               *
Marsha Russell                              114,034              *          114,034            -0-               *
George Kandle                                22,806              *           22,806            -0-               *
Lizette LaMalfa                              11,403              *           11,403            -0-               *
Albert B. Alkek, Jr.                         45,613              *           45,613            -0-               *
Alkek 1998-1 L.P.                            34,210              *           34,210            -0-               *
Shirley V. Alkek                             11,403              *           11,403            -0-               *
E.C. Broun III                              114,034              *          114,034            -0-               *
John A. Hull                                 22,806              *           22,806            -0-               *
Mark Hallenbeck                              22,806              *           22,806            -0-               *
David W. Barrell Trust REV U/A               30,789              *           30,789            -0-               *
  3/25/95
Steven Eisenberg                             11,403              *           11,403            -0-               *
John A. Morgan                              570,171            4.8          570,171            -0-               *
Peder Monsen                                 57,017              *           57,017            -0-               *
Stephen P. Hartzell                          28,508              *           28,508            -0-               *
Ian Wright                                   11,403              *           11,403            -0-               *
A. Steve Powell                              11,403              *           11,403            -0-               *
Robert L. Hodgkinson                        142,542            1.2          142,542            -0-               *
Arend Resources &Trading                    541,662            4.5          541,662            -0-               *
  Company, S.A.
Margaret Geer Walker                        524,557            4.4          524,557            -0-               *
David Harris Walker                          22,806              *           22,806            -0-               *
Edith A.K. Walker                            22,806              *           22,806            -0-               *
SENSUS LLC                                  228,068            1.9          228,068            -0-               *
John R. Terwilliger                         205,261            1.7          205,261            -0-               *
Todd A. Terwilliger                         142,542            1.2          142,542            -0-               *
Courtney Terwilliger                        114,034              *          114,034            -0-               *
Irene B. Farrington                          28,508              *           28,508            -0-               *
Paul J. Terwilliger                          17,105              *           17,105            -0-               *
Peter S. Rawlings                           171,051            1.4          171,051            -0-               *

__________
*    less than one percent
(1) Based on 11,999,883 shares of our common stock to be outstanding as of the effective date of the merger.

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Alice Abbott & Harold D. Smith (2)              100              *              100            -0-               *
Alice C. Abbott & Billy J. Smith (2)            100              *              100            -0-               *
Severiano J. Abeyta & Marie                     100              *              100            -0-               *
   Abeyta (2)
James Achen C/F Eric C. Achen (3)               100              *              100            -0-               *
James Achen C/F James R. Achen,                 100              *              100            -0-               *
   Jr. (3)
James R. Acher                                  100              *              100            -0-               *
Joan Ackerman                                   100              *              100            -0-               *
Lloyd F. Aker                                   100              *              100            -0-               *
Dortha M. Akers                                 100              *              100            -0-               *
Manuel J. Alarid & Mercedes                     100              *              100            -0-               *
   Alarid (4)
Menhard L. Albers III & Terry L.                100              *              100            -0-               *
   Albers (2)
Joe Albi                                        100              *              100            -0-               *
Michael D. Albus & Camille C.                   100              *              100            -0-               *
   Albus (2)
Phyllis A. Alexander                            100              *              100            -0-               *
Weldon C. Alexander Jr.                         100              *              100            -0-               *
Thelma L. Alire                                 100              *              100            -0-               *
Alice L. Allison                                100              *              100            -0-               *
Rosemary Ally                                   100              *              100            -0-               *
Bertha V. Alspaw                                100              *              100            -0-               *
James Alves                                     100              *              100            -0-               *
Charlie Anderson & Ruth Anderson (2)            100              *              100            -0-               *
Monte Anderson                                  100              *              100            -0-               *
George E. Andreason                             100              *              100            -0-               *
Vernon Andress                                  100              *              100            -0-               *
Clyde L. Angell & Shirley M.                    100              *              100            -0-               *
   Angell (2)
Joe C. Apollo                                   100              *              100            -0-               *
Manuel T. Aragon                                100              *              100            -0-               *
John Arcidiacono                                100              *              100            -0-               *
Alfred Armijo                                   100              *              100            -0-               *
Larry N. Arnold C/F Ronnie Arnold (3)           100              *              100            -0-               *
Tom Arvas                                       100              *              100            -0-               *
Bobbie Ashmore C/F Jim Ashmore (3)              100              *              100            -0-               *
Anita Ashton                                    100              *              100            -0-               *
Lyman Atchley                                   100              *              100            -0-               *
Jane Atkins                                     100              *              100            -0-               *
Belinda Avner & Barry Avner (2)                 100              *              100            -0-               *
Eric Baca                                       100              *              100            -0-               *
Jacobo Baca                                     100              *              100            -0-               *
Jessica Baca                                    100              *              100            -0-               *
Rodney Baca                                     100              *              100            -0-               *
Mieko Nakamura Bailey                           100              *              100            -0-               *
Richard G. Bailie                               100              *              100            -0-               *
Alan A. Baker                                   100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Nora C. Baker                                   100              *              100            -0-               *
Ralph V. Bamsch & Carollyn L.                   100              *              100            -0-               *
  Bamsch (5)
Larry A. Bandoni                                100              *              100            -0-               *
Larry A. Bandoni C/F Larry K.                   100              *              100            -0-               *
  Bandoni (3)
Larry A. Bandoni C/F Lenae Ann                  100              *              100            -0-               *
  Bandoni (3)
Larry Bandoni                                   100              *              100            -0-               *
James D. Barker                                 100              *              100            -0-               *
Jack Barnett                                    100              *              100            -0-               *
Mickey D. Barnett                               100              *              100            -0-               *
Norvell C. Barns                                100              *              100            -0-               *
Donald K. Barratt                               100              *              100            -0-               *
John C. Barrington                              100              *              100            -0-               *
Don W. Bartlett & Dennis B.                     100              *              100            -0-               *
  Mahaffey (2)
C. L. Bass                                      100              *              100            -0-               *
Paul M. Batsel Trust, C. B. Batsel &            100              *              100            -0-               *
  W. B. Batsel, Trustees, 12/23/76
Fred W. Batts                                   100              *              100            -0-               *
Lynne I. Bauman                                 100              *              100            -0-               *
Jack Beaty                                      100              *              100            -0-               *
Jack Beaty, Trustee, Jack & Rose                100              *              100            -0-               *
  Marie Beaty Revocable Trust
  12/14/84
Barbara Beaudetie                               100              *              100            -0-               *
Edwin L. Beck & Betty S. Beck (2)               100              *              100            -0-               *
The Beichley Family Trust U/A                   100              *              100            -0-               *
  12/02/91 Glenn L. Beichley &
  Mary J. Beichley, Trustees
Don C. Bell II                                  100              *              100            -0-               *
Rick Beltramo                                   100              *              100            -0-               *
Charles Bendorf                                 100              *              100            -0-               *
H. S. Bennett                                   100              *              100            -0-               *
Jean Bennett                                    100              *              100            -0-               *
Richard E. Bennett                              100              *              100            -0-               *
Paul S. Berger                                  100              *              100            -0-               *
Don Best                                        100              *              100            -0-               *
Gerald E. Beyer                                 100              *              100            -0-               *
Bryant L. Bice                                  100              *              100            -0-               *
Stanley D. Biderman                             100              *              100            -0-               *
Richard E. Biernat                              100              *              100            -0-               *
Claude D. Billingsley                           100              *              100            -0-               *
John H. Billman & Nannie B.                     100              *              100            -0-               *
  Billman (2)
William F. Billman & Anna L.                    100              *              100            -0-               *
  Billman (2)
Alice Groves Binkert                            100              *              100            -0-               *
Robert E. Bivins                                100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Imogene D. Blacklock                            100              *              100            -0-               *
Monty Blackmon                                  100              *              100            -0-               *
John Bootzin                                    100              *              100            -0-               *
Jeff Bornman                                    100              *              100            -0-               *
John E. Boswell & Sandra G.                     100              *              100            -0-               *
  Boswell (5)
Kiernan E. Bourcy                               100              *              100            -0-               *
Renee Yvonne Boyer                              100              *              100            -0-               *
Francis T. Bradley & Martha H.                  100              *              100            -0-               *
  Bradley (2)
Chester P. Brady                                100              *              100            -0-               *
Mozelle R. Brady                                100              *              100            -0-               *
Sue Ann Brady                                   100              *              100            -0-               *
Timothy S. Brady & Dorothy J.                   100              *              100            -0-               *
  Brady (2)
Joseph E. Bragg                                 100              *              100            -0-               *
Beatty Jean Branch                              100              *              100            -0-               *
David Bratcher & Angela Bratcher (2)            100              *              100            -0-               *
N. Gayle Brauch                                 100              *              100            -0-               *
Alfred Brehmer                                  100              *              100            -0-               *
Gary L. Brenner                                 100              *              100            -0-               *
Windell F. Brent C/F Randall R.                 100              *              100            -0-               *
  Brent (3)
Windell F. Brent C/F Ronald L.                  100              *              100            -0-               *
  Brent (3)
Dave Brickey                                    100              *              100            -0-               *
Clayton Briese                                  100              *              100            -0-               *
Herbert N. Briggs & Aileen Briggs (2)           100              *              100            -0-               *
Glen W. Broaddus                                100              *              100            -0-               *
Glen W. Broaddus & Rockie W.                    100              *              100            -0-               *
  Broaddus (2)
Mary J. Broaddus & Colista S.                   100              *              100            -0-               *
  Mark (2)
Britt Brooks                                    100              *              100            -0-               *
Harold Brooks                                   100              *              100            -0-               *
Gaylord Matthew Broun                           100              *              100            -0-               *
Juanita Ruth Broun                              100              *              100            -0-               *
Betty L. Brown & William A. Brown,              100              *              100            -0-               *
  Trustees, 11/3/89 The Brown
  Family Trust U/T/A
Charlott E. Brown                               100              *              100            -0-               *
Mike Brown                                      100              *              100            -0-               *
William Brown                                   100              *              100            -0-               *
George Brunacini                                100              *              100            -0-               *
Mayme Brunacini                                 100              *              100            -0-               *
Nick Bubany Jr.                                 100              *              100            -0-               *
Andrew E. Buchanan & Maxine F.                  100              *              100            -0-               *
  Buchanan (2)
Gladys P. Test Buell Trust, Harold C.           100              *              100            -0-               *
  Buell, Trustee

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Darlene M. Buettner                             100              *              100            -0-               *
Gene R. Buford                                  100              *              100            -0-               *
Jess Burch Jr.                                  100              *              100            -0-               *
Joseph David Burleson                           100              *              100            -0-               *
Anthony E. Burris & Kathryn R.                  100              *              100            -0-               *
  Burris (2)
James Donald Burton                             100              *              100            -0-               *
James Robert Burton                             100              *              100            -0-               *
Maebelle F. Burton                              100              *              100            -0-               *
Russell Lynn Burton                             100              *              100            -0-               *
Juanita Busby                                   100              *              100            -0-               *
Donald Buster & Diane H. Buster (2)             100              *              100            -0-               *
Donald V. Buster                                100              *              100            -0-               *
H. V. Buster & Juanita L. Buster (2)            100              *              100            -0-               *
Helen J. Buster                                 100              *              100            -0-               *
Ken Byington & Ed Schiaui (2)                   100              *              100            -0-               *
C & M Land Co.                                  100              *              100            -0-               *
Louis J. Caire                                  200              *              200            -0-               *
Ruthie Caire                                    100              *              100            -0-               *
Calatex International Inc.                      100              *              100            -0-               *
Shirley J. Calaway                              100              *              100            -0-               *
D. McCall                                       100              *              100            -0-               *
Howard E. McCall                                100              *              100            -0-               *
Leslie Calls                                    100              *              100            -0-               *
Mary Campanella                                 100              *              100            -0-               *
Ronald L. Campbell                              100              *              100            -0-               *
Susan Campbell                                  100              *              100            -0-               *
Jeannette F. Canan                              100              *              100            -0-               *
Carrol V. Canfield & William E.                 100              *              100            -0-               *
  Canfield (2)
Joseph E. McCanna Jr.                           100              *              100            -0-               *
Lee W. Capps                                    100              *              100            -0-               *
Loveta Carroll                                  100              *              100            -0-               *
Kent Carrothers                                 100              *              100            -0-               *
Daryl Carson & Selena Carson (2)                100              *              100            -0-               *
Charles W. Carter                               100              *              100            -0-               *
Charles Caruso & Carmen Caruso (2)              100              *              100            -0-               *
Dan W. Cash                                     100              *              100            -0-               *
Mary R. Cash                                    100              *              100            -0-               *
Eugene A. Casliglia                             100              *              100            -0-               *
Douglas Earl Castell                            100              *              100            -0-               *
A. Gilbert Catanach                             100              *              100            -0-               *
Cede & Co.                                   13,494              *           13,494            -0-               *
Joseph C. Cell                                  100              *              100            -0-               *
Carlos E. Chacon & Mary T.                      100              *              100            -0-               *
  Chacon (2)
James T. Chambers                               100              *              100            -0-               *
Patrick Chambers                                100              *              100            -0-               *
Pete Chandis                                    100              *              100            -0-               *
Francis K. Chang                                100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Edward P. Chase & Marion A.                     100              *              100            -0-               *
  Chase (2)
Dennis Chavez                                   100              *              100            -0-               *
Karren F. Chavez                                100              *              100            -0-               *
Al Chernoff                                     100              *              100            -0-               *
Thomas J. Chiado & Irene F.                     100              *              100            -0-               *
  Chiado (2)
Barbara Christy                                 100              *              100            -0-               *
Jo Ann Cigolle                                  100              *              100            -0-               *
Norma Cigolle                                   100              *              100            -0-               *
M. L. Clayton & Toya Clayton (2)                100              *              100            -0-               *
Jack Borel Cobb                                 100              *              100            -0-               *
Mark Coheley                                    100              *              100            -0-               *
Dean Coleman                                    100              *              100            -0-               *
Tony L. Collums                                 100              *              100            -0-               *
Fluteria G. Contreras                           100              *              100            -0-               *
Frank Conty & Nancy Conty (2)                   100              *              100            -0-               *
Boyd W. Cook                                    100              *              100            -0-               *
Raoul Jose Cordova & Dolores                    100              *              100            -0-               *
  Cordova (2)
Phil Corkin & Frances Corkin (2)                100              *              100            -0-               *
Wendell E. Cosner & Jane T.                     100              *              100            -0-               *
  Cosner (2)
Tim J. Costello                                 100              *              100            -0-               *
Vincent A. Costello                             100              *              100            -0-               *
Patricia M. Couch & Michiel D.                  100              *              100            -0-               *
  Couch (2)
Earl Cox                                        100              *              100            -0-               *
J. W. Craig                                     100              *              100            -0-               *
Victoria B. Crawford                            100              *              100            -0-               *
William O. Crawford, Jr.                        100              *              100            -0-               *
Gordon P. Culver                                100              *              100            -0-               *
J. Cummings                                     100              *              100            -0-               *
Peter G. Daffer & Lee Z. Daffer (2)             100              *              100            -0-               *
William J. Daffron                              100              *              100            -0-               *
Paul H. Davidson & Gloria S.                    100              *              100            -0-               *
     Davidson (2)
Margaret C. Davies                              100              *              100            -0-               *
Andy Davis c/o Nancy F. Aslam                   100              *              100            -0-               *
B. J. Davis                                     100              *              100            -0-               *
Cheryl D. Davis                                 100              *              100            -0-               *
Mary Frances Davis                              100              *              100            -0-               *
Mel Davis                                       100              *              100            -0-               *
Wanda M. Davis                                  100              *              100            -0-               *
Robert L. Dean                                  100              *              100            -0-               *
Paul A. Deblassie, III                          100              *              100            -0-               *
George Deblaszo & Cheryl H.                     100              *              100            -0-               *
  Fraser (2)
Donald C. Decker                                100              *              100            -0-               *
Lori Decker                                     100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Laura A. Deforge & Kevin M.                     100              *              100            -0-               *
  Deforge (2)
Fred H. Deiber                                  100              *              100            -0-               *
Arthur Delao                                    100              *              100            -0-               *
Vincent B. Demenno & Audrey L.                  100              *              100            -0-               *
  Demanno (2)
Donald E. Demkee                                100              *              100            -0-               *
Betty Joyce Devoti                              100              *              100            -0-               *
Carole Dickson                                  100              *              100            -0-               *
Jim G. Dickson                                  100              *              100            -0-               *
Larry Dimmick                                   100              *              100            -0-               *
Salvatore Dionisio & Santa                      100              *              100            -0-               *
  Dionisio (5)
Joseph F. Doerr                                 100              *              100            -0-               *
Bernie Dominguez & Lila                         100              *              100            -0-               *
  Dominguez (2)
Don A. Jeltema Company                          100              *              100            -0-               *
George M. Douglas                               100              *              100            -0-               *
Dugas Family Trust 3/15/99, George              100              *              100            -0-               *
  Dugas, Trustee
Jack Dunn                                       100              *              100            -0-               *
Gertrude Durham                                 100              *              100            -0-               *
Robert E. Dwyer                                 100              *              100            -0-               *
Dmytro Dzek C/F Peter A. Dzek (3)               100              *              100            -0-               *
Ralph Eaton                                     100              *              100            -0-               *
Bill Ebel                                       100              *              100            -0-               *
Leroy H. Ebel & Viola M. Ebel (2)               100              *              100            -0-               *
William E. Ebel                                 100              *              100            -0-               *
Andrew Ward Edenfield                           100              *              100            -0-               *
Ann L. Edenfield                                100              *              100            -0-               *
Curtis Arthur Edenfield                         100              *              100            -0-               *
Stuart Douglas Edenfield                        100              *              100            -0-               *
Thomas Keen Edenfield, III                      100              *              100            -0-               *
Alma Edge                                       100              *              100            -0-               *
Marilyn Edington                                100              *              100            -0-               *
Howard C. Ehlert                                100              *              100            -0-               *
Camille Elflein                                 100              *              100            -0-               *
Frank Elliott C/F Antonia F.                    100              *              100            -0-               *
  Yacovatta (3)
Aaron Ellis & Norma Ellis (2)                   100              *              100            -0-               *
Mary R. Ellison & Jackson R.                    100              *              100            -0-               *
  Ellison (2)
Equitable Assets Incorporated               474,589            4.0          474,589            -0-               *
Guardian Equities                               100              *              100            -0-               *
Cherry L. Erwin                                 100              *              100            -0-               *
Carl Almore Estep Jr. & Louise Irene            100              *              100            -0-               *
  Estep, Trustees, Carl Almore Estep
  & Louise I. Estep Revocable Trust
  UTA 12/17/93
Sandra L. Eubanks                               100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Raymond T. Eyestone                             100              *              100            -0-               *
Frank J. Fanelli                                100              *              100            -0-               *
James J. Fanning, Jr.                           100              *              100            -0-               *
Randell L. Fanning                              100              *              100            -0-               *
I. Frank Farrar & Ernestine Farrar (2)          100              *              100            -0-               *
Richard Fatheree C/F Debra F.                   100              *              100            -0-               *
  Fatheree (3)
Willliam Federici                               100              *              100            -0-               *
Kenneth L. Ferguson & Dorothy                   100              *              100            -0-               *
  Ferguson (4)
Helen Y. Fernandez                              100              *              100            -0-               *
Louis Fernandez                                 100              *              100            -0-               *
Manuel A. Fernandez                             100              *              100            -0-               *
Mary Cleo Fernandez & Helen Y.                  100              *              100            -0-               *
  Fernandez (2)
Ronald Fernandez                                100              *              100            -0-               *
Susan Fernandez                                 100              *              100            -0-               *
Jerry D. Ferrel & Sara B. Ferrel (2)            100              *              100            -0-               *
Richard Fiala                                   100              *              100            -0-               *
Jack Fickel                                     100              *              100            -0-               *
Robert L. Finch                                 100              *              100            -0-               *
Carl E. S. Finley                               100              *              100            -0-               *
Robert P. Finley & Kathryn E.                   100              *              100            -0-               *
  Finley (2)
Finmark Companies Incorporated                  100              *              100            -0-               *
Norman E. Fisher                                100              *              100            -0-               *
Skip L. Fitzwater                               100              *              100            -0-               *
F. Phillip Flavey                               100              *              100            -0-               *
Thomas E. Fleming                               100              *              100            -0-               *
Ray Flores & Vivian F. Flores (2)               100              *              100            -0-               *
Carr E. Flournoy                                100              *              100            -0-               *
Roseanne Palmer-La Fon                          100              *              100            -0-               *
Alice Foster                                    100              *              100            -0-               *
Paul N. Foster & Mary C. Foster (2)             100              *              100            -0-               *
Michael H. O. Fox                               100              *              100            -0-               *
Kathy Franchini & George                        100              *              100            -0-               *
  Franchini (2)
Alison L. Frank                                 100              *              100            -0-               *
Gene Frank                                      100              *              100            -0-               *
Wallace H. Franklin                             100              *              100            -0-               *
Charles A. Franks Jr. & Linda M.                100              *              100            -0-               *
  Franks (2)
Rosalie Franks                                  100              *              100            -0-               *
Nick Del Frate & Silvia Del Frate (2)           100              *              100            -0-               *
William R. Friel & Lois M. Friel (2)            100              *              100            -0-               *
Joseph R. G. Fulcher                            100              *              100            -0-               *
Antunio Gabaldon Jr. & Inez M.                  100              *              100            -0-               *
  Gabaldon (2)
Lucille Gabbert                                 100              *              100            -0-               *
Jack Gainer                                     100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Antonio Galaldon C/F Jerome                     100              *              100            -0-               *
  Antone Gabaldon (9)
Bruce Galbraith                                 100              *              100            -0-               *
Joseph J. Gallengos                             100              *              100            -0-               *
Larry Garcia                                    100              *              100            -0-               *
Lorenzo F. Garcia                               100              *              100            -0-               *
David Gazzaway, Jr.                             100              *              100            -0-               *
William R. Geck & Beverly L.                    100              *              100            -0-               *
  Geck (2)
Donald Geiger                                   100              *              100            -0-               *
Barry J. Georgia & Martha E.                    100              *              100            -0-               *
  Georgia (2)
Delores A. German, Trustee, Trust               100              *              100            -0-               *
  Agreement 8/24/88
Robert B. Gibson                                100              *              100            -0-               *
James L. Giles                                  100              *              100            -0-               *
Norma Herman Gilliam                            100              *              100            -0-               *
Dorothy Gilligan                                100              *              100            -0-               *
James L. Glasgow & Alice M.                     100              *              100            -0-               *
  Glasgow (2)
Joann Cigolle & Gloria C. Lucero (4)            100              *              100            -0-               *
Norman Goldberg                                 100              *              100            -0-               *
Albert Gonzales                                 100              *              100            -0-               *
Jerry Gonzales                                  100              *              100            -0-               *
Simon Gonzales & Ernestine                      100              *              100            -0-               *
  Gonzales (2)
Bob Goode                                       100              *              100            -0-               *
Steve M. Gose                                   100              *              100            -0-               *
Betty V. Goyette                                100              *              100            -0-               *
Laura Lee Grady                                 100              *              100            -0-               *
Grant W. Gray                                   100              *              100            -0-               *
Barbara M. Green                                100              *              100            -0-               *
Douglas A. Greenan                              100              *              100            -0-               *
Diane M. Greer                                  100              *              100            -0-               *
R. C. Greiner & Joh Greiner (2)                 100              *              100            -0-               *
Fred J. Greybar & Jean Greybar (5)              100              *              100            -0-               *
B. D. Griffin                                   100              *              100            -0-               *
George B. Gruesbeck                             100              *              100            -0-               *
Bruce E. Guffey & Ruth A. Farmer (2)            100              *              100            -0-               *
Michael Guillory                                100              *              100            -0-               *
Robert Gunderson & Shirley E.                   100              *              100            -0-               *
  Gunderson (2)
Bernard F. Gulla & Jeanine L.                   100              *              100            -0-               *
  Gulla (2)
Gino Gurule                                     100              *              100            -0-               *
Kathy Gurule                                    100              *              100            -0-               *
Ronald D. Guthrie                               100              *              100            -0-               *
Joseph W. Haas                                  100              *              100            -0-               *
David L. Hahn                                   100              *              100            -0-               *
R. Lamar Haines                                 100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Rhea J. Haire                                   100              *              100            -0-               *
Robert Hajovsky                                 100              *              100            -0-               *
June H. Hammit                                  100              *              100            -0-               *
Richard C. Hammit                               100              *              100            -0-               *
Jack F. Hankins                                 100              *              100            -0-               *
Roy J. Hardegree & Michelle J.                  100              *              100            -0-               *
  Hardegree (2)
Bernard T. & Virginia T. Harkins,               100              *              100            -0-               *
  Trustees, The Bernard & Virginia
  Harkins Trust 2/01/91
Bobby G. Harper                                 100              *              100            -0-               *
Clarence B. Harrell & Mary O.                   100              *              100            -0-               *
  Harrell (2)
Edward W. Harrington                            100              *              100            -0-               *
Ulyssess Harrington                             100              *              100            -0-               *
Harris Family Trust, Katherine Harris,          100              *              100            -0-               *
  Trustee
Olen Harris & Rita Harris (2)                   100              *              100            -0-               *
Robert N. Harris and Roberta A.                 100              *              100            -0-               *
  Harris, Trustees, Trust Agreement
  8/13/90
Rodney L. Harris                                100              *              100            -0-               *
Wally Harris                                    100              *              100            -0-               *
William H. Harrison                             100              *              100            -0-               *
James K. Hart                                   100              *              100            -0-               *
Carol L. Hawkins                                100              *              100            -0-               *
Warren C. Helgesen                              100              *              100            -0-               *
Aubrey R. Hemphill                              100              *              100            -0-               *
Patrick O. Hemphill                             100              *              100            -0-               *
Curtis Henderson                                100              *              100            -0-               *
George L. Henderson & Phyllis L.                100              *              100            -0-               *
  Henderson (2)
Michael Henderson                               100              *              100            -0-               *
Monroe Henderson                                100              *              100            -0-               *
Shirley J. Henderson                            100              *              100            -0-               *
Howard Herbert                                  100              *              100            -0-               *
Howie Herbert, Jr.                              100              *              100            -0-               *
Milton J. Herman, Jr. & Mary J.                 100              *              100            -0-               *
  Herman (2)
Norman Herman                                   100              *              100            -0-               *
Elden de Herrera C/F Jason J.                   100              *              100            -0-               *
  de Herrera (3)
Albert W. Hetschel                              100              *              100            -0-               *
Jessee C. Hewitt                                100              *              100            -0-               *
Reginald Higgin & Rosarita Higgin (2)           100              *              100            -0-               *
Michael Timothy Higgins                         100              *              100            -0-               *
S. M. Hill & Janie Hill (2)                     100              *              100            -0-               *
Ann W. Hinson                                   100              *              100            -0-               *
Ann Whitsitt Hinson                             100              *              100            -0-               *
Sally L. Hister                                 100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Lee Hofer                                       100              *              100            -0-               *
Kimberly K. Hofland                             100              *              100            -0-               *
Michael J. Holguin & Meredith                   100              *              100            -0-               *
  Holguin (2)
Ribble Holloman                                 100              *              100            -0-               *
Thomas D. Holmes                                100              *              100            -0-               *
Troy Hood                                       100              *              100            -0-               *
Kenneth A. Hopkins & Opal A.                    100              *              100            -0-               *
  Hopkins (2)
Norman E. Hopkins & Vaneta                      100              *              100            -0-               *
  Hopkins (2)
Gale Allen Hopper                               100              *              100            -0-               *
Jimmy P. Horany & Virginia K.                   100              *              100            -0-               *
  Horany (5)
Lynda Joyce Howard                              100              *              100            -0-               *
Robert A. Hubbard                               100              *              100            -0-               *
Brad Huckabee                                   100              *              100            -0-               *
James W. Hull                                   100              *              100            -0-               *
V. W. Huston                                    100              *              100            -0-               *
Hyder & Co.                                     300              *              300            -0-               *
Steven R. Hyder                                 100              *              100            -0-               *
Virginia Ilseng                                 100              *              100            -0-               *
Josephine E. Imhof                              100              *              100            -0-               *
Harold Inman                                    100              *              100            -0-               *
Decker IRR Trust, Lula Hodges                   100              *              100            -0-               *
  Trustee
Virginia L. Iurato                              100              *              100            -0-               *
Nancy F. Jaberansari                            100              *              100            -0-               *
Wayne Jackson                                   100              *              100            -0-               *
Thomas Jacomini                                 100              *              100            -0-               *
James A. Jacoway & Vera Jacoway (2)             100              *              100            -0-               *
L. D. Jamison, Jr.                              100              *              100            -0-               *
Inelda Jaramillo C/F Rafael                     100              *              100            -0-               *
  Jaramillo (3)
Manuel E. Jaramillo & Elizabeth A.              100              *              100            -0-               *
  Jaramillo (2)
Paul N. Jaworowski                              100              *              100            -0-               *
Edith Jefferson-Wade                            100              *              100            -0-               *
L. Mychal Jefferson II                        9,386              *            9,386            -0-               *
Rose Jefferson                                  100              *              100            -0-               *
W. G. Renfro & Johnnie D. Renfro (4)            100              *              100            -0-               *
Ben F. Johnson & Josephine C.                   100              *              100            -0-               *
  Johnson (2)
Daniel W. Johnson                               100              *              100            -0-               *
George R. Johnson & Betty J.                    100              *              100            -0-               *
  Johnson (2)
Lawrence S. Johnson                             100              *              100            -0-               *
Martin L. Johnson & Frances                     100              *              100            -0-               *
  Johnson (2)
Theresa A. Johnson                              100              *              100            -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Adrian K. Jones                                 100              *              100            -0-               *
Donald Lee Jones                                100              *              100            -0-               *
Evelyn R. Jones                                 100              *              100            -0-               *
Gordon Jones                                    100              *              100            -0-               *
Lawrence Jones                                  100              *              100            -0-               *
Gordon Jorgensen & Kathy                        100              *              100            -0-               *
  Jorgensen (2)
J. A. Junge, Jr.                                100              *              100            -0-               *
Beatrix Kahn                                    100              *              100            -0-               *
Kantex Capital Corporation                      100              *              100            -0-               *
David Lee Kartler & Pamela                      100              *              100            -0-               *
  Kartler (5)
Mike L. Katsarus                                100              *              100            -0-               *
Steven G. Kavanaugh                             100              *              100            -0-               *
W. B. Keene                                     100              *              100            -0-               *
Charles Kees, Jr.                               100              *              100            -0-               *
James Keicher & Carmen Keicher (2)              100              *              100            -0-               *
Harold E. Keith                                 100              *              100            -0-               *
Michael L. Keleher                              100              *              100            -0-               *
David J. Kempi, Jr. & Joan A.                   100              *              100            -0-               *
  Kempi (2)
Charles E. Kennedy                              100              *              100            -0-               *
Tommy Kenum                                     100              *              100            -0-               *
Marcella Kerrigan                               100              *              100            -0-               *
Mary Beth Kessler                               100              *              100            -0-               *
Gladys M. Kimmel                                100              *              100            -0-               *
Evelyn M. Kimmell                               100              *              100            -0-               *
Richard Kinchen                                 100              *              100            -0-               *
W. L. King & Paulette King, Trustees,           100              *              100            -0-               *
  W.L. King & Paulette King
  Revocable Trust 9/13/88
J. D. Kinsey                                    100              *              100              -0-               *
Donald L. Kline, Jr.                            100              *              100              -0-               *
William F. Klobuchar & Mary Myrth               100              *              100              -0-               *
  Klubuchar (4)
Dale W. Knighton                                100              *              100              -0-               *
Gail Kominak                                    100              *              100              -0-               *
Karen A. Kopel                                  100              *              100              -0-               *
John C. Koski & Judith W. Koski (2)             100              *              100              -0-               *
Jimmy M. Kouri                                  100              *              100              -0-               *
Mike Kouri                                      100              *              100              -0-               *
Lila G. Koury                                   100              *              100              -0-               *
Stephan M. Kranz                                100              *              100              -0-               *
Kenneth Krohm                                   100              *              100              -0-               *
Norman D. Krug                                  100              *              100              -0-               *
Kenneth A. Kruhm                                100              *              100              -0-               *
Joe L. Kruzich                                  100              *              100              -0-               *
Danny Kuhnley                                   100              *              100              -0-               *
Dennis Kuskie                                   100              *              100              -0-               *
Ray Lacey                                       100              *              100              -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Martha V. Laird                                 100              *              100              -0-               *
Norman D. Lamprecht                             100              *              100              -0-               *
Billie R. Lankford & Barbara J.                 100              *              100              -0-               *
  Lankford (5)
Harold E. Larkin, Jr.                           100              *              100              -0-               *
Thomas M. Lasater & Mary A.                     100              *              100              -0-               *
  Lasater (5)
W. D. Lasater                                   100              *              100              -0-               *
Linda Lattimer                                  100              *              100              -0-               *
Ed Laughlin                                     100              *              100              -0-               *
G. Patrick McLaughlin                           100              *              100              -0-               *
Joseph M. Lawler                                100              *              100              -0-               *
Seth T. Lawrence                                100              *              100              -0-               *
Harold B. Lee & Edna P. Lee (2)                 100              *              100              -0-               *
Joseph P. Lener & Elaine R. Lener (2)           200              *              200              -0-               *
Randy Lenth                                     100              *              100              -0-               *
Beryl W. Leonard & Carolyn S.                   100              *              100              -0-               *
  Leonard (2)
Robert Lepisto                                  100              *              100              -0-               *
Noah Lewis, III                                 100              *              100              -0-               *
Greg Leyendecker                                100              *              100              -0-               *
Charles Liessee & Patsy M. Liesse (2)           100              *              100              -0-               *
Vinton Haworth Lilja, Trustee, UA               100              *              100              -0-               *
  9/13/90
Patrick Y. Logan & Julia Logan (5)              100              *              100              -0-               *
Richard L. Logan                                100              *              100              -0-               *
Velda E. Lommori                                100              *              100              -0-               *
Carl Londene                                    100              *              100              -0-               *
Denise K. Londene                               100              *              100              -0-               *
Lilee Louie & Linda Lee Louie (2)               100              *              100              -0-               *
Henry A. Lovato II                              100              *              100              -0-               *
Gloria Lucero                                   100              *              100              -0-               *
James E. Lucero                                 100              *              100              -0-               *
Jennie C. Lucero                                100              *              100              -0-               *
Mark Lucero                                     100              *              100              -0-               *
Sabino M. Lucero & Theresa B.                   100              *              100              -0-               *
  Lucero (2)
Saundra D. Lucero                               100              *              100              -0-               *
Lee R. Lunsford and Golda J.                    100              *              100              -0-               *
  Lunsford (2)
Oliver R. Lunsford                              100              *              100              -0-               *
Thomas D. Lyon                                  100              *              100              -0-               *
Kenneth K. MA                                   100              *              100              -0-               *
Charles Mabarak                                 100              *              100              -0-               *
Angus I. MacGillivray                           100              *              100              -0-               *
Thora Machura                                   100              *              100              -0-               *
Jimmy J. Maddy                                  100              *              100              -0-               *
Irwin Magidson & Lola M.                        100              *              100              -0-               *
  Magidson (5)
Glen E. Malin                                   100              *              100              -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
M. L. Manoushmagian                             100              *              100              -0-               *
Doug March                                      100              *              100              -0-               *
Diego Marchese                                  100              *              100              -0-               *
George M. Markham & Barbara J.                  100              *              100              -0-               *
  Markham (5)
Gloria J. Marolt & Shirley C.                   100              *              100              -0-               *
  Plattner (2)
Euselio Marquez                                 100              *              100              -0-               *
F. Luis Marquez & Josephine                     100              *              100              -0-               *
  Marquez (2)
Brent H. Martin                                 100              *              100              -0-               *
M. Helen Martin & Frank B. Martin (2)           100              *              100              -0-               *
Thomas Martin & Helen L. Martin (2)             100              *              100              -0-               *
Herman Martinez & Stella Martinez (2)           100              *              100              -0-               *
John Martinez                                   100              *              100              -0-               *
Rudolph A. Martinez                             100              *              100              -0-               *
Georgia T. Maryol                               100              *              100              -0-               *
Edward D. Maslanka                              100              *              100              -0-               *
Jill R. Mason                                   100              *              100              -0-               *
Juan M. Mata                                    100              *              100              -0-               *
Michael A. Mathers                              100              *              100              -0-               *
Merle M. Mathieson                              100              *              100              -0-               *
Louis Matis                                     100              *              100              -0-               *
Fred Matteucci                                  100              *              100              -0-               *
Fred Matteucci C/F Anna Matteucci (3)           100              *              100              -0-               *
Fred Matteucci C/F Lesley                       100              *              100              -0-               *
  Matteucci (3)
Lisa Matteucci                                  100              *              100              -0-               *
Pete P. Matteucci                               100              *              100              -0-               *
Joe Lynn Matthews & Shirley Ann                 100              *              100              -0-               *
  Matthews
M. S. Mattioli                                  100              *              100              -0-               *
James D. Mattox                                 100              *              100              -0-               *
Alfred Mausner                                  100              *              100              -0-               *
Ricky L. McAlister                              100              *              100              -0-               *
Bob McBride                                     100              *              100              -0-               *
R. Michael McCarthy                             100              *              100              -0-               *
Royce McCary                                    100              *              100              -0-               *
Nancy McCrackin                                 100              *              100              -0-               *
Christopher J. McCulloch                        100              *              100              -0-               *
K. McCulloch                                    100              *              100              -0-               *
Guillermo McDonald & Sylvia                     100              *              100              -0-               *
  Bootzin McDonald (2)
Sylvia B. McDonald and Guiyer M.                100              *              100              -0-               *
  McDonald (2)
William Arnold McGaughey                        100              *              100              -0-               *
Horace F. McKay, Jr.                            100              *              100              -0-               *
Michael D. McKay & Patricia A.                  100              *              100              -0-               *
  McKay (2)
Roger McKee, Jr.                                100              *              100              -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Gary McLeod                                     100              *              100              -0-               *
Margaret McMahan                                100              *              100              -0-               *
Olivia McMillan & Gordon                        100              *              100              -0-               *
  McMillan 2)
Roy McMurray                                    100              *              100              -0-               *
Corey McNiel                                    100              *              100              -0-               *
Lloyd C. McPeters, Jr. & Gerald V.              100              *              100              -0-               *
  Wright (2)                                    100              *              100              -0-               *
Ray Mechenbier, Jr.                             100              *              100              -0-               *
John Menicucci                                  100              *              100              -0-               *
Laura Menicucci                                 100              *              100              -0-               *
Mario J. Menicucci C/F Mark                     100              *              100              -0-               *
  Menicucci (3)
Philip Menicucci                                100              *              100              -0-               *
Roberta Menicucci                               100              *              100              -0-               *
James J. Menzel & Carol J. Menzel (2)           100              *              100              -0-               *
Daniel Ralph Merrell                            100              *              100              -0-               *
Daniel Ralph Merrell C/F Bradley                100              *              100              -0-               *
  Hayden Merrell (6)
Daniel Ralph Merrell C/F Marcus                 100              *              100              -0-               *
  Ralph Merrell (6)
David Boles Merrell C/F Phylliese               100              *              100              -0-               *
  Ann Merrell (6)
David Boles Merrell C/F Jocelyn                 100              *              100              -0-               *
  Leish Merrell (6)
David Boles Merrell                             100              *              100              -0-               *
E. Guy Merrell                                  100              *              100              -0-               *
Dorothy Merritt & Richard L. Tone (2)           100              *              100              -0-               *
Kimberley Merritt & Ward Merritt (2)            100              *              100              -0-               *
Frank J. Mestas & Lucille A.                    100              *              100              -0-               *
  Mestas (2)
Toby Michael & MaryAnn Michael (2)              100              *              100              -0-               *
David R. Miller                                 100              *              100              -0-               *
Donald P. Miller                                100              *              100              -0-               *
Julie Miller                                    100              *              100              -0-               *
Katie Miller                                    100              *              100              -0-               *
Paul R. Miller                                  100              *              100              -0-               *
Sam Miller, Jr.                                 100              *              100              -0-               *
Willis Miller                                   100              *              100              -0-               *
Larry E. Minarsich                              100              *              100              -0-               *
J.D. Mitchell                                   100              *              100              -0-               *
John Mitchell & Matilda D.                      100              *              100              -0-               *
  Mitchell (2)
Dennis Moenning                                 100              *              100              -0-               *
Jerry D. Mohler & Vivian B.                     100              *              100              -0-               *
  Mohler (2)
Joe Montano                                     100              *              100              -0-               *
Alex Montgomery                                 100              *              100              -0-               *
Karen Montoya                                   100              *              100              -0-               *
Louis Montoya                                   100              *              100              -0-               *

                        Sales by the TNOG Shareholders

                                             Shares                                          Shares
                                          Beneficially     Percentage                     Beneficially      Percentage
                                             Owned           Before          Amount           Owned           After
Name                                      Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                      -----------       --------        -------        ----------        --------
Louis Montoya C/F D. A. Bacca (3)               100              *              100              -0-               *
Ruth M. Montoya & M. Helen                      100              *              100              -0-               *
  Martin (2)
Michael G. Montroy                              100              *              100              -0-               *
Francis J. Moratto & Mary Lee                   100              *              100              -0-               *
  Moratto (2)
Mary M. Morehouse                               100              *              100              -0-               *
J. C. CY Morgan                                 100              *              100              -0-               *
Charles L. Moriarty                             100              *              100              -0-               *
Hiroshi R. Morimoto & Lorraine T.               100              *              100              -0-               *
  Morimoto (2)
Russell Morris & Gemma Morris (2)               100              *              100              -0-               *
Thomas E. Morris & Kimberly                     100              *              100              -0-               *
  Morris (2)
Merri Dawn Moss                                 100              *              100              -0-               *
Thomas M. Muchmore & Darlene                    100              *              100              -0-               *
  Muchmore (2)
Michael R. Mueller                              100              *              100              -0-               *
Carol Ann Muggaberg                             100              *              100              -0-               *
Andrea J. Mugnolo, Jr.                          100              *              100              -0-               *
Lee M. Mugnolo                                  100              *              100              -0-               *
Franklin B. Murphy & Janet W.                   100              *              100              -0-               *
  Murphy (2)
Richard H. Nance & Lucille Nance (2)            100              *              100              -0-               *
Robert A. Naponic Special Account               100              *              100              -0-               *
Carla D. R. Navarro                             100              *              100              -0-               *
Michael A. Mavarro                              100              *              100              -0-               *
T. A. Navidomskis                               100              *              100              -0-               *
Milo Navratil                                   100              *              100              -0-               *
Miloslav J. Navratil & Barbara M.               100              *              100              -0-               *
  Navratil (2)
Mike Neal                                       100              *              100              -0-               *
Nedra Compton & Steve Compton (2)               100              *              100              -0-               *
Dennis J. Neff                                  100              *              100              -0-               *
Harry R. Neff                                   100              *              100              -0-               *
Joann Nelson                                    100              *              100              -0-               *
Ralph A. Nelson                                 100              *              100              -0-               *
John New & Carol New (2)                        100              *              100              -0-               *
James F. Ney & Pauline C. Ney (2)               100              *              100              -0-               *
John Norwood                                    100              *              100              -0-               *
Lewis E. Nover & Relda M. Nuver (2)             100              *              100              -0-               *
John O'Donnell                                  100              *              100              -0-               *
Paul O'Hara & Carolyn O. O'Hara (4)             100              *              100              -0-               *
Julia Ortega                                    100              *              100              -0-               *
Margaret Ann Ortega & Celina R.                 100              *              100              -0-               *
  Ortega (2)
Rose Ortega                                     100              *              100              -0-               *
Benny J. Oritz & Helen Oritz                    100              *              100              -0-               *
Johnny Oritz & Jessie Grace Ortiz (2)           100              *              100              -0-               *
William Osborne                                 100              *              100              -0-               *

                          Sales by TONG Stockholders

                                           Shares                                          Shares
                                        Beneficially      Percentage                    Beneficially      Percentage
                                            Owned           Before         Amount           Owned            After
Name                                     Before Sale       Sale (1)       Offered        After Sale        Sale (1)
----                                     -----------       --------       -------        ----------        --------
R. M. Oster                                    100              *             100             -0-              *
Robert Osilie                                  100              *             100             -0-              *
Fred Ostro & Nancy Ostro (5)                   100              *             100             -0-              *
Creighton M. Oswald & Linda L.                 100              *             100             -0-              *
     Oswald (2)
Jose Fidel Otero                               100              *             100             -0-              *
Odelio Otero                                   100              *             100             -0-              *
Pat Otero                                      100              *             100             -0-              *
Everett A. Ott                                 100              *             100             -0-              *
John E. Overholt                               100              *             100             -0-              *
Robert Owen                                    100              *             100             -0-              *
Celeste Padilla                                100              *             100             -0-              *
Darren Padilla                                 100              *             100             -0-              *
Kevin Padilla                                  100              *             100             -0-              *
Solomon Padilla, Jr. & Evelyn Mora             100              *             100             -0-              *
     de Padilla (2)
Bobby E. Parker                                100              *             100             -0-              *
Billy K. Paschall & Lavanna                    100              *             100             -0-              *
     Paschall (2)
Robert P. Pass                                 100              *             100             -0-              *
Ronald Patz                                    100              *             100             -0-              *
Russell Peacock                                100              *             100             -0-              *
Fred Pearce                                    100              *             100             -0-              *
Est Dee Schelling Pegram                       100              *             100             -0-              *
     James Timothy Chambers (9)
Joseph S. Perea                                100              *             100             -0-              *
Kerry Perez                                    100              *             100             -0-              *
Michael Perez                                  100              *             100             -0-              *
Ben H. Peters & Betty J. Peters (2)            100              *             100             -0-              *
Malcolm Petree                                 100              *             100             -0-              *
Milton D. Pettus                               100              *             100             -0-              *
Ralph F. Petty                                 100              *             100             -0-              *
Jeffrey S. Philbin & Margaret E.               100              *             100             -0-              *
     Philbin (2)
Nellie B. Pick                                 100              *             100             -0-              *
Thomas M. Pino                                 100              *             100             -0-              *
Barry Plaxco                                   100              *             100             -0-              *
John R. Poole & Vickey L. Poule (2)            100              *             100             -0-              *
Poor Boys Investment Club                      100              *             100             -0-              *
Harvey Porter & Sue Porter (2)                 100              *             100             -0-              *
Catherine Poteet & Harold E.                   100              *             100             -0-              *
     Poteet (2)
Alfred M. Powell                               100              *             100             -0-              *
Steve Preston                                  100              *             100             -0-              *
Dean O. Purcell & Margie Purcell (2)           100              *             100             -0-              *
Kenneth L. Purtee & Patricia J. Purtee         100              *             100             -0-              *
Don R. Purvis                                  100              *             100             -0-              *
Jimmy L. Quattlebaum & Sherry                  100              *             100             -0-              *
     Quattlebaum (2)


                          Sales by TNOG Stockholders

                                           Shares                                          Shares
                                        Beneficially      Percentage                    Beneficially      Percentage
                                            Owned           Before         Amount           Owned            After
Name                                     Before Sale       Sale (1)       Offered        After Sale        Sale (1)
----                                     -----------       --------       -------        ----------        --------

David E. Quinn and Nancy E.                    100              *             100             -0-              *
     Quinn (2)
Phillip M. Quinn                               100              *             100             -0-              *
Mark Radford                                   100              *             100             -0-              *
Alexander Raeburn & Kathleen B.                100              *             100             -0-              *
     Raeburn (2)
Steven B. Rael                                 100              *             100             -0-              *
Susan Gulley Ramirez                           100              *             100             -0-              *
Kenneth A. Ray                                 100              *             100             -0-              *
The John P. Redd & Florence W. Reed            100              *             100             -0-              *
     Revocable Living Trust
Tony L. Reed                                   100              *             100             -0-              *
April Reid & Fran Jones (2)                    100              *             100             -0-              *
Elizabeth J. Reid                              100              *             100             -0-              *
Mike Renfro                                    100              *             100             -0-              *
Mike Renfro & Deborah Renfro (2)               100              *             100             -0-              *
Mary Elda Ward Oil Rental                      100              *             100             -0-              *
W. Robert Reynolds                             100              *             100             -0-              *
Jack L. Rhine & Lorraine E. Rhine (2)          100              *             100             -0-              *
Harold E. Rich                                 100              *             100             -0-              *
Ronald Rietz & Nancy Rietz (2)                 100              *             100             -0-              *
Joseph G. Rinaldi                              100              *             100             -0-              *
Daniel W. Risik                                100              *             100             -0-              *
Raul A. Riveria                                100              *             100             -0-              *
John F. Rizzo & Ann B. Rizzo (2)               100              *             100             -0-              *
Ernest W. Robart                               100              *             100             -0-              *
Donald Robbins                                 100              *             100             -0-              *
Norma Robbins                                  100              *             100             -0-              *
James D. Roberts                               100              *             100             -0-              *
Jason Roberts                                  100              *             100             -0-              *
Lester H. Roberts & Lou Emma                   100              *             100             -0-              *
     Roberts Living Trust 12/16/94
Shae Roberts                                   100              *             100             -0-              *
Beverly G. Robinson                            100              *             100             -0-              *
Ronnie W. Robertson                            100              *             100             -0-              *
Ruth Robinson                                  100              *             100             -0-              *
Ernest Rocco                                   100              *             100             -0-              *
Kathy Rocco                                    100              *             100             -0-              *
Cecil L. Rockhold Jr. & Susan F.               100              *             100             -0-              *
     Rockhold (2)
Robert E. Rogers & Josephine V.                100              *             100             -0-              *
     Rogers, Trustees, Robert E. &
     Josephine V. Rogers Revocable
     Trust 4/26/85
L. E. Rogers                                   100              *             100             -0-              *
Leonardo Romero & Jane Romero (4)              100              *             100             -0-              *
M. R. Romero                                   100              *             100             -0-              *
Sam B. Romero                                  100              *             100             -0-              *
Kathie Rosales                                 100              *             100             -0-              *
Jeffrey Rosen & Lynne Rosen (2)                100              *             100             -0-              *


                                          Sales by the TNOG Stockholders

                                                  Shares                                            Shares
                                               Beneficially      Percentage                      Beneficially     Percentage
                                                  Owned            Before           Amount           Owned           After
Name                                           Before Sale        Sale (1)         Offered        After Sale       Sale (1)
----                                           -----------        --------         -------        ----------       --------
Richard Rosenzweig & Alicia                         100              *              100              -0-              *
  Rosenzweig (2)
Lou Ross                                            100              *              100              -0-              *
Barbara Rouckus                                     100              *              100              -0-              *
Harry J. Rouckus                                    100              *              100              -0-              *
Saul Rouinsky & June T. Rouinsky (2)                100              *              100              -0-              *
Matthew Rounseville                                 100              *              100              -0-              *
James W. Rowan                                      100              *              100              -0-              *
Donald R. Rowland                                   100              *              100              -0-              *
Raymond P. Roybal                                   100              *              100              -0-              *
Jon La Rue                                          100              *              100              -0-              *
Frederick K. Rueckert                               100              *              100              -0-              *
Dorthy Ann Ruffin                                   100              *              100              -0-              *
Jack E. Ruggs                                       100              *              100              -0-              *
Procopio R. Ruiz                                    100              *              100              -0-              *
Tommy W. Russell                                    100              *              100              -0-              *
John Taylor Russo                                   100              *              100              -0-              *
Karen Mary Russo                                    100              *              100              -0-              *
Victor Lance Russo                                  100              *              100              -0-              *
Lonny Rutherford                                    100              *              100              -0-              *
R. Rita Rutherford                                  100              *              100              -0-              *
Rosemary Saavedra                                   100              *              100              -0-              *
The Sabinal Trust                                   100              *              100              -0-              *
Harold C. Saefkow & Ermalinda D.                    100              *              100              -0-              *
  Saefkow (2)
Harold Saefkow                                      100              *              100              -0-              *
Ignacio Salazar C/F Sonia Salazar (3)               100              *              100              -0-              *
Ignacio Salazar, Jr. C/F Melissa                    100              *              100              -0-              *
  Salazar (3)
J. Larkin Salazar C/F Karen Lovato (3)              100              *              100              -0-              *
J. Larkin Salazar C/F James Salazar (3)             100              *              100              -0-              *
Robert Salazar                                      100              *              100              -0-              *
Ann B. Salvo                                        100              *              100              -0-              *
Paul E. Salyer                                      100              *              100              -0-              *
Adelina Sanchez                                     100              *              100              -0-              *
Adelino Sanchez, Jr.                                100              *              100              -0-              *
Charles E. Sanchez                                  100              *              100              -0-              *
Charlie Sanchez, Jr.                                100              *              100              -0-              *
Gilbert S. Sanchez                                  100              *              100              -0-              *
Gilbert Sanchez & Dorothy Sue                       100              *              100              -0-              *
  Sanchez (2)
J. C. Sanchez                                       100              *              100              -0-              *
Robert Lee Sanchez                                  100              *              100              -0-              *
Susan Sanchez                                       100              *              100              -0-              *
William A. Sanchez                                  100              *              100              -0-              *
Ben Sandoval                                        100              *              100              -0-              *
Phillip R. Sandoval                                 100              *              100              -0-              *
Vito Santangelo & Vincenza                          100              *              100              -0-              *
  Santangelo (2)

                                                Sales by the TNOG Shareholders

                                                  Shares                                            Shares
                                               Beneficially      Percentage                      Beneficially     Percentage
                                                  Owned            Before           Amount           Owned           After
Names                                          Before Sale        Sale (1)         Offered        After Sale       Sale (1)
-----                                          -----------        --------         -------        ----------       --------
Vernon H. Schack & Sadie O.                         100              *              100              -0-              *
  Schack (2)
Dale W. Schafer                                     100              *              100              -0-              *
Charles J. Scheffing & Helen G.                     100              *              100              -0-              *
  Scheffing (2)
Phillip Scheib                                      100              *              100              -0-              *
Marc J. F. Schmidt                                  100              *              100              -0-              *
Lester B. Schneider                                 100              *              100              -0-              *
Mark Schreiber & Linda Schreiber (4)                100              *              100              -0-              *
R. S. Schrieber                                     100              *              100              -0-              *
Phil R. Schroeder & Helen                           100              *              100              -0-              *
  Schroeder (2)
H. L. Schulle                                       100              *              100              -0-              *
Henry Andrew Schulle                                100              *              100              -0-              *
Laura Elizabeth Schulle                             100              *              100              -0-              *
Henry Schutzberger                                  100              *              100              -0-              *
Richard Schutzberger                                100              *              100              -0-              *
Charles Schwab                                      100              *              100              -0-              *
R. J. Schwarz & Susan P. Schwarz (2)                100              *              100              -0-              *
John N. Scott                                       100              *              100              -0-              *
J. R. Scott                                         100              *              100              -0-              *
John R. Scott, Jr.                                  100              *              100              -0-              *
Katerine E. Scranton                                100              *              100              -0-              *
Dean Seat                                           100              *              100              -0-              *
Carl D. Sedillo & Joyce M. Sedillo (2)              100              *              100              -0-              *
Mary M. Seis                                        100              *              100              -0-              *
Thomas W. Yarbrough                                 100              *              100              -0-              *
Ralph E. Seis                                       100              *              100              -0-              *
Rich Sena & Linda Sena (2)                          100              *              100              -0-              *
Gerald Seuntiens & Judith                           100              *              100              -0-              *
  Seuntiens (2)
Trev G. Seymour                                     100              *              100              -0-              *
Dale Shamblin                                       100              *              100              -0-              *
James Greg Shaw                                     100              *              100              -0-              *
Harriet E. Shaw & Harlan D. Shaw (2)                100              *              100              -0-              *
Robert J. Shaw                                      100              *              100              -0-              *
Robert J. Shaw & Sandra E. Shaw (2)                 100              *              100              -0-              *
Edsel Shepp & Debra Shepp (2)                       100              *              100              -0-              *
Herman L. Sieboldt & Helen W.                       100              *              100              -0-              *
  Sieboldt (2)
Pete Sierra                                         100              *              100              -0-              *
Harry L. Silverman, Jr.                             100              *              100              -0-              *
Lois Simpson                                        100              *              100              -0-              *
David Skrondahl                                     100              *              100              -0-              *
Wayne L. Sly                                        100              *              100              -0-              *
James R. Smail                                      100              *              100              -0-              *
Douglas D. Smith                                    100              *              100              -0-              *
Duane H. Smith                                      100              *              100              -0-              *
Duane Smith C/F Andrea L. Smith (3)                 100              *              100              -0-              *
H. Duane Smith & Dessie L. Smith (2)                100              *              100              -0-              *

                                          Sales by the TNOG Stockholders

                                                 Shares                                            Shares
                                              Beneficially      Percentage                      Beneficially      Percentage
                                                  Owned           Before          Amount           Owned           After
Name                                           Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                           -----------       --------        -------        ----------        --------
Greg Smith                                          100              *              100              -0-              *
James A Smith & Josephine K.                        100              *              100              -0-              *
  Smith (5)
Jerry Smith                                         100              *              100              -0-              *
Kimberly R. Smith                                   100              *              100              -0-              *
Lawrence S. Smith & Virginia M.                     100              *              100              -0-              *
  Smith (2)
Michael S. Smith                                    100              *              100              -0-              *
Paul Q. Smith                                       100              *              100              -0-              *
Richard B. Smith                                    100              *              100              -0-              *
Burton S. Snow                                      100              *              100              -0-              *
Dennis Snyder                                       100              *              100              -0-              *
Beverly Solomon & David                             100              *              100              -0-              *
  Solomon (5)
Anthony Sorce                                       100              *              100              -0-              *
Edward Sosaya Sr. & Lucy Sosaya (2)                 100              *              100              -0-              *
Patti Susaya                                        100              *              100              -0-              *
William M. Southard                                 100              *              100              -0-              *
Raymond O. Spacagna & Kathy L.                      100              *              100              -0-              *
  Spacagna (2)
Richard A. Spargo & Joanne Sparto (2)               100              *              100              -0-              *
Lionel Specter                                      100              *              100              -0-              *
Lionel Specter & Barbara G.                         100              *              100              -0-              *
  Specter (2)
Lionel Specter C/F Gary Specter (3)                 100              *              100              -0-              *
Elva Katrina Spencer                                100              *              100              -0-              *
Gary Spoonts                                        100              *              100              -0-              *
St. Petersburg Trust                                100              *              100              -0-              *
Edward C. Stapp                                     100              *              100              -0-              *
E. C. Stapp & Faye A. Stapp (2)                     100              *              100              -0-              *
State Comptroller of Public Accounts                100              *              100              -0-              *
Leota Steed, Trustee, Estate of Netum               100              *              100              -0-              *
  A. Steed
Bob G. Steele                                       100              *              100              -0-              *
Thomas C. Steelman, Jr.                             100              *              100              -0-              *
David M. Stein                                      100              *              100              -0-              *
Frank F. Steiner                                    100              *              100              -0-              *
Bernard Stevens                                     100              *              100              -0-              *
Bily J. Stevens                                     100              *              100              -0-              *
Daphne Stevens                                      100              *              100              -0-              *
Al Stewart & Jauyknell Stewart (2)                  100              *              100              -0-              *
E. H. Stewart                                       100              *              100              -0-              *
Kyle E. Stoever                                     100              *              100              -0-              *
Dean L. Stoneman                                    100              *              100              -0-              *
Kenneth L. Stout & Lennie M.                        100              *              100              -0-              *
  Stout (2)
Joseph G. Straining                                 100              *              100              -0-              *
Carl H. Stratman & Mary A.                          100              *              100              -0-              *
  Stratman (2)
George L. Stratton, III                             100              *              100              -0-              *

                                          Sales by the TNOG Stockholders

                                                 Shares                                            Shares
                                              Beneficially      Percentage                      Beneficially      Percentage
                                                  Owned           Before          Amount           Owned           After
Name                                           Before Sale       Sale (1)        Offered        After Sale        Sale (1)
----                                           -----------       --------        -------        ----------        --------
Roy L. Street                                       100              *              100              -0-              *
Roger K. Sullivan                                   100              *              100              -0-              *
Vincent P. Sullivan                                 100              *              100              -0-              *
Charles T. Sunderland                               100              *              100              -0-              *
Surveyor, Inc.                                      100              *              100              -0-              *
John F. Sutter                                      100              *              100              -0-              *
Geoffrey W. Sutton                                  100              *              100              -0-              *
John M. Sutton                                      100              *              100              -0-              *
Gerry Swenson                                       100              *              100              -0-              *
Opal E. Swinney                                     100              *              100              -0-              *
Charles A. Meeker & Sybil F.                        100              *              100              -0-              *
  Meeker (4)
Robert G. Talley C/F Taryn N.                       100              *              100              -0-              *
  Talley (7)
Russell K. Tanita                                   100              *              100              -0-              *
Ronald Tanner                                       100              *              100              -0-              *
John Tansey                                         100              *              100              -0-              *
Gordon E. Taylor                                    100              *              100              -0-              *
Marian P. Temer & Anthony Temer (4)                 100              *              100              -0-              *
Harold L. Tennis & Margaret P.                      100              *              100              -0-              *
  Tennis (2)
Texas Commerical Resources Inc.                     100              *              100              -0-              *
Texas State Treasurer                               100              *              100              -0-              *
Karl G. Thomas & Rebecca I.                         100              *              100              -0-              *
  Thomas (2)
Kenneth E. Thomas & Ann S.                          100              *              100              -0-              *
  Thomas (2)
W. J. Thompson                                      100              *              100              -0-              *
Lonnie Thornton & Lora L. Thornton                  100              *              100              -0-              *
Linda G. Threadgill C/F E. Greg                     100              *              100              -0-              *
  Threadgill (8)
Joe A. Tiano                                        100              *              100              -0-              *
Frank W. Tilton                                     100              *              100              -0-              *
Joe Tittman                                         100              *              100              -0-              *
Hunter Tom & Letty Tom (2)                          100              *              100              -0-              *
John A. Tondl                                       100              *              100              -0-              *
Earl A. Tonkinson                                   100              *              100              -0-              *
Timothy Tonkinson                                   100              *              100              -0-              *
Ben S. Torres                                       100              *              100              -0-              *
David M. Treadwell & Gloria                         100              *              100              -0-              *
  Treadwell (2)
George Treadwell and Gloria                         100              *              100              -0-              *
  Treadwell (2)
C. B. Trujillo                                      100              *              100              -0-              *
Zetta Tsukamota                                     100              *              100              -0-              *
Angelo Tumminaro & Cathy                            100              *              100              -0-              *
  Tumminaro (2)
William M. Turner                                   100              *              100              -0-              *
Jean Tuttle                                         100              *              100              -0-              *
John J. Tuttle                                      100              *              100              -0-              *

                        Sales by the TNOG Shareholders

                                                  Shares                                          Shares
                                               Beneficially      Percentage                    Beneficially     Percentage
                                                   Owned           Before          Amount         Owned           After
Name                                            Before Sale       Sale (1)         Offered      After Sale       Sale (1)
----                                            -----------       --------         -------      ----------       --------
John J. Tuttle & Virginia Tuttle Trust,             100              *                 100           -0-              *
   FBO John J. Tuttle Family Trust
L. M. Tuttle                                        100              *                 100           -0-              *
Craig W. Tyler                                      100              *                 100           -0-              *
Richard P. Umbrage Inv. Acct.                       100              *                 100           -0-              *
Francisto Urrea, Jr.                                100              *                 100           -0-              *
Val R. Resse, Inc.                                  100              *                 100           -0-              *
Elena E. Valdez & Gilbert R.                        100              *                 100           -0-              *
   Valdez (2)
Jenny Valdez                                        100              *                 100           -0-              *
Raymond G. Valdez                                   100              *                 100           -0-              *
David Valentiner                                    100              *                 100           -0-              *
Joseph R. Valeriano & John Scaly (2)                100              *                 100           -0-              *
Albert V. Vanaman & Carolyn G.                      100              *                 100           -0-              *
   Vanaman (2)
Frank Venaglia & Anna Venaglia (2)                  100              *                 100           -0-              *
Benny Verderame & Jenny                             100              *                 100           -0-              *
   Verderame (2)
Audrey J. Vernon                                    100              *                 100           -0-              *
James L. Vernon                                     100              *                 100           -0-              *
Mary W. Verville                                    100              *                 100           -0-              *
Gregory Norwood Vicars C/F Erik                     100              *                 100           -0-              *
   Gregory Vicars (6)
Gregory Norwood Vicars C/F Lindsey                  100              *                 100           -0-              *
   Merrell Vicars (6)
Gregory Norwood Vicars                              100              *                 100           -0-              *
Lawrence Villanueva                                 100              *                 100           -0-              *
Vincent C. Villanueva                               100              *                 100           -0-              *
A. Gilbert Villarreal                               100              *                 100           -0-              *
Leo J. Vivian                                       100              *                 100           -0-              *
R. Gene Volkert & Joanne D.                         100              *                 100           -0-              *
   Volkert (2)
Charlotte B. Wade & Laurel Wade (2)                 100              *                 100           -0-              *
Lawrence D. Wagener                                 100              *                 100           -0-              *
Deborah Waiters & James Martin                      100              *                 100           -0-              *
   Haggins (2)
Deborah Waiters & Carmen Waiters                    100              *                 100           -0-              *
   White (2)
Deborah Waiters & Ellarie Haggins (2)               100              *                 100           -0-              *
Lawrence S. Waldman                                 100              *                 100           -0-              *
Lowell A. Walker & Lillian F.                       100              *                 100           -0-              *
   Walker (2)
Wall Family Trust, Trustee, Wall                    100              *                 100           -0-              *
   Family Trust UTA 7/17/84
Herman Wallace, Jr.                                 100              *                 100           -0-              *
Mary C. Walters                                     100              *                 100           -0-              *
Mitchell Ward                                       100              *                 100           -0-              *
David A. Warnack & Delfina F.                       100              *                 100           -0-              *
   Warnack (2)
Bernard Wasko                                       100              *                 100           -0-              *

                        Sales by the TNOG Shareholders

                                                  Shares                                          Shares
                                               Beneficially      Percentage                    Beneficially     Percentage
                                                   Owned           Before          Amount         Owned           After
Name                                            Before Sale       Sale (1)         Offered      After Sale       Sale (1)
----                                            -----------       --------         -------      ----------       --------
Sandra Waslin                                       100              *                 100           -0-              *
A. J. Waters                                        100              *                 100           -0-              *
K. Don Weaks                                        100              *                 100           -0-              *
Wayne K. Webster & Shelby J.                        100              *                 100           -0-              *
  Webster (4)
Joyce Weir                                          100              *                 100           -0-              *
Matthew S. Welty & Valarie A. Welty                 100              *                 100           -0-              *
Roberta Werick                                      100              *                 100           -0-              *
Gerald L. West & Mary E. West (2)                   100              *                 100           -0-              *
Jerome C. West & Beatrice West (2)                  100              *                 100           -0-              *
Sidney West                                         100              *                 100           -0-              *
Richard Weston & Elizabeth                          100              *                 100           -0-              *
  Weston (2)
Barbara Wheeler                                     100              *                 100           -0-              *
Patty C. Wheeler                                    100              *                 100           -0-              *
Jo Ann White                                        100              *                 100           -0-              *
Rhonda White                                        100              *                 100           -0-              *
Ruth G. White                                       100              *                 100           -0-              *
Sidney J. Whitebread                                100              *                 100           -0-              *
T. Darrell Whitehead & Maxine                       100              *                 100           -0-              *
  Whitehead (4)
Wilma F. Whitehead                                  100              *                 100           -0-              *
Edward H. Whitsitt                                  100              *                 100           -0-              *
H. Edward Whitsitt                                  100              *                 100           -0-              *
Hal Whitsitt                                        100              *                 100           -0-              *
Harold D. Whitsitt                                  100              *                 100           -0-              *
Harry E. Whitsitt                                   100              *                 100           -0-              *
James W. Whittsitt                                  100              *                 100           -0-              *
James Whitsitt                                      100              *                 100           -0-              *
Dwayne Whittaker                                    100              *                 100           -0-              *
Lena M. Wiggans & Neal R.                           100              *                 100           -0-              *
  Wiggans (2)
Wayne Wilcox & Edna Wilcox (4)                      100              *                 100           -0-              *
Wilcrest Trust                                      200              *                 200           -0-              *
Henry A. Willers & Julie A. Willers (2)             100              *                 100           -0-              *
Patsy T. Williams                                   100              *                 100           -0-              *
R. M. Williams                                      100              *                 100           -0-              *
Charles Wilson                                      100              *                 100           -0-              *
Hubert E. Wilson & Elizabeth L.                     100              *                 100           -0-              *
  Wilson (4)
James W. Wilson                                     100              *                 100           -0-              *
Mary Anne Winkeljohn                                100              *                 100           -0-              *
Jimmie C. Winter & Jo Ann Winter (2)                200              *                 200           -0-              *
Edward M. Winters                                   100              *                 100           -0-              *
Doyle Winzenried                                    100              *                 100           -0-              *
Jim Wissert & Sherman McCorkle (2)                  100              *                 100           -0-              *
Dean Witter Reynolds, Inc.                          100              *                 100           -0-              *
Richard C. Wohl, Jr.                                100              *                 100           -0-              *
Edward L. Wolf                                      100              *                 100           -0-              *

                             Sales by the TONG Stockholders



                                         Shares                                           Shares
                                      Beneficially       Percentage                    Beneficially      Percentage
                                          Owned            Before          Amount          Owned            After
Name                                   Before Sale        Sale (1)        Offered       After Sale        Sale (1)
----                                  ------------        --------        -------       ----------        --------
Donald M. Wolfley & Norma E.                100                *              100           -0-              *
     Wolfley (2)
Bennie B. Wood & Hazel F. Wood (2)          100                *              100           -0-              *
Gail F. Wood                                100                *              100           -0-              *
Beulah Woodfin                              100                *              100           -0-              *
Woodland Trust                              200                *              200           -0-              *
W. B. Woodruff, Jr.                         100                *              100           -0-              *
Helen Woolson                               100                *              100           -0-              *
Joseph Allen Worden                         100                *              100           -0-              *
Kenneth M. Wright                           100                *              100           -0-              *
Lura P. Wright                              100                *              100           -0-              *
Phillip A. Wright                           100                *              100           -0-              *
Ronald V. Wright & Janice J.                100                *              100           -0-              *
     Wright (2)
Martha Yoder                                100                *              100           -0-              *
Dennie M. York                              100                *              100           -0-              *
S. J. Young & Deborah L. Young (5)          100                *              100           -0-              *
John P. Youngblood, Jr.                     100                *              100           -0-              *
Don Zamora & Annette Zamora (2)             100                *              100           -0-              *
Ernest D. Zapata, Jr.                       100                *              100           -0-              *
Gordon Zucht                                100                *              100           -0-              *
German Zuniga                               100                *              100           -0-              *

______
*    less than one percent
(1) Based on 11,999,883 shares of our common stock to be outstanding as of the effective date of the merger.
(2)  The shares are held by the indicated individuals as joint tenants.
(3) The shares are held by the custodian under the New Mexico Uniform Gifts to Minors Act.
(4) The shares are held by the indicated individuals as joint tenants with a right of survivorship.
(5)  The shares are held by the indicated individuals as a tenancy-in-common.
(6) The shares are held by the custodian under the Texas Uniform Gifts to Minors Act.
(7) The shares are held by the custodian under the Colorado Uniform Gifts to Minors Act.
(8) The shares are held by the custodian under the Florida Uniform Gifts to Minors Act.
(9) The shares are held by the custodian under the Nevada Uniform Gifts to Minors Act.

                              PLAN OF DISTRIBUTION

     All securities referenced above under "Selling Stockholders" may be offered by the identified stockholders from time to time on the OTC Bulletin Board in privately negotiated sales or on other markets. We believe that virtually all of such sales will occur in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the selling stockholders.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Jackson Walker L.L.P., 1100 Louisiana, Suite 4200, Houston, Texas 77002.

                                    EXPERTS

     Our financial statements for the period from April 2, 2001 (date of inception) to April 15, 2001 included in this prospectus/information statement have been so included in reliance on the report of Thomas Leger & Co. L.L.P., certified public accountants, given on that firm's authority as experts in auditing and accounting.

     The financial statements of TNOG for the period from January 1, 1999 to December 31, 2000 included in this prospectus/information statement have been so included in reliance on the report of Ham, Langston & Brezina, LLP, certified public accountants, given on that firm's authority as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common stock to be issued in the merger. This prospectus/information statement
constitutes our prospectus filed as part of the registration statement.   This
prospectus/information statement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.
------------------

     TNOG files reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by TNOG at the SEC's public reference rooms. TNOG's filings with the SEC are also available to the public from services and at the SEC web site identified above.

     Houston American has not been previously subject to the reporting requirements of the Exchange Act, although we will become subject to the reporting requirements of the Exchange Act following the completion of the merger described in this prospectus/information statement. In accordance with the Exchange Act, we will file reports, proxy statements, and other information with the SEC. In addition, we intend to furnish our stockholders with annual reports containing audited financial statements and interim reports as we deem appropriate. No person is authorized by us to give any information or to make any representations other than those contained in this prospectus, and, if given or made, you should not rely upon that information.

     If you have any questions about the merger, please call us at (713) 221-
8838.

     This prospectus/information statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus/ information statement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus/information statement nor any distribution of securities pursuant to this prospectus/information statement shall, under any circumstances, create any implications that there has been no change in the information set forth or incorporated into this prospectus/information statement by reference or in our affairs since the date of this prospectus/information statement.

                         INDEX TO FINANCIAL STATEMENTS

HOUSTON AMERICAN ENERGY CORP.:


Audited Financial Statements
     Independent Auditors Report........................................................................F-3
     Balance Sheet as of April 15, 2001.................................................................F-4
     Statement of Loss From April 2, 2001 (Date of Inception) to April 15, 2001.........................F-5
     Statement of Shareholders' Deficit Accumulated in Development Stage From
          April 2, 2001 (Date of Inception) to April 15, 2001...........................................F-6
     Statement of Cash Flows From April 2, 2001 (Date of Inception) to April 15, 2001...................F-7
     Notes to The Financial Statements From April 2, 2001 (Date of Inception) to April 15, 2001.........F-8

Unaudited Financial Statements

     Balance Sheet as of September 30, 2001............................................................F-13
     Statement of Loss From April 2, 2001 (Date of Inception) to September 30, 2001....................F-14
     Statement of Shareholders' Deficit Accumulated in Development Stage From
          April 2, 2001 (Date of Inception) to September 30, 2001......................................F-15
     Statement of Cash Flow From April 2, 2001 (Date of Inception) to September 30, 2001...............F-16
     Notes to the Financial Statements From April 2, 1001 (Date of Inception) to September 30, 2001....F-17

Houston American Energy Corp. and Texas Nevada Oil & Gas Co.
Pro Forma Financial Statements

     Pro Forma Combined Balance Sheet as of September 30, 2001.........................................F-22
     Pro Forma Combined Statement of Loss for the Nine-Month Period Ended September 30, 2001...........F-23

TEXAS NEVADA OIL & GAS CO.:

Audited Financial Statements

     Report of Independent Accountants.................................................................F-25
     Balance Sheet as of December 31, 2000.............................................................F-26
     Statements of Operations for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000........F-27
     Statements of Stockholders' Equity for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000.........................................................................F-28
     Statements of Cash Flows for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to
          December 31, 2000............................................................................F-29
     Notes to the Financial Statements.................................................................F-30

Unaudited Financial Statements

     Unaudited Interim Balance Sheet as of September 30, 2001..........................................F-34
     Unaudited Interim Statements of Operations for the nine months ended September 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to September 30, 2001........................................................................F-35
     Unaudited Interim Statements of Stockholder's Equity for the nine months ended September 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to September 30, 2001........................................................................F-36
     Unaudited Interim Statements of Cash Flows for the nine months ended September 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to September 30, 2001........................................................................F-37
     Notes to Unaudited Interim Financial Statements...................................................F-38

                         HOUSTON AMERICAN ENERGY CORP.
                          A Development Stage Company

                                 _____________



                          AUDITED FINANCIAL STATEMENTS
         for the period from inception April 2, 2001 to April 15, 2001

                          INDEPENDENT AUDITORS REPORT

Houston American Energy Corp.
Houston, Texas

We have audited the accompanying balance sheet of Houston American Energy Corp. (a development stage company) as of April 15, 2001, and the related statement of loss, stockholders' deficit, and cash flows for the period from April 2, 2001 (date of inception), to April 15, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Houston American Energy Corp. as of April 15, 2001, and the results of its operations and its cash flows from April 2, 2001 (date of inception), to April 15, 2001, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of April 15, 2001.  As discussed in
Note 2 to the financial statements, successful completion of the Company's fund raising activities and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities and achieving a level of revenue adequate to support the Company's cost structure.


                                   /s/  Thomas Leger & Co., L.L.P.


                                   Thomas Leger & Co., L.L.P.

April 27, 2001

(except for the second paragraph of Note 1,
 as to which the date is September 25, 2001)
Houston, Texas

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                                 BALANCE SHEET
                                APRIL 15, 2001
             ----------------------------------------------------

                                    ASSETS
                                    ------

CURRENT ASSETS, Cash                                                                                      $  1,000
                                                                                                          --------
OIL AND GAS PROPERTIES, Full cost method
  Cost subject to amortization                                                                              15,417
  Cost not being amortized                                                                                 155,730
                                                                                                          --------
  Oil and gas properties                                                                                   171,147
                                                                                                          --------
DEFERRED ASSETS                                                                                             63,871
                                                                                                          --------
  TOTAL ASSETS                                                                                            $236,018
                                                                                                          ========


                     LIABILITIES AND SHAREHOLDERS' DEFICIT
                     -------------------------------------
CURRENT LIABILITIES
   Accrued liabilities                                                                                    $ 30,592
   Notes payable, affiliated company                                                                       216,981
                                                                                                          --------
   Total current liabilities                                                                               247,573
                                                                                                          --------

SHAREHOLDERS' DEFICIT
Common stock, par value $.001;
    100,000,000 shares authorized, 11,403,414 shares outstanding,
       as retroactively adjusted for the stock split on September 25, 2001                                   1,000
    Deficit accumulated in development stage                                                               (12,555)
                                                                                                          --------
    Total shareholders' deficit                                                                            (11,555)
                                                                                                          --------

  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                             $236,018
                                                                                                          ========


                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                               STATEMENT OF LOSS
            FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
            --------------------------------------------------------



Revenue                                                                                                 $     -
                                                                                                        -----------

General and administrative expense                                                                           12,555
                                                                                                        -----------

Net loss                                                                                                $    12,555
                                                                                                        ===========

Basic and diluted loss per common share                                                                 $      0.00
                                                                                                        ===========

Basic weighted average share                                                                            11,403,414
                                                                                                        ===========




                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                       ACCUMULATED IN DEVELOPMENT STAGE
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

                                                                           Deficit
                                                                         Accumulated
                                                                           in the
                                               Common Stock              Development
                                          Shares           Amount           Stage           Total
                                      ---------------  --------------  ---------------  --------------
Balance at inception, April 2, 2001                 -          $    -        $      -        $      -

Stock issued for cash                       1,000,000           1,000               -           1,000

Retroactive adjustment for stock
   split on September 25, 2001             10,403,414               -               -               -

Net loss                                            -               -         (12,555)        (12,555)
                                           ----------          ------        --------        --------

Balance at April 15, 2001                  11,403,414          $1,000        $(12,555)       $(11,555)
                                           ==========          ======        ========        ========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                            STATEMENT OF CASH FLOWS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

OPERATING ACTIVITIES
    Loss from operations                                                              $(12,555)


    Adjustment to reconcile net loss to
       net cash from operations


    Increase in working capital:
       Increase in accrued liabilities                                                  30,592
                                                                                      --------

    Net cash provided by operation
                                                                                        18,037
                                                                                      --------

CASH FLOW FROM INVESTING
    Acquisition of oil and gas properties and deferred assets                          (18,037)
                                                                                      --------

CASH FLOW FROM FINANCING
    Sale of common stock                                                                 1,000
                                                                                      --------


    Net increase in cash and cash at end of year                                      $  1,000
                                                                                      ========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES
       Oil and gas properties acquired and deferred assets                            $216,981
       Note payable for oil and gas properties and deferred assets                     216,981

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
            FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
            --------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Houston American Energy Corp. (a Delaware Corporation) ("the Company") was incorporated on April 2, 2001. The Company was organized to engage in the exploration, development and acquisition of domestic oil and gas properties principally in the State of Texas.

The Company completed a stock split as of September 25, 2001, which resulted in total outstanding shares of 11,403,414. The Company has retroactively applied this stock split to all share amounts and per share amounts in these financial statements and footnotes.

Oil and Gas Revenues Receivables - The Company recognizes oil and gas revenue
--------------------------------
from its interest in producing wells as oil and gas is produced and sold from those wells. The Company does not anticipate that the oil and gas sold will be significantly different from the Company's production entitlement.

Oil and Gas Properties and Equipment - The Company follows the full cost method
------------------------------------
of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and related internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any cost related to production, general corporate overhead or similar activities. Gains or loss on the sale or other disposition of oil and gas properties is not recognized unless significant amounts of oil and gas reserves are involved. No corporate overhead has been capitalized as of April 15, 2001.

The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit-of-production method over the estimated productive life of the proved oil and gas reserves. Unevaluated oil and gas properties are excluded from this calculation. As of April 15, 2001, the Company has not had any oil and gas revenue, therefore, no amortization of the capitalized cost is necessary.

Capitalized oil and gas property costs, less accumulated amortization, are limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) and a discount factor of 10%; (b) the cost of unproved and unevaluated properties excluded from the costs being amortized; (c) the lower of cost or estimated fair value of unproved properties included in the costs being amortized; and (d) related income tax effects. Excess costs are charged to proved properties impairment expense.

Unevaluated Oil and Gas Properties - Unevaluated oil and gas properties consist
----------------------------------
principally of the Company's acquisition costs in undeveloped leases net of an allowance for impairment and transfers to depletable oil and gas properties.

When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties. There is no such allowance for impairment presented in the accompanying financial statements.

Unevaluated oil and gas properties not subject to amortization include the following:

                     Acquisition costs            $155,730
                                                   =======

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued ...

The Company anticipates that approximately $31,000 representing the acquisition cost of an oil and gas property in Lavaca County, Texas will be moved to the cost subject to amortization within the next three months. The balance of approximately $125,000 is for another oil and gas property in Lavaca County, Texas. The Company is maintaining this property and anticipates a well will be drilled within the next twelve months.

Deferred Assets - Deferred assets consist of expenditures associated with a
---------------
potential merger discussion in Note 7.

Accrued Liabilities - Accrued liabilities consisted of attorneys fees.
-------------------

Income Taxes - Deferred income taxes are provided on a liability method whereby
------------
deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Preferred Stock - The Company has authorized 10,000,000 shares of preferred
---------------
stock with a par value of $0.001. The Board of Directors shall determine the designations, rights, preferences, privileges and voting rights of the preferred stock as well as any restrictions and qualifications thereon. No shares of preferred stock have been issued.

Statement of Cash Flows - Cash equivalents consists of demand deposits and cash
-----------------------
investments with initial maturity dates of less than three months. The Company paid no interest or taxes during the period of the accompanying financial statements.

Net Loss Per Share - Basic loss per share is computed by dividing the net loss
------------------
available to the common shareholders by the weighted average of common shares outstanding during the period, as retroactively adjusted by the stock split described in the second paragraph of Note 1.

Use of Estimates - The preparation of financial statements in conformity with
----------------
generally accepted accounting principles requires the Company to make estimates and assumptions that could affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2. - DEVELOPMENT STAGE

The Company is in the development stage and does not have any revenue to support its operations. It is dependent on an affiliated entity to fund its operations and costs associated with the acquisition, exploration and development of oil and gas properties. Management intends to obtain funds through private and/or public securities offerings. In the event that the affiliated entities ceases to fund the Company's operations, the oil and gas properties would be used to reduce the amounts due the affiliates.

NOTE 3. - NOTES PAYABLE

Notes payable at April 15, 2001, in the amount of $216,981, is due to an affiliated company. The note bears interest at 10%, is due on demand for principal and interest and is secured by all the oil and gas properties owned by the Company.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

NOTE 4. - RELATED PARTIES

The Company's oil and gas properties were purchased from an affiliate entity at their cost. Another affiliated entity will be the operator of the oil and gas properties and will be responsible for drilling certain wells in which the Company participates. All of the charges from this affiliate will be at cost.

NOTE 5 - INCOME TAXES

At April 15, 2001, the Company had an operating loss of $12,555 which provides a future tax benefit of $4,266, computed at the statutory rate. This future tax benefit has a valuation allowance of $4,266.

NOTE 6. - COMMITMENT

As of April 15, 2001, the Company has commitment to complete one well currently being drilled and to commence drilling two additional wells. The estimated commitment for the completing and drilling is $273,000 to $458,000.

NOTE 7. - SUBSEQUENT EVENTS

The Company has entered into an agreement with a public entity where by the public entity will spin off a wholly-owned subsidiary. A registration statement under the Securities Exchange Act of 1934, as amended, will be filed for the subsidiary and upon its effectiveness, the subsidiary will be a fully reporting company with no liabilities.

After the above registration statement is effective, the Company will merge with the reporting entity. The merged companies will be Houston American Energy Corp.

NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED)

This footnote provides unaudited information required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and gas Producing Activities."

Capital Costs
-------------

Capitalized costs relating to the Company's oil and gas producing activities as of April 15, 2001, all of which are conducted within the continental United States, are summarized below:


         Properties subject to amortization                  $ 15,417

         Unevaluated properties                               155,730
                                                             --------

         Capitalized costs                                   $171,147
                                                             ========

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
            FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
            --------------------------------------------------------

NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED) continued . . .

Costs Incurred
--------------

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized below:

          Property acquisition costs:
            Proved                                          $    -
            Unproved                                         155,730
          Exploration costs                                      -
          Development costs                                   15,417
                                                            --------

          Total costs incurred                              $171,147
                                                            ========

Reserves, standardized measures and changes in standardized measures are not presented because the Company has one well, which is in the process of being completed as of April 15, 2001. Sufficient information is not available to estimate the Company's proved reserves, if any, and its cash flows. As of April 15, 2001, the Company does not have any proved reserves.

                         HOUSTON AMERICAN ENERGY CORP.
                          A Development Stage Company

                                 ____________





                          INTERIM FINANCIAL STATEMENTS
       for the period from inception April 2, 2001 to September 30, 2001
                                  (Unaudited)

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                                 BALANCE SHEET
                        SEPTEMBER 30, 2001 (UNAUDITED)
                        ------------------------------

                                                      ASSETS
                                                      ------
CURRENT ASSETS                                                                        $    928
    Cash                                                                                 6,998
    Accounts receivable                                                               --------

                                                                                         7,926
       Total current assets                                                           --------


OIL AND GAS PROPERTIES, Full cost method                                               470,338
    Cost subject to amortization                                                       128,219
    Cost not being amortized                                                          --------

                                                                                       598,557
                                                                                       429,987
    Oil and gas properties                                                            --------
    Less accumulated depletion                                                         168,570
                                                                                      --------

                                                                                       196,262
DEFERRED ASSETS                                                                       --------

                                                                                      $372,758
    TOTAL ASSETS                                                                      ========

                                       LIABILITIES AND SHAREHOLDERS' DEFICIT
                                       -------------------------------------

CURRENT LIABILITIES
    Accrued liabilities                                                               $  14,659
    Payable to affiliated company                                                       151,812
    Notes payable, shareholder                                                          664,597
                                                                                      ---------

       Total current liabilities                                                        831,068
                                                                                      ---------

SHAREHOLDERS' DEFICIT
Common stock, par value $.001;
    100,000,000 shares authorized, 11,403,414 shares outstanding                         11,403
    Deficit accumulated in development stage                                           (469,713)
                                                                                      ---------
       Total shareholders' deficit
                                                                                       (458,310)
    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                       ---------

                                                                                      $ 372,758
                                                                                      =========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOMENT STAGE COMPANY
                               STATEMENT OF LOSS
   FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
   ------------------------------------------------------------------------

Revenue                                                                               $     7,567
                                                                                      -----------

Expenses
  Production expenses
  General and administrative expenses                                                       6,181
  Depletion                                                                                20,152
  Interest expense                                                                          1,100
  Writedown in carrying value of oil and gas properties                                    20,960
                                                                                          428,887
    Total expenses                                                                    -----------

                                                                                          477,280
                                                                                      -----------
Net loss

                                                                                      $  (469,713)
                                                                                      ===========


Basic and diluted loss per common share                                               $      0.04
                                                                                      ===========


Basic weighted average share                                                           11,403,414
                                                                                      ===========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                       ACCUMULATED IN DEVELOPMENT STAGE
   FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
   ------------------------------------------------------------------------

                                                                           Deficit
                                                                         Accumulated
                                                                           in the
                                               Common Stock              Development
                                          Shares           Amount           Stage           Total
                                       -----------        --------      ----------       ----------
Balance at inception, April 2, 2001              -        $      -      $        -       $       -

Stock issued for cash                    1,000,000           1,000               -           1,000

Retroactive adjustment for stock
   split on September 25, 2001          10,403,414               -               -               -

Additional contributed capital
   from majority shareholder                     -          10,403               -           10,403

Net loss                                         -               -        (469,713)        (469,713)
                                       -----------        --------      ----------       ----------
Balance at September 30, 2001           11,403,414        $ 11,403      $ (469,713)      $ (458,310)
                                       ===========        ========      ==========       ==========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                            STATEMENT OF CASH FLOWS
   FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
   ------------------------------------------------------------------------

OPERATING ACTIVITIES
    Loss from operations                                                                 $  (469,713)

    Adjustment to reconcile net loss to
       net cash from operations
       Depletion                                                                               1,100
       Writedown in carrying value of oil and gas properties                                 428,887
       Increase in accounts receivable                                                        (6,998)
       Increase in accrued liabilities                                                        14,659
       Increase in payables to affiliated company                                              5,612
                                                                                         -----------

    Net cash used by operating activities                                                    (26,453)
                                                                                         -----------
CASH FLOW FROM INVESTING
    Acquisition of oil and gas properties and deferred assets                               (119,819)
                                                                                         -----------
CASH FLOW FROM FINANCING
    Sale of common stock
    Increase in payable to affiliated company for drilling activities                          1,000
    Net increase in cash and cash at end of year                                             146,200
                                                                                         -----------
                                                                                             147,200
                                                                                         -----------

Net increase in cash and cash at end of year                                             $       928
                                                                                         ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES
       Oil and gas properties acquired and deferred assets                               $   664,597
       Note payable for oil and gas properties and deferred assets                           664,597
       Contributed capital from majority shareholder                                          10,403

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
    FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
    ------------------------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Houston American Energy Corp. (a Delaware Corporation) ("the Company") was incorporated on April 2, 2001. The Company was organized to engage in the exploration, development and acquisition of domestic oil and gas properties principally in the State of Texas.

The Statement of Loss and Shareholders' Deficit Accumulated in Development Stage for the period from April 2, 2001 (Date of Inception) to September 30, 2001, the Statement of Cash Flows for the period April 2, 2001 (Date of Inception) to September 30, 2001, and the Balance Sheet as of September 30, 2001 include, in the opinion of management, all of the adjustments necessary, consisting only of normal recurring adjustments, for a fair presentation of the results for this period and the financial condition as of that date. Historical interim results are not necessarily indicative of results that may be expected for any future period.

The Company completed a stock split as of September 25, 2001, which resulted in total outstanding shares of 11,403,414. The Company has retroactively applied this stock split to all share amounts and per share amounts in these financial statements and footnotes.

Oil and Gas Revenues Receivables - The Company recognizes oil and gas revenue
--------------------------------
from its interest in producing wells as oil and gas is produced and sold from those wells. The Company does not anticipate that the oil and gas sold will be significantly different from the Company's production entitlement.

Oil and Gas Properties and Equipment - The Company follows the full cost method
------------------------------------
of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and related internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any cost related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized unless significant amounts of oil and gas reserves are involved. No corporate overhead has been capitalized as of September 30, 2001.

The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit-of-production method over the estimated productive life of the proved oil and gas reserves. Unevaluated oil and gas properties are excluded from this calculation. As of September 30, 2001, the Company has not had any oil and gas revenue, therefore, no amortization of the capitalized cost is necessary.

Capitalized oil and gas property costs, less accumulated amortization, are limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) and a discount factor of 10%; (b) the cost of unproved and unevaluated properties excluded from the costs being amortized, (c) the lower of cost or estimated fair value of unproved properties included in the costs being amortized; and (d) related income tax effects. Excess costs are charged to write down in carrying value of oil and gas properties.

Unevaluated Oil and gas Properties - Unevaluated oil and gas properties consist
-----------------------------------
principally of the Company's acquisition costs in undeveloped leases net of an allowance for impairment and transfers to depletable oil and gas properties.

When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
    FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
    ------------------------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued . . .

impairment based on the review with the corresponding charge being made to depletable oil and gas properties. There is no such allowance for impairment presented in the accompanying financial statements.

Unevaluated oil and gas properties not subject to amortization include the following:

          Acquisition costs            $128,219
                                       ========

The balance of $128,219 is for an oil and gas property in Lavaca County, Texas. The Company is maintaining this property and anticipates a well will be drilled within the next twelve months.

Deferred Assets - Deferred assets consist of expenditures associated with a
----------------
potential merger discussion in Note 7.

Accrued Liabilities - Accrued liabilities consisted of accrued interest.
-------------------

Income Taxes - Deferred income taxes are provided on a liability method whereby
-------------
deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Preferred Stock - The Company has authorized 10,000,000 shares of preferred
---------------
stock with a par value of $0.001. The Board of Directors shall determine the designations, rights, preferences, privileges and voting rights of the preferred stock as well as any restrictions and qualifications thereon. No shares of preferred stock have been issued.

Statement of Cash Flows - Cash equivalents consists of demand deposits and cash
-----------------------
investments with initial maturity dates of less than three months. The Company paid no interest or taxes during the period of the accompanying financial statements.

Net Loss Per Share - Basic loss per share is computed by dividing the net loss
-------------------
available to common shareholders by the weighted average of common shares outstanding during the period, as retroactively adjusted by the stock split described in the second paragraph of Note 1.

Use of Estimates - The preparation of financial statements in conformity with
-------------------
generally accepted accounting principles requires the Company to make estimates and assumptions that could affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2. - DEVELOPMENT STAGE

The Company is in the development stage and does not have any revenue to support its operations. It is dependent on an affiliated entity to fund its operations and cost associated with the acquisition, exploration and development of oil and gas properties. Management intends to obtain funds through private and/or public securities offerings. In the event, that the affiliated entities ceases to fund the Company's operations, the oil and gas properties would be used to reduce the amounts due the affiliates.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
    FROM APRIL 2, 2001 (DATE OF INCEPTION) TO SEPTEMBER 30, 2001 (UNAUDITED)
    ------------------------------------------------------------------------

NOTE 3. - NOTES PAYABLE

During July, 2001, the Company obtained a loan to extinguish existing debt and to reduce the payable to an affiliated company. A total of $664,597 was loaned to the Company under unsecured notes due upon demand with interest at 10% per annum.

In October, 2001, the majority shareholder loaned an additional $89,500 to the Company under the same terms and conditions.

NOTE 4. - RELATED PARTIES

The Company's oil and gas properties were purchased from an affiliate entity at their cost. Another affiliated entity will be the operator of the oil and gas properties and will be responsible for drilling certain wells in which the Company participates. All of the charges from this affiliate will be at cost. As of September 30, 2001, there is $151,812 due to affiliates for expenditure paid on behalf of the Company. The oil and gas properties owned by the Company are security for the monies owed to affiliates.

NOTE 5 - INCOME TAXES

At September 30, 2001, the Company had an operating loss of $469,713 which provides a future tax benefit of $159,700, computed at the statutory rate. This future tax benefit has a valuation allowance of $159,700.

NOTE 6. - COMMITMENT

As of September 30, 2001, the Company has completed two wells, Kalmus No. 1 and Carl Klimitchek No. 2 wells, and has commenced the Sartwelle No. 5 well. The estimated commitment for drilling and completing the Sartwelle No. 5 well is $453,000.

NOTE 7. - SUBSEQUENT EVENTS

The Company has entered into an agreement with a public entity where by the public entity will spin off a wholly-owned subsidiary. A registration statement under the Securities Exchange Act of 1934, as amended, will be filed for the subsidiary and upon its effectiveness, the subsidiary will be a fully reporting company with no liabilities.

After the above registration statement is effective, the Company will merge with the reporting entity. The merged companies will be Houston American Energy Corp.

                       HOUSTON AMERICAN ENERGY CORP. AND
                           TEXAS NEVADA OIL & GAS CO.
                                 _____________



               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                  for the nine months ended September 30, 2001

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Houston American Energy Corp. and Texas Nevada Oil & Gas Company which are included in the prospectus/information statement.

The unaudited pro forma combined financial statements are provided for information purposes only and do not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined statement of loss and unaudited pro forma combined balance sheet illustrate the pro forma effects of the merger as if the merger had occurred on January 1, 2001, for the unaudited statement of loss and at September 30, 2001 for the unaudited balance sheet. The following unaudited pro forma information was derived using Houston American Energy Corp.'s and Texas Nevada Oil & Gas Inc.'s September 30, 2001 unaudited financial information.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                                      AND
                          TEXAS NEVADA OIL & GAS CO.
                          A DEVELOPMENT STAGE COMPANY
                       PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 2001
                  -----------------------------------------

                                             Texas          Houston
                                             Nevada        American
                                             Oil &          Energy         Pro Forma
                                            Gas Co.          Corp.        Adjustments        Pro Forma
                                            -------        --------       -----------        ---------
ASSETS
------

CURRENT ASSETS
   Cash                                     $     -        $     928     $            -       $    928
   Accounts receivable                            -            6,998                  -          6,998
                                            -------        ---------     --------------      ---------
      Total Current Assets                        -            7,926                  -          7,926

OIL AND GAS PROPERTIES, NET                       -          168,570                  -        168,570

DEFERRED ASSETS                                   -          196,262           (196,262)(2)          -
                                            -------        ---------     --------------      ---------
   TOTAL ASSETS                             $     -        $ 372,758     $     (196,262)(2)  $ 176,496
                                            =======        =========     ==============      =========

LIABILITIES AND
   SHAREHOLDERS' DEFICIT
------------------------

CURRENT LIABILITIES
   Accrued liabilities and payables         $     -        $ 166,471     $            -      $ 166,471
   Notes payable                                  -          664,597                  -        664,597
                                            -------        ---------     --------------      ---------
      Total current liabilities                   -          831,068                  -        831,068

SHAREHOLDERS' EQUITY
   Common stock                               1,000           11,403             (1,000)(1)     11,403

                                                                                  1,000 (1)
   Accumulated Deficit                       (1,000)        (469,713)          (196,262)(2)   (665,975)
                                            -------        ---------     --------------      ---------
   TOTAL LIABILITIES AND                    $     -        $ 372,758     $     (196,262)(2)  $ 176,496
       SHAREHOLDERS' EQUITY                 =======        =========     ==============      =========

For Notes to Pro Forma Financial Statements - See Pro Forma Combined Statement of Loss

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                                      AND
                          TEXAS NEVADA OIL & GAS CO.
                          A DEVELOPMENT STAGE COMPANY
                     PRO FORMA COMBINED STATEMENT OF LOSS
                  NINE MONTH PERIOD ENDED SEPTEMBER 30, 2001
               -------------------------------------------------

                                     Texas              Houston
                                     Nevada            American
                                     Oil &              Energy           Pro Forma
                                     Gas Co.             Corp.          Adjustments           Pro Forma
                                     -------           --------         -----------           ---------
Revenue                              $     -        $      7,567        $         -         $      7,567

General and administrative expense         -              48,393                  -               48,393
Writedown in carrying value of oil
  and gas properties                       -             428,887                  -              428,887
                                     -------        ------------        -----------         ------------
Total expenses                             -             477,280                  -              477,280
                                     -------        ------------        -----------         ------------

Net loss                             $     -        $    469,713        $         -         $    469,713
                                     =======        ============        ===========         ============

Basic loss per share                 $     -        $       0.04        $         -         $       0.04
                                     =======        ============        ===========         ============

                                                                            596,469 (1)
Basic weighted average shares          1,000          11,403,414             (1,000)(1)       11,999,883
                                     =======        ============        ===========         ============

Note to Pro Forma Financial Statements

1. Recapitalize Texas Nevada Oil & Gas Co. with capital structure of Houston American Energy Corp. and to issue 596,469 shares to the shareholders of Texas Nevada Oil & Gas Co. as a result of the merger. All shares including the pro forma adjustment shares were considered outstanding as of January 1, 2001.

2. The Company has incurred deferred expenses associated with the merger which will be charged to the statement of loss in the future upon completion of the merger. This pro forma statement of loss does not reflect the charges.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                                 _____________


                             FINANCIAL STATEMENTS
                    WITH REPORT OF INDEPENDENT ACCOUNTANTS
       for the year ended December 31, 2000 and 1999, and for the period from inception of the development stage,
                     January 1, 1999, to December 31, 2000

                       Report of Independent Accountants

Board of Directors and Stockholder
Texas Nevada Oil & Gas Co.

We have audited the accompanying balance sheet of Texas Nevada Oil & Gas Co. (a corporation in the development stage) as of December 31, 2000 and the related statements of operations, stockholder's equity and cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Nevada Oil & Gas Co. as of December 31, 2000, and the results of its operations and its cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, in conformity with generally accepted accounting principles.

                                            /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
July 17, 2001

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                                 BALANCE SHEET
                               DECEMBER 31, 2000
                      -----------------------------------

  ASSETS
  ------

Current Assets                                                $         -
                                                              -----------

    Total Assets                                              $         -
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities                                           $         -
                                                              -----------

    Total liabilities                                                   -
                                                              -----------
Stockholders' Equity
   Preferred Stock:  no par value; 50,000,000
    shares authorized; no shares issued and outstanding
   Common Stock:  no par value; 200,000,000 shares                      -
    authorized; 1,000 shares issued and outstanding
   Losses accumulated during the development stage                  1,000
                                                                   (1,000)
                                                              -----------
    Total stockholders' deficit                                         -
                                                              -----------

            Total liabilities and stockholders' equity        $         -
                                                              ===========

                  The accompanying notes are an integral part
                         of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                            STATEMENTS OF OPERATIONS
                ----------------------------------------------

                                                                                     Inception,
                                                                                     January 1,
                                                 Year Ended December 31,              1999, to
                                         -----------------------------------         December 31,
                                               2000                    1999             2000
                                               ----                    ----             ----
General and administrative expense          $       -                $ 1,000          $ 1,000
                                            ---------                -------          -------
Net loss                                    $       -                $(1,000)         $(1,000)
                                            =========                =======          =======
Basic and dilutive net loss per             $       -                $ (1.00)
 common share                               =========                =======

Weighted average common shares
 outstanding (basic and dilutive)               1,000                  1,000
                                            =========                =======

                  The accompanying notes are an integral part
                         of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                       STATEMENTS OF STOCKHOLDER'S EQUITY
            for the years ended December 31, 2000 and 1999, and for
              the period from inception of the development stage,
                      January 1, 1999 to December 31, 2000
                   ----------------------------------------------

                                                                                        Losses
                                                                                      Accumulated
                                                                                      During the
                                                            Common Stock              Development
                                                       Shares           Amount           Stage            Total
                                                   -------------    ------------    -------------    -------------
Balance at inception, January 1, 1999                          -    $          -    $           -     $          -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                                          1,000           1,000                -            1,000

Net loss                                                       -               -           (1,000)          (1,000)
                                                   -------------    ------------    -------------    -------------

Balance at December 31, 1999                               1,000           1,000           (1,000)               -

Net loss                                                       -               -                -                -
                                                   -------------    ------------    -------------    -------------
Balance at December 31, 2000                               1,000    $      1,000    $      (1,000)    $          -
                                                   =============    ============    =============    =============


                  The accompanying notes are an integral part
                         of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                           STATEMENTS OF CASH FLOWS
                   ----------------------------------------

                                                                                             Inception,
                                                                                             January 1,
                                                            Year Ended December 31,           1999, to
                                                          --------------------------         December 31,
                                                             2000             1999              2000
                                                          --------         ---------         -----------
Cash flows from operating activities
  Net loss                                                $       -        $ (1,000)           $ (1,000)
  Adjusted to reconcile net loss to net cash
      used in operating activities:
      Common stock issued for services                            -           1,000               1,000
                                                          ---------        --------            --------
          Net cash provided by operating activities
              and net increase in cash and cash                   -               -                   -
              equivalents

Cash and cash equivalents, beginning of year                      -               -                   -
                                                          ---------        --------            --------

Cash and cash equivalents, end of year                    $       -        $      -            $      -
                                                          =========        ========            ========

                  The accompanying notes are an integral part
                         of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

1.   Description Of Business
     -----------------------

     Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas. The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises,
                   ---------------------------------------------------------
     the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

     Income Taxes
     ------------

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Net Loss Per Common Share
     -------------------------

     Basic and dilutive net loss per common share for the years ended December 31, 2000 and 1999 have been computed by dividing net loss by the weighted average number of shares of common stock outstanding during these periods.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

2.   Summary of Significant Accounting Policies, continued
     -----------------------------------------------------

     Fair Value of Financial Instruments
     -----------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     Comprehensive Income
     --------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     Segment Information
     -------------------

     The Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company currently operates in only one business segment and does not have geographically diversified business operations.

3.   Income Taxes
     ------------

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2000 are as follows:

          Net operating loss carryforward             $  150
                                                      ------
               Total gross deferred tax assets           150
          Less valuation allowance                      (150)
                                                      ------
          Net deferred tax assets                     $    -
                                                      ======

4.   Subsequent Event
     ----------------

     On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Under the Transaction, the parties agreed to the following:

     . The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     . Following the completion of the spin-off and effective registration of the Company's common stock, Opportunity will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

     . The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

4.   Subsequent Event, continued
     ---------------------------

     . Opportunity, in connection with the Information Statement and as part of the merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Company's stockholders.

     . If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a $75,000 promissory note that was originated as part of the Transaction.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)

                                 _____________

                    UNAUDITED INTERIM FINANCIAL STATEMENTS
          for the nine months ended September 30, 2001 and 2000, and for the period from inception of the development stage,
                    January 1, 1999, to September 30, 2001

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                        UNAUDITED INTERIM BALANCE SHEET
                              SEPTEMBER 30, 2001
                   ----------------------------------------

  ASSETS
  ------
Current assets                                                   $          -
                                                                 ------------
     Total assets                                                $          -
                                                                 ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities                                              $          -
                                                                 ------------

     Total liabilities                                                      -
                                                                 ------------
Stockholders' equity
     Preferred stock: no par value; 50,000,000
       shares authorized; no shares issued and outstanding
     Common stock: no par value; 200,000,000 shares                        -
       authorized; 1,000 shares issued and outstanding
     Losses accumulated during the development stage                    1,000
                                                                       (1,000)
                                                                 ------------
        Total stockholders' deficit                                         -
                                                                 ------------
          Total liabilities and stockholders' equity             $          -
                                                                 ============

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                  UNAUDITED INTERIM STATEMENTS OF OPERATIONS
                  ------------------------------------------

                                                                                           Inception,
                                                                                           January 1,
                                                  Nine Months Ended September 30,           1999, to
                                                  -------------------------------         September 30,
                                                    2001                   2000               2001
                                                  --------               --------           --------
General and administrative expense                $      -               $      -           $  1,000
                                                  --------               --------           --------

Net loss                                          $      -               $      -           $ (1,000)
                                                  ========               ========           ========

Basic and dilutive net loss per common share      $      -               $      -
                                                  ========               =========
Weighted average common shares outstanding
  (basic and dilutive)                               1,000                   1,000
                                                  ========               =========

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
             UNAUDITED INTERIM STATEMENTS OF STOCKHOLDER'S EQUITY
        for the nine months ended September 30, 2001 and 2000, and for the period from inception of the development stage,
                     January 1, 1999 to September 30, 2001
                -----------------------------------------------

                                                                          Losses
                                                                       Accumulated
                                                                        During the
                                                Common Stock           Development
                                             Shares      Amount           Stage           Total
                                           ----------  -----------  ------------------  ----------
Balance at inception, January 1, 1999             -         $  -           $    -         $    -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                               1,000        1,000              -            1,000

Net loss                                          -            -             (1,000)        (1,000)
                                                -----       ------         --------       --------

Balance at December 31, 1999                    1,000        1,000           (1,000)           -

Net loss                                          -            -                -              -
                                                -----       ------         --------       --------

Balance at December 31, 2000                    1,000        1,000           (1,000)           -

Net loss                                          -            -                -              -
                                                -----       ------         --------       --------

Balance at September 30, 2001                   1,000       $1,000         $ (1,000)      $    -
                                                =====       ======         ========       ========

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                  UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
                  ------------------------------------------



                                                                                              Inception,
                                                    Nine Months Ended September 30,        January 1, 1999,
                                                    -------------------------------        to September 30,
                                                        2001                2000                  2001
                                                    -----------          ----------        -----------------
Cash flows from operating activities:
   Net loss                                         $     -              $   -               $      (1,000)

  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Common stock issued for services                      -                  -                       1,000
                                                    -----------          ----------          --------------
       Net cash provided by operating activities
         and net increase in cash and cash
         equivalents                                      -                  -                         -

Cash and cash equivalents, beginning of year              -                  -                         -
                                                    -----------          ----------          --------------
Cash and cash equivalents, end of year              $     -              $   -               $         -
                                                    ===========          ==========          ==============

                  The accompanying notes are an integral part
                         of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                -----------------------------------------------

1.   Description of Business
     -----------------------

     Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas. The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises,
                   ---------------------------------------------------------
     the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

2.   Interim Financial Statements
     ----------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-SB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for the respective full years.

     A summary of the Company's significant accounting policies and other information necessary to understand these financial statements is presented in the Company's audited financial statements for the years ended December 31, 2000 and 1999. Accordingly, the Company's audited financial statements should be read in connection with these financial statements.

3.   Merger with Houston American Energy Corp. (Formerly Opportunity Acquisition
     ---------------------------------------------------------------------------
     Company)
     --------

     On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Subsequently, Opportunity merged with Houston American Energy Corp. ("Houston American") for the purpose of causing the surviving public company in the merger with the Company to be a Delaware corporation. As a result of the merger, Houston American succeeded to the rights of Opportunity under the March agreement. Under the Transaction, the parties agreed to the following:

     . The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     . Following the completion of the spin-off and effective registration of the Company's common stock, Houston American will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

     . The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                -----------------------------------------------

3.   Merger with Opportunity Acquisition Company, continued
     ------------------------------------------------------

     . Houston American, in connection with the Information Statement and as part of the Merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Houston American common stock received by the Company's stockholders.

     . If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Houston American will pay up to $75,000 of the costs of the Transaction through cancellation of a promissory note that will be funded as part of the Transaction.

                                   APPENDIX A

                              AMENDED AND RESTATED
                          PLAN AND AGREEMENT OF MERGER
                                    BETWEEN
                           TEXAS NEVADA OIL & GAS CO.
                                      AND
                         HOUSTON AMERICAN ENERGY CORP.

     This Amended and Restated Plan and Agreement of Merger is entered into as of September 26, 2001, between Texas Nevada Oil & Gas Co., a Texas corporation ("TNOG"), and Houston American Energy Corp., a Delaware corporation ("HAEC").

     WHEREAS, on July 31, 2001, TNOG and HAEC entered into that certain Plan and Agreement of Merger (the "Original Plan") providing for the merger of TNOG with and into HAEC; and

     WHEREAS, HAEC has completed the forward split of its outstanding common stock on an approximate 11.4 for one basis (the "Split"); and

     WHEREAS, in order to correct certain provisions of the Original Plan to reflect the Split, TNOG and HAEC desire to amend and restate the Original Plan in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TNOG and HAEC hereby agree as follows:

     1.   Plan Adopted.  A plan of merger merging TNOG with and into HAEC (this
          ------------
"Plan of Merger"), pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL") and Article 5.01 of the Texas Business Corporation Act (the "TBCA"), as follows:

          (a) TNOG shall be merged with and into HAEC, to exist and be governed by the laws of the State of Delaware.

          (b) The name of the Surviving Corporation shall be Houston American Energy Corp. (the "Surviving Corporation").

          (c) When this Plan of Merger shall become effective, the separate existence of TNOG shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of TNOG and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

          (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Delaware and the State of Texas, if any.

          (e) The Surviving Corporation will carry on business with the assets of TNOG, as well as with the assets of HAEC.

          (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Article 5.12 of the TBCA or
Section 262 of the DGCL.

          (g) The shareholders of TNOG will surrender all of their shares in the manner hereinafter set forth.

          (h) In exchange for the shares of TNOG surrendered by its shareholders, the Surviving Corporation will issue and transfer to such shareholders on the basis hereinafter set forth, shares of its common stock.

          (i) The stockholders of HAEC will retain their shares of the Surviving Corporation.

     2.   Effective Date.  The effective date of the Merger (the "Effective
          --------------
Date") shall be the first permissible date following the effectiveness of the S-4 Registration Statement to be filed by HAEC.

     3.   Submission to Shareholders and Stockholders. This Plan of Merger shall
          -------------------------------------------
be submitted for approval separately to the shareholders of TNOG and to the stockholders of HAEC in the manner provided by the laws of the State of Texas and the State of Delaware.

     4.   Manner of Exchange. On the Effective Date of the Merger, the
          ------------------
shareholders of TNOG shall surrender their stock certificates to HAEC in exchange for shares of the Surviving Corporation to which they are entitled pursuant to the provisions of this Plan of Merger.

     5.   Basis of Exchange. The holders of shares of the common stock, no par
          -----------------
value per share, of TNOG shall be entitled to receive, ratably, in exchange for the surrender of all of the outstanding shares of TNOG common stock, 596,469 shares of the common stock of the Surviving Corporation, par value $0.001 per share.

     6.   Shares of the Surviving Corporation.  The presently outstanding shares
          -----------------------------------
of the common stock of HAEC, 11,403,414 shares, shall remain outstanding as common stock of the Surviving Corporation.

     7.   Directors and Officers.
          ----------------------

          (a) The present Board of Directors of HAEC shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

          (b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the Merger, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

          (c) All persons who, on the Effective Date of the Merger, are executive or administrative officers of HAEC shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine.

     8.   Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
HAEC, attached hereto as Exhibit A and incorporated herein for all purposes,
                         ---------
existing on the Effective Date of the Merger shall continue in full force as the Certificate of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     9.   Bylaws. The Bylaws of HAEC, attached hereto as Exhibit B and
          ------                                         ---------
incorporated herein for all purposes, existing on the Effective Date of the Merger shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     10.  Copies of the Plan of Merger. A copy of this Plan of Merger is on
          ----------------------------
file at 801 Travis Street, Suite 1425, Houston, Texas 77002, which is the principal office of the Surviving Corporation. A copy of this Plan of Merger will be furnished to any shareholder of TNOG or stockholder of HAEC, on written request and without cost.

     11.  Legal Construction.  In case any one or more of the provisions
          ------------------
contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12.  Benefit.  All the terms and provisions of this Plan of Merger shall be
          -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns.

     13.  Law Governing.  This Plan of Merger shall be construed and governed by
          -------------
the laws of the State of Delaware, and all obligations hereunder shall be deemed performable in Harris County, Texas.

     14.  Perfection of Title.  The parties hereto shall do all other acts and
          -------------------
things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger.

     15.  Cumulative Rights.  The rights and remedies of any party under this
          -----------------
Plan of Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     16.  Waiver.  No course of dealing on the part of any party hereto or its
          ------
agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     17.  Construction.  Whenever used herein, the singular number shall include
          ------------
the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

     18.  Multiple Counterparts.  This Plan of Merger may be executed in one or
          ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of the date first written above.

                                    TEXAS NEVADA OIL & GAS CO.


                                    By  /s/ Louis G. Mehr
                                      ---------------------------
                                      Louis G. Mehr, President


                                    HOUSTON AMERICAN ENERGY CORP.


                                    By  /s/ John F. Terwilliger
                                      ---------------------------
                                      John F. Terwilliger, President

Attachments:
-----------

Exhibit A - Certificate of Incorporation of Houston American Energy Corp. Exhibit B - Bylaws of Houston American Energy Corp.

                                                                       Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF
                         HOUSTON AMERICAN ENERGY CORP.

     Pursuant to the Delaware General Corporation Law (the "DGCL"), the undersigned, being of the age of 18 years or more and acting as the incorporator of HOUSTON AMERICAN ENERGY CORP. (the "Company"), under the laws of the State of Delaware, hereby adopts this Certificate of Incorporation:

                                   ARTICLE I
                                      Name

     The name of the Company is Houston American Energy Corp.

                                  ARTICLE II
                          Registered Office and Agent

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                   Business

     The purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

                                  ARTICLE IV
                                 Capital Stock

     1.   Authorized Stock. The total number of shares of stock which the
          ----------------
Company shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     2.   Preferred Stock.  The Preferred Stock may be issued from time to time
          ---------------
in one or more series. The Company's board of directors (the "Board of Directors") is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the DGCL (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

     (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

     (d)  The dates at which dividends, if any, shall be payable.

     (e) The redemption rights and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (i) Restrictions on the issuance of shares of the same series or of any other class or series.

     (j)  The voting rights, if any, of the holders of shares of the series.

     (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     3.   Common Stock. The Common Stock shall be subject to the express terms
          ------------
of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     4.   Voting Rights. Except as may be provided in this Certificate of
          -------------
Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

     5.   Denial of Preemptive Rights.  No stockholder of the Company shall by
          ---------------------------
reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                   ARTICLE V
                                 Incorporator

     The name and mailing address of the incorporator is as follows:

                      Name                                Address
                      ----                                -------
                Norman T. Reynolds           1100 Louisiana Street, Suite 4200
                                                   Houston, Texas 77002

                                   ARTICLE VI
                             Election of Directors

     1.   Number. The number of directors constituting the initial Board of
          ------
Directors of the Company is one. The name and address of the person who is to serve as the initial director until the first annual meeting of the stockholders, or until his successor(s) have been elected and qualified is:

               Name                                   Address
               ----                                   -------
        John F. Terwilliger                    801 Travis, Suite 1425
                                                Houston, Texas 77002

     The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

     2.   Classes of Directors. The Board of Directors shall be divided into
          --------------------
three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 2001 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 2001 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 2001 fiscal year. Notwithstanding anything herein contained to the contrary, the person named in subparagraph 1 of this Article VI shall be a Class C director. Moreover, except as otherwise provided in this Certificate of Incorporation or any Preferred Stock Designation, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any Preferred Stock Designation, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     3.   Vacancies.  Except as otherwise provided for herein, newly created
          ---------
directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4.   Removal of Directors.  Except as otherwise provided in any Preferred
          --------------------
Stock Designation, any director may be removed from office only by the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VII
                        Powers of the Board of Directors

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

     (b) To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (c) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee, and one or more additional committees, to exercise, subject to applicable provisions of law, such powers of the Board of Directors in the management of the business and affairs of the Company as set forth in said resolution, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval or, (ii) adopting, amending or repealing any Bylaw of the Company. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (d) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Company.

                                  ARTICLE VIII
                             Receivers and Trustees

     Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

                                   ARTICLE IX
                                     Bylaws

     Bylaws of the Company may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed. Such Bylaws may contain any provision for the regulation and management of the affairs of the Company and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

                                   ARTICLE X
                   Amendment of Certificate of Incorporation

     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI
                                   Existence

     The Company is to have perpetual existence.

                                  ARTICLE XII
                            Limitation of Liability

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this Article XII shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Company or stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE XIII
               Business Combinations with Interested Stockholders

     The Company shall be governed by Section 203 of the DGCL. Provided, however, notwithstanding anything herein contained to the contrary, the provisions of Section 203 of the DGCL shall not be applicable to John F. Terwilliger.

                                  ARTICLE XIV
                                Indemnification

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the DGCL ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XV
                     Transactions with Interested Parties

     No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of April, 2001.



                                    /s/ Norman T. Reynolds
                                    ------------------------------
                                    NORMAN T. REYNOLDS

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                         HOUSTON AMERICAN ENERGY CORP.

     Houston American Energy Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that:

     FIRST:  The name of the Company is Houston American Energy Corp.

     SECOND: The Board of Directors of the Company, acting pursuant to Section 141(f) of the Delaware General Corporation Law ("DGCL"), duly adopted a resolution proposing the amendment to the Certificate of Incorporation of the Company described below, declaring said amendment to be advisable and recommending its approval to the stockholders of the Company for consideration thereof, and the Company's stockholders have duly adopted such amendment in accordance with Section 228 of the DGCL.

     THIRD: The Certificate of Incorporation of the Company is hereby amended to effect an 11.403431 for one stock split of the Company's outstanding shares of common stock, par value $.001 per share, on the date hereof and immediately before the filing of this Certificate of Amendment, by adding the following language after the first paragraph of Article IV, Section 1:

"Simultaneously with the filing of this amendment (the "Effective Time"), each share of Common Stock issued and outstanding immediately before the Effective Time (such shares, the "Old Common Stock") shall automatically and without any action on the part of the holder thereof, be split, subdivided and changed into
11.403431 shares of Common Stock (such shares, the "Common Stock"). The number of shares of the Common Stock to be issued to each holder of Old Common Stock shall be rounded to the nearest whole share. In lieu of any fractional share to which any such holder would be entitled, the Company shall pay such holder an amount of cash equal to the fair value of such fractional share as of the Effective Time. Each holder of a certificate or certificates that immediately before the Effective Time represented outstanding shares of the Old Common Stock (the "Old Common Certificates") shall be entitled to receive, on surrender of the Old Common Certificates to the Company's secretary for cancellation, a certificate or certificates representing the number of shares of Common Stock (the "Common Certificates") into which and for which the shares of the Old Common Stock, formerly represented by the Old Common Certificates so surrendered, are being split and subdivided under the terms hereof. From and after the Effective Time, the Old Common Certificates shall represent only the right to receive the Common Certificates pursuant to the provisions hereof. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock for which Common Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered."

     FOURTH: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by John F. Terwilliger, its President, this 24/th/ day of September, 2001.

                                        HOUSTON AMERICAN ENERGY CORP.



                                        By /s/ John F. Terwilliger
                                           ----------------------------------
                                           John F. Terwilliger, President

THE STATE OF TEXAS   (s)
                     (s)
COUNTY OF HARRIS     (s)


     On this 24/th/ day of September, 2001, before me, the undersigned officer, personally appeared John F. Terwilliger, known personally to me to be the President of Houston American Energy Corp., and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.



                                        /s/ Gina DeHoyos
                                        ------------------------------------
                                        Notary Public/Commissioner of Oaths
(SEAL)                                  My Commission Expires:  09/28/2002
                                                                ------------

                                                                       Exhibit B

                                    BYLAWS
                                      OF
                         HOUSTON AMERICAN ENERGY CORP.


                                   ARTICLE I
                              Offices and Records

     1.1  Delaware Office.  The registered office of Houston American Energy
          ---------------
Corp. (the "Company") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     1.2  Other Offices.  The Company may have such other offices, either within
          -------------
or without the State of Delaware, as the Company's board of directors (the "Board of Directors") may from time to time designate or as the business of the Company may from time to time require, including, without limitation, the Company's principal business office in Houston, Texas.

     1.3  Books and Records.  The books and records of the Company may be kept
          -----------------
outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                  ARTICLE II
                                 Stockholders

     2.1  Annual Meeting.  The annual meeting of stockholders of the Company
          --------------
shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

     2.2  Special Meeting.  Subject to the rights of the holders of any series
          ---------------
of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), as designated in any resolutions adopted by the Board of Directors and filed with the State of Delaware (a "Preferred Stock Designation"), special meetings of the stockholders may be called by the Board of Directors or by one or more stockholders holding at least one-tenth of the shares entitled to vote at any such meeting.

     2.3  Place of Meeting.  The Board of Directors may designate the place of
          ----------------
meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal business office of the Company in Houston, Texas.

     2.4  Notice of Meeting.  Written or printed notice, stating the place, day
          -----------------
and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Company. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Paragraph 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     2.5  Quorum and Adjournment.  Except as otherwise provided by law or by the
          ----------------------
Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.6  Proxies.  At all meetings of stockholders, a stockholder may vote by
          -------
proxy executed in writing by the stockholder or as may be permitted by law, or by such stockholder's duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Company or such stockholder's representative at or before the time of the meeting.

     2.7  Notice of Stockholder Business and Nominations.
          ----------------------------------------------

          A.   Annual Meetings of Stockholders.
               -------------------------------

               (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Paragraph 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this Paragraph 2.7(A) and these Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Paragraph 2.7(A)(1) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal office of the Company not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of Paragraph 2.7(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

          B.   Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to Paragraph
2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by Paragraph 2.7(A)(2) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          C.   General.
               -------

               (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

               (2) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.8  Procedure for Election of Directors.  Election of directors at all
          -----------------------------------
meetings of the stockholders at which directors are to be elected may be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes cast at such meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

     2.9  Inspectors of Elections; Opening and Closing the Polls.
          ------------------------------------------------------

          A. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives of the Company, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.
If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law (the "DGCL").

          B. The secretary of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     2.10 Stockholder Action by Written Consent.  Any action required to be
          -------------------------------------
taken at any annual or special meeting of stockholders, or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                              Board of Directors

     3.1  General.  The powers of the Company shall be exercised by or under the
          -------
authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The Board of Directors shall be divided into three classes as provided in the Company's Certificate of Incorporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     3.2  Number, Tenure and Qualifications.  Subject to the rights of the
          ---------------------------------
holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors shall be fixed by, and may be increased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Each director shall hold office for the full term for which such director is elected and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation or these Bylaws. Directors need not be residents of the State of Delaware or stockholders of the Company.

     3.3  Place of Meeting; Order of Business.  Except as otherwise provided by
          -----------------------------------
law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

     3.4  Regular Meetings.  A regular meeting of the Board of Directors may be
          ----------------
held without other notice than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place, and charges thereof, for the holding of additional regular meetings without other notice than such resolution.

     3.5  Special Meetings.  Special meetings of the Board of Directors shall be
          ----------------
called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     3.6  Notice of Special Meetings.  Notice of any special meeting shall be
          --------------------------
given to each director at such director's business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least 24 hours before such meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

     3.7  Quorum.  A majority of the Board of Directors shall constitute a
          ------
quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     3.8  Vacancies.  Subject to the rights of the holders of any series of
          ---------
Preferred Stock to elect additional directors under specific circumstances, and except as provided in the Certificate of Incorporation, vacancies resulting from death, resignation or removal, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

     3.9  Executive and Other Committees.  The Board of Directors may, by
          ------------------------------
resolution adopted by a majority of the whole Board, designate an Executive Committee, and one or more additional committees, to exercise, subject to applicable provisions of law, such powers of the Board in the management of the business and affairs of the Company as set forth in said resolution, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

     A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Paragraph 3.6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Company; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

     3.10 Action Without a Meeting.  Unless otherwise restricted by the
          ------------------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or such committee, as the case may be, and filed with the Secretary.

     3.11 Board and Committee Telephone Meetings.  Subject to the provisions
          --------------------------------------
required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.12 Removal.  Subject to the rights of the holders of any series of
          -------
Preferred Stock to elect additional directors under specific circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE IV
                                   Officers

     4.1  Elected Officers.  The elected officers of the Company shall be a
          ----------------
Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, and such other officers (including, without limitation, a President and a Treasurer) as the Board of Directors from time to time may deem proper. The Chairman of the Board may also serve as the Chief Executive Officer. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective stockholders and of the Board of Directors.

     4.2  Election and Term of Office.  The elected officers of the Company
          ---------------------------
shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Paragraph 4.9 of these Bylaws, each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or until such officer shall resign.

     4.3  Chairman of the Board.  The Chairman of the Board shall preside at all
          ---------------------
meetings of the stockholders and of the Board of Directors. The Chairman shall make reports to the Board of Directors and the stockholders and shall perform all such other duties as are properly required of him by the Board of Directors.

     4.4  Chief Executive Officer.  The Chief Executive Officer shall be
          -----------------------
responsible for the general management of the affairs of the Company and shall perform all duties incidental to the Chief Executive Officer's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     4.5  President.  The President (if one shall have been chosen by the Board
          ---------
of Directors) shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Company's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts, and other instruments of the Company as authorized by the Board of Directors.

     4.6  Vice Presidents.  Each Vice President shall have such powers and
          ---------------
perform such duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Company.

     4.7  Secretary.  The Secretary shall give, or cause to be given, notice of
          ---------
all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and attest to the same.

     4.8  Treasurer.  The Treasurer, if there is one, shall have the custody of
          ---------
the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     4.9  Removal.  Any officer elected by the Board of Directors may be removed
          -------
by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such officer's successor or such officer's death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

     4.10 Vacancies.  A newly created office and a vacancy in any office
          ---------
because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                   ARTICLE V
                       Stock Certificates and Transfers

     5.1  Stock Certificates and Transfers.
          --------------------------------

          A. The interest of each stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated. The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

          B. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE VI
                                Indemnification

     6.1  Mandatory Indemnification.  Each person who was or is made a party or
          -------------------------
is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a "Proceeding"), by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Company from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding if it is determined that he acted in good faith and reasonably believed (A) in the case of conduct in his official capacity on behalf of the Company that his conduct was in the Company's best interests, (B) in all other cases, that his conduct was not opposed to the best interests of the Company, and (C) with respect to any Proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and shall not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any Proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     6.2  Determination of Indemnification.  Any indemnification under the
          --------------------------------
foregoing Paragraph 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct. Such determination shall be made (A) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; (B) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding; (C) by special legal counsel (in a written opinion) selected by the Board of Directors or a committee of the Board of Directors by a vote as set forth in clause (A) or (B) of this Paragraph

6.2, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (D) by the stockholders of the Company in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

     6.3  Advance of Expenses.  Reasonable expenses, including court costs and
          -------------------
attorneys' fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a Proceeding, by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination specified in the foregoing Paragraph 6.2, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Article 6. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

     6.4  Permissive Indemnification.  The Board of Directors of the Company may
          --------------------------
authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company.

     6.5  Nature of Indemnification.  The indemnification and advancement of
          -------------------------
expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.6  Insurance.  The Company shall have the power and authority to purchase
          ---------
and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Company would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (A) create a trust fund; (B) establish any form of self-insurance; (C) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (D) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     6.7  Notice.  Any indemnification or advance of expenses to a present or
          ------
former director of the Company in accordance with this Article 6 shall be reported in writing to the stockholders of the Company with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission of a consent to action without a meeting and, in any case, within the next twelve month period immediately following the indemnification or advance.

     6.8  Change of Control.  Following any "change of control" of the Company
          -----------------
of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

     6.9  Amendment.  Any amendment or repeal of this Article VI shall not
          ---------
adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE VII
                           Miscellaneous Provisions

     7.1  Fiscal Year.  The fiscal year of the Company shall be determined by
          -----------
resolution of the Board of Directors.

     7.2  Dividends.  The Board of Directors may from time to time declare, and
          ---------
the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     7.3  Seal.  The corporate seal may bear in the center the emblem of some
          ----
object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Houston American Energy Corp."

     7.4  Waiver of Notice.  Whenever any notice is required to be given to any
          ----------------
stockholder or director of the Company under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.

     7.5  Audits.  The accounts, books and records of the Company shall be
          ------
audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

     7.6  Resignations.  Any director or any officer, whether elected or
          ------------
appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                 ARTICLE VIII
                                  Amendments

     8.1  Amendments.  These Bylaws may be amended, added to, rescinded or
          ----------
repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed.

     Adopted April 2, 2001.

                                    /s/ John F. Terwilliger
                                    -----------------------------------
                                    JOHN F. TERWILLIGER, Secretary

                                  APPENDIX B

                        TEXAS BUSINESS CORPORATION ACT

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

     (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

         (a) listed on a national securities exchange;

         (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

         (c) held of record by not less than 2,000 holders;

     (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

         (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

             (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

             (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

             (iii) held of record by not less than 2,000 holders;

         (b) cash in lieu of fractional shares otherwise entitled to be received; or

         (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12.  Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any intere st in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located `asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.